Amendment No. 4 as filed with the Securities and Exchange Commission on August 31, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WALL STREET ACQUISITIONS CORP.

Delaware	1040	30-0965482
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4440 S. PIEDRAS DR, SUITE 205

SAN ANTONIO, TX 78228

(210) 468-5356

(Executive Offices)

JIMMY RAMIREZ

President

4400 S. PIEDRAS DR, SUITE 205

SAN ANTONIO, TX 78228

Telephone (210) 888-1514

Electronic Fax (956) 242-0147

(Agent for Service)

Copies to:

FRANKLIN OGELE, ESQ.

FRANKLIN OGELE, P.A.

ONE GATEWAY CENTER, SUITE 2600

NEWARK, NEW JERSEY 07102

(973) 277-4239

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

i

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large, accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large, accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large, accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount fee(1)
Common Stock Offered by the Company	3,000,000	$7.00	$21,000,000	$2,291
Common Stock Offered By Selling Stockholders	300,000	$7.00	$2,100,000	$230

(1)	This is an initial offering, and no current trading market exists for our common stock.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED

WALL STREET ACQUISITIONS CORP

3,000,000 SHARES OF COMMON STOCK OFFERED BY WALL STREET ACQUISITIONS CORP

300,000 SHARES OF COMMON STOCK OFFERED BY SELLING STOCKHOLDERS $7.00 PER SHARE

NO MINIMUM

This prospectus relates to both (i) the initial public offering of the common stock of Wall Street acquisitions Corp, a Delaware corporation (“WSAC,” the “Company,” “we,” “us,” ”our” and words of similar import), in which we are offering a maximum of 3,000,000 of our common stock, and (ii) the resale by certain Selling Stockholders of WSAC of up to 300,000 shares of common stock held by Selling Stockholders of WSAC. While we will receive proceeds from our own sale of our common stock, we will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. Any purchaser of common stock in the offerings may be the only purchaser, given the lack of a minimum offering amount.

In our initial public offering, we are offering for sale a total of 3,000,000 shares of common stock at a fixed price of $7.00 per share for the duration of the offering. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis, which means our management will attempt to sell the shares. This prospectus will permit our President, Jimmy Ramirez to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Ramirez will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The shares will be offered at a fixed price of $7.00 per share for the duration of the offering, which is a period of 18 months from the effective date of this prospectus. Mr. Jimmy Ramirez and Franklin Ogele, Vice President/General Counsel are the two Selling Stockholders. The Selling Stockholders will not sell any of their 300,000 shares until the Company sells all of the 3,000,000 shares registered herein or the Offering is terminated as provided in this Registration Statement whichever occurs earlier. In the resale by Selling Stockholders, the Selling stockholders will be offering their shares of common stock at a fixed price of $7.00 per share, for the duration of the offering, until our shares are listed on a national securities exchange or quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Each of the Selling Stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds to be received by the Selling Stockholders is $1,887,000 assuming that the selling shareholders sell all 300,000 shares they are collectively offering.

We may also engage registered broker-dealers and FINRA member firm to distribute the offering. As of the date of this Registration Statement, (i) no selling agreements had been entered into by us with any broker-dealer firms. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

We have not made any arrangements to place funds received from share subscriptions in an escrow, trust, or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

As there is no existing market for our common stock, the Selling Stockholders will sell their shares of common stock at the fixed price of $7.00 per share until our shares are listed on a national securities exchange or quoted on the OTC Bulletin Board (“OTCBB”) at which time they may sell the shares at the prevailing market prices or at privately negotiated prices. If the Selling Stockholders were to sell all 300,000 Secondary Offering shares at the fixed price of $7.00 per share, the Selling Stockholders would realize gross proceeds of $2,100,000. Because it is impossible to estimate the total amount of any sales commissions or other costs associated with such sales, it is impossible to estimate the net proceeds to be received by the Selling Stockholders in such a case. However, we estimate the Selling Stockholders will net about $1,887,000 if the entire 300,000 shares were sold. Thereafter, the Selling Stockholders may offer their shares at prevailing market prices or at privately negotiated prices. Because such prices are currently unknown, it is impossible to determine the Selling Stockholders’ net proceeds of all of their shares of common stock are sold. Each of the Selling Stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this Registration Statement and future filings after this Offering.

There shall be no minimum amount invested before the Company shall have access to the proceeds. The Offering will terminate upon the earlier of (i) such time as all of the shares of Common Stock have been sold pursuant to this Registration Statement or (ii) 548 [18 months] days from the effective date of this Registration Statement, unless extended by the Company’s directors, in their sole discretion, for an additional 90 days (iii)We may however, at any time and for any reason, terminate the Offering without notice to or consent from any purchaser of shares of Common Stock in the Offering.

The proceeds from the sale of the shares of Common Stock will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed pursuant to this Registration Statement. All proceeds from the sale of the shares of Common Stock are non-refundable, except as may be required by applicable laws. The Company will receive the proceeds from the sale of shares offered herein; all expenses incurred in this Offering are being paid for by the Company.

There has been no public trading market for the Common Stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCBB operated by the Financial Industry Regulatory Authority (“FINRA”). There is no assurance that the shares of Common Stock will ever be quoted on the OTCBB. To be quoted on the OTCBB, a market maker must apply with the Financial Industry Regulatory Authority (“FINRA”) to make a market in our Common Stock. As of the date of this Registration Statement, we have not engaged in preliminary discussions with a FINRA market maker regarding participation in a future trading market for our securities; however, no filing with FINRA has been made.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGE 4 BEFORE BUYING ANY SHARES OF WALL STREET ACQUISITIONS CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

			Underwriting
		Price to	Discounts and	Offering	Proceeds
	# of Shares	Public	Commission (1)	Expenses (2)	to Issuer

One Share	1	$7.00	$0.70	$0.01	$6.29

All Shares	3,000,000	$7.00	$0.70	$0.01	$6.29

(1) We estimate 10% commission for underwriters and broker-dealers.

(2) We estimate the Offering Expenses consisting of legal and accounting fees to be $100,000.

In the resale by certain Selling Stockholders, the Selling stockholders will be offering their shares of common stock at a fixed price of $7.00 per share, for the duration of the offering, until our shares are listed on a national securities exchange or quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Each of the Selling Stockholders may be deemed to be an “underwriter” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds to be received by the Selling Stockholders is estimated at $1,887,000 assuming that the selling shareholders sell all 300,000 shares they are collectively offering.

Subject to Completion, Dated August 31, 2022

v

WALL STREET ACQUISITIONS CORP.

4440 S. PIEDRAS DR, SUITE 205

SAN ANTONIO, TX 78228

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “the Company,” “we,” “us,” “our” and are to Wall Street Acquisitions Corp. The Selling Shareholders are referred to herein as “the Selling Shareholders”

GENERAL INFORMATION ABOUT OUR COMPANY

Wall Street Acquisitions Corp was incorporated in the State of Delaware on December 2, 2016. On February 24, 2017, the Company filed a Form 10-12G pursuant to the Exchange Act of 1934 to register 3,000,000 shares of common stock. On September 17, 2019, the Company acquired, in a stock-for-stock exchange transaction, all the issued and outstanding shares of WSA Gold & Minerals, Inc., a Texas corporation (“WSA Gold”). WSA Gold is the owner of various mining properties in Nevada, New Mexico, and Arizona. In the stock-for-stock exchange transaction, 85% of the Company’s shares was retained by Mr. Ramirez, President, and sole shareholder of WSA Gold while Mr. Ogele retained 15% interest in the Company which allocation is memorialized in the Shareholders Agreement. Mr. Ogele also stepped down as President and Director of the Company and Mr. Ramirez was elected President, CEO and Director of the Company. We plan to enter into the gold mining space through the exploitation of the mining properties in Nevada, New Mexico, and Arizona. On April 27, 2020, the Company amended the Certificate of Incorporation raising the authorized common stock to 600,000,000 shares at $.0001 par value. We are in the excavation stage of our planned mining operations. See Exhibit 10.7 - Share Purchase and Merger Agreement.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). The Offering is being conducted on a “best efforts” basis and there is no minimum number of Shares that must be sold. Accordingly, all funds raised in this Offering will become immediately available to us and may be used as they are accepted. Investors will not be entitled to a refund and could lose their entire investment.

There is no assurance that we will generate additional revenue in the first 12 months after completion of our offering or ever generate more revenue.

We are exploration stage company and have a limited operating history. Except as disclosed per Exhibit 10.2 to this Registration Statement, we do not currently have any arrangements for additional financing. If the offering proceeds are less than registration costs, Mr. Ramirez has agreed to loan the Company money to complete the registration process. However, he is not under any legal obligation to fund the registration costs. The loan would be necessary if the proceeds from this offering is not sufficient to maintain our reporting status. Mr. Ramirez has so far advanced us $51,852 on the $100,000 promissory note. The loan is a zero % interest bearing note due on September 30, 2022 Mr. Ogele has also advanced us $15,166 under the same terms. In addition, Global Mortgage Banking, a company owned by Mr. Ramirez, loaned us $2,050.00 under similar terms. Ramirez, Ogele and Global Mortgage Banking will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. See Exhibit 10.2

Our principal executive offices are located at 4440 S. Piedras Drive, San Antonio, TX 78228. Our phone no is 210-468-5356.

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception on December 2, 2016 through March 31, 2022 reports $241 in cash balance and an accumulated deficit of $293,822. Our independent registered public accounting firm has issued an audit opinion that includes a statement expressing substantial doubt as to our company’s ability to continue as a going concern.

This Offering is being conducted on a “best efforts” basis by our officers, directors, and employees, and may be offered through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”), or through other independent referral sources. Our executive officers, directors and employees will not receive any commission or any other remuneration for any sales of Shares. In offering Shares on our behalf, our executive officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

Securities Being Offered:	We are offering up to 3,000,000 shares of common stock (the Primary Offering”). The Selling Stockholders are hereby offering up to 300,000 shares of common stock (the “Secondary Offering”).

Offering Price:	We will offer our shares of common stock at a price of $7.00 per share. The Selling Stockholders will also offer and sell their shares of common stock at a fixed price of $7.00 per share for the duration of the offering until our shares are listed on a national securities exchange or quoted on the OTCBB.

Duration of the Offering:	The Offering will terminate upon the earlier of (i) such time as all of the shares of Common Stock have been sold pursuant to this Registration Statement or (ii) 548 days (18 months) from the date the Registration Statement is declared effective, unless extended by the Company’s directors, in their sole discretion, for an additional 90 days (iii)We may however, at any time and for any reason, terminate the Offering without notice to or consent from any purchaser of shares of Common Stock in the Offering.

Gross Proceeds	$21,000,000

Securities Authorized, Issued and Outstanding:	600,000,000 Common Stock Authorized of which 133,333,333 is issued and outstanding and held by two shareholders as follows: Jimmy Ramirez: 113,333,333 and Franklin Ogele: 20,000,000 reflecting the 85%;15% ownership of the Company by Jimmy Ramirez and Franklin Ogele. See “Securities Ownership of Certain Beneficial Owners and Management” The Company will sell 3,000,000 shares in the Primary Offering to the public which proceeds will go to the Company and the Selling Shareholders will sell 300,000 shares in the Secondary Offering which proceeds will go directly to them as Selling Stockholders. If we sell all the 3,000,000 shares of the Primary Offering and 300,000 shares of the Secondary Offering, there will be 136,033,333 shares issued and outstanding, consisting of the 133,033,333 shares held by Ramirez and Ogele and 3,300,000 shares in public hands.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $100,000.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Selected Financial Data

The Following financial information summarizes the Company’s financial condition for period ended March 31, 2022.

As of period ended March 31, 2022
Balance Sheet
Total Assets	$18,645
Total Liabilities	$285,028
Stockholders’ Deficit	$293,822

As of period ended March 31, 2022
Income Statement
Revenue	$0
Total Expenses	$60,207
Net Loss	$60,207

RISK FACTORS

Ownership of the common stock involves certain risks. You should carefully consider the risks and uncertainties described in evaluating an investment in the common stock.

Risks Related to Our Business

We have a limited operating history and may not be successful in developing profitable business operations.

We have a limited operating history having been incorporated only in December 2016 and executed a business combination with WSA Gold only in September 2019. Our business operations must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the mining space. As of the date of this prospectus, we have no revenues, except mining properties which are yet to be exploited or excavated. We have an insufficient history at this time on which to base an assumption that our business operations will prove to be successful in the long-term. Our future operating results will depend on many factors, including:

●	our ability to raise adequate working capital;
●	the success of our mining projects;
●	the demand for commodities such as gold;
●	the volatility of commodities prices;
●	the level of our competition;
●	our ability to attract and maintain key management and employees; and
●	our ability to efficiently mine gold from our properties and maintain relationships with third parties, such as refineries and contractors in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations in the future, we must, alone or with others, successfully manage the factors stated above, as well as continue to develop ways to enhance our production efforts. Despite our best efforts, we may not be successful in our efforts to execute on our mining projects or obtain required regulatory approvals.

The value of our property is subject to volatility in the price of gold and any other deposits we may seek or locate.

Our profitability will be significantly affected by changes in the market price of gold and silver, and other minerals. These mineral prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. For example, the price of gold can be influenced by the sale or purchase of gold by central banks and financial institutions; interest rates; currency exchange rates; speculation; inflation or deflation; fluctuation in the value of the United States dollar and other currencies; global and regional supply and demand, including investment, industrial and jewelry demand; and the political and economic conditions of major gold producing countries throughout the world, such as Russia and South Africa. The price of gold and other minerals has fluctuated widely in recent years, and a decline in the price of gold or other minerals could cause a significant decrease in the value of our property, limit our ability to raise money, and render continued exploration and development of our property impracticable. If that happens, then we could lose our rights to our property and be compelled to sell some or all of these rights. Additionally, the future development of our mining properties is heavily dependent upon the level of metals prices remaining sufficiently high to make the development of our property economically viable. An investor may lose its investment if the price of these minerals substantially decreases. The greater the decrease in the price of gold or other minerals, the more likely it is that an investor will lose money.

We do not know if our properties actually contain any gold, silver, copper, or other precious minerals that can be mined at a profit.

Our mining properties have been studied and explored. Although the study report, specifically, the National Reserve Estimate – National Instrument 43-101 Technical Report indicates presence of precious mineral deposits, including, but not limited to gold; we cannot guarantee that the precious metals can be mined at profit. Whether a precious mineral deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of the gold or other mineral which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection.

We are a junior mining company with limited operating mining activities, and we may not be able to increase our mining activities in the future.

Our business is mining for gold, silver, and other precious minerals. Mining operations in the United States are subject to many different federal, state, and local laws and regulations, including stringent environmental, health and safety laws. In the event we increase operations on our mining properties, it is possible that we will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to our mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, adversely affecting any potential mining operations. Our future mining operations may also be subject to liability for pollution or other environmental damage. We are not currently insured against this risk because of high insurance costs.

We are a mining business in the exploration stage, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We are considered an “junior mining company.” Junior mining companies typically have proven and probable reserves of less than one million ounces of gold, generally produce less than 100,000 ounces of gold annually, and/or are in the process of trying to raise enough capital to fund the remainder of the steps required to move from a staked claim to production. As a junior mining company in a highly competitive industry, we have little operating history, few substantial tangible assets, no customer base, and no revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays, and difficulties frequently encountered in establishing a business in an industry characterized by intense competition, including:

●	our business model and strategy are still evolving and are continually being reviewed and revised;
●	we may not be able to raise the capital required to develop our initial customer base and reputation;
●	we may not be able to successfully implement our business model and strategy; and
●	our management consists of two people: Jimmy Ramirez President/CEO and Franklin Ogele, Vice President, and General Counsel.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Our failure to protect our mineral property rights may significantly impair our competitive advantage.

Our success and ability to compete depend in large part upon protecting our mineral property rights. We rely on a combination of fund raising and deferred financing to protect our property rights. The steps we have taken may not be sufficient to prevent the expiration of these rights.

We may face costly claims against our mineral property rights, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we could receive communications from third parties asserting that they have certain property rights. If anticipated claims arise, we will evaluate their merits. Any claims brought by third parties could result in protracted and costly litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our property rights or to defend us against claims by others. Any litigation could have a material adverse effect on our business, financial condition, and results of operations.

We will incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

Historically, we have not been timely in meeting our required periodic reporting requirements under the Securities Exchange Act of 1934, as amended. As a result, we will be ineligible to use Form S-3 or Form S-4 for a period of time. This may adversely affect our ability to engage in certain types of corporate acquisition and capital-raising transactions.

As a result of our delayed filing of certain of our periodic reports, we will be ineligible to register our securities on Form S-3 or Form S-4 for sale by us or resale by other security holders until we have timely filed all periodic reports under the Securities Exchange Act of 1934 for a period of time. In the meantime, we have the ability to use Form S-1 to raise capital or complete acquisitions. The need to use Form S-1, and the inability to use Form S-3 or Form S-4, could increase our transaction costs and adversely affect our ability to engage in certain types of corporate acquisition and capital-raising transactions until we regain our S-3/S-4 eligibility.

The nature of mineral excavation and production activities involves a high degree of risk and the possibility of uninsured losses that could materially and adversely affect our operations.

Our efforts will be subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, including, but not limited to:

●	Economically insufficient mineralized material;

●	Fluctuations in production costs that may make mining uneconomical;

●	Labor disputes;

●	Unanticipated variations in grade and other geologic problems;

●	Environmental hazards;

●	Water conditions;

●	Troublesome surface or underground conditions;

●	Industrial accidents;

●	Metallurgical and other processing problems;

●	Mechanical and equipment performance problems;

●	Failure of pit walls or dams;

●	Unusual or unexpected rock formations;

●	Personal injury, fire, flooding, cave-ins, and landslides; and

●	Decrease in reserves due to a lower gold price.

Any of these risks can materially and adversely affect, among other things, the development of mineral properties, production quantities and rates, costs and expenditures, and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we will incur a write-down of our investment in these interests. All of these factors may result in losses proportionate to amounts spent, which may not be recoverable.

The potential profitability of mineral ventures depends in part upon factors beyond our control and even if we discover and exploit mineral deposits, we may never become commercially viable, and we may be forced to cease operations.

The commercial feasibility of mineral properties is dependent upon many factors beyond our control, including the existence and size of mineral deposits in the properties, the proximity and capacity of processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production, and environmental regulation. These factors cannot be accurately predicted and any one or more of these factors may result in our Company not receiving an adequate return on invested capital. These factors may have material and negative effects on our financial performance and our ability to continue operations.

Mining activities are subject to comprehensive regulation, which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on our company.

Mining activities are subject to various laws, regulations and policies governing prospecting, mine development, mineral production, removal, and transport of natural resources, as well as discharge of materials into the environment. Mining activities are also subject to various regulations regarding taxation, import and export, labor standards, occupational health standards, safety standards, waste disposal, toxic substances, land use, water use, environmental protection, and other matters.

Permits from various governmental authorities are required for mining operations to be conducted, and no assurance can be given that such permits will be successfully obtained. Environmental and other legal standards imposed by governmental authorities may be changed, and any such change may prevent us from conducting planned activities, or increase our costs of doing so, which could have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on our business operations. Additionally, we may be subject to liability for pollution or other environmental damages, which we may not be able to insure against due to prohibitive premium costs and other financial and practical considerations. Any laws, regulations, or policies of any government body or regulatory agency may be changed, applied, or interpreted in a manner which will alter and negatively affect our ability to carry on our business. We cannot assure you that new rules and regulations will not be enacted, or that existing rules and regulations will not be applied in a manner which could limit or curtail our exploration or development activities on our properties.

We believe that we are in compliance with all material laws and regulations that currently apply to our activities, but there can be no assurance that we can continue to remain in compliance. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such necessary approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Our property title may be challenged. We are not insured against any challenges, impairments or defects to our mineral claims or property title.

Our property is comprised of patented and unpatented lode claims created and maintained in accordance with the federal General Mining Law of 1872. Unpatented lode claims are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented lode claims is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations under the General Mining Law. Until the claims are surveyed, the precise location of the boundaries of the claims may be in doubt and our claims subject to challenge. If we discover mineralization that is close to the claims’ boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals. This uncertainty leaves us exposed to potential title suits. Defending any challenges to our property title will be costly and may divert funds that could otherwise be used for exploration activities and other purposes. In addition, unpatented lode claims are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting our discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our property. We are not insured against challenges, impairments, or defects to our property title, nor do we intend to carry title insurance in the future.

We may not be able to maintain the infrastructure necessary to conduct mining activities.

Our mining activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our mining activities and financial condition.

Our mining activities may be adversely affected by the local climate.

The local climate sometimes affects our mining activities on our properties. Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our property, or could occasionally prevent us temporarily from conducting mining activities on our property. Because of their rural location and the lack of developed infrastructure in the area, our mineral properties in Utah are occasionally impassible during the winter season. During this time, it may be difficult for us to access our property, maintain production rates, make repairs, or otherwise conduct mining activities on them.

Risks Relating to the Mining Industry

Mining for precious metals is an inherently speculative business. The properties on which we have the right to mine for precious minerals are not known to have any proven or probable reserves. If we are unable to extract gold, silver, or any other resources which can be mined at a profit, our business could fail.

Natural resource mining, and precious metal mining, in particular, is a business that by its nature is speculative. There is a strong possibility that we will not discover gold, silver, or any other resources which can be mined or extracted at a profit. Even if we do discover and mine precious metal deposits, the deposits may not be of the quality or size necessary for us or a potential purchaser of the property to make a profit from mining it. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological formations, geological formation pressures, fires, power outages, labor disruptions, flooding, explosions, cave-ins, landslides, and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits. If we are unable to extract gold, silver, or any other resources which can be mined at a profit, our business could fail.

Our business is subject to extensive environmental regulations which may make exploring or mining prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations which can make exploration expensive or prohibit it altogether. The regulations include, but are not limited to, The Mine Safety and Health Act, The National Environmental Policy Act, The Clean Air Act, The Resource Conservation and Recovery Act, The Clean Water Act, The Toxic Substances Control Act and The Comprehensive Environmental Response, Compensation and Liability Act. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration. This may adversely affect our financial position, which may cause loss of investor investment. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state, and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws. We will be required to post substantial bonds under various laws relating to mining and the environment and may in the future be required to post further bonds to pursue additional activities. We may be unable or unwilling to post such additional bonds which could prevent us from realizing any commercial mining success or commencing mining activities. We estimate that compliance with existing government environmental regulations will costs us approximately $200,000 which amount we have incorporated in our Use of Proceeds table.

Market forces or unforeseen developments may prevent us from obtaining the supplies, equipment, and skilled manpower necessary to explore for mineral resources.

Precious metals exploration, and resource exploration in general, is a very competitive business. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration and production activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration and production programs. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment, supplies and skilled manpower needed for our various exploration and production programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

Risks Relating to Our Organization and Common Stock

We are in an early stage of development. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated in December 2016. We have no production, no customers, and we have not earned any revenues to date. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. Our primary business activities will be focused on exploitation of our mining properties. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

There is currently no market for our common stock, and we cannot ensure that one will ever develop or be sustained.

There is currently no public market for our common stock. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. If an active market is established, the market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low-priced shares of common stock as collateral for any loans.

We are subject to the reporting requirements of federal securities laws, and compliance with such requirements can be expensive and may divert resources from other projects, thus impairing our ability to grow.

We are subject to the information and reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Act Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we were privately held.

It may be time consuming, difficult, and costly for us to develop, implement and maintain the internal controls and reporting procedures required by the Sarbanes-Oxley Act and the Dodd-Frank Act. We may need to hire additional financial reporting, internal controls, and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with any policies and procedures may deteriorate.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these rules and regulations to increase our compliance costs in 2021 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Our stock price may be volatile.

If a market for our common stock is ever established, the market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	our inability to maintain existing permits;

●	changes in the prices of gold and silver;

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

●	our ability to execute our business plan;

●	sales of our common stock;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results; and inability to develop or acquire new or needed technology.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules promulgated by the Commission, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock.

Our auditor indicated that certain factors raise substantial doubt about our ability to continue as a going concern.

We are a startup and our ability to survive as a going concern is not assured. As of March 31, 2022 we have only $224 cash; our accumulated deficit from December 2, 2016 inception to March 31, 2022 is $293,822. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations for our normal business operations when they come due. Management’s plan to address our ability to continue as a going concern includes: (1) obtaining debt or equity funding from private placement or institutional sources; (2) obtaining loans from financial institutions, where possible, or (3) participating in joint venture transactions with third parties. Although management believes that it will be able to obtain the necessary funding to allow us to remain a going concern through the methods discussed above, there can be no assurances that such methods will prove successful. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our officers and directors control a significant percentage of our current outstanding common stock, and their interests may conflict with those of our stockholders.

As of the date of this prospectus, our executive officers and directors collectively and beneficially own all the issued and outstanding common stock. If we sell all the 3,000,000 shares in the Primary Offering and the Selling Stockholders sell all the 300,000 shares of the Secondary Offering registered herein, there will be 136,033,333 shares issued and outstanding, consisting of the 133,033,333 shares held by Ramirez and Ogele and 3,300,000 shares in public hands. This concentration of voting control, including the Company’s ability to issue more shares, gives our executives and directors substantial influence over any matters which require a stockholder vote, including without limitation the election of directors and approval of merger and/or acquisition transactions, even if their interests may conflict with those of other stockholders. It could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of us. This could have a material adverse effect on the market price of our common stock or prevent our stockholders from realizing a premium over the then prevailing market prices for their shares of common stock. See also Security Ownership of Certain Beneficial Owners and Management.”

Our Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to fully implement our business plan and our investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose their entire investment.

We have broad discretion in how we use the net proceeds of this Offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this Offering and could use them for purposes other than those contemplated at the time of this Offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our Common Stock.

Although we may ultimately engage underwriters for the Offering, for the moment, we plan to sell the shares of this Offering without an underwriter and may be unable to sell any shares.

This Offering is “self-underwritten” meaning we intend to sell it ourselves through our officers, directors, and employees under Rule 3a4-1 of the Securities Exchange Act of 1934. However, we will not receive any sales commission for our sales efforts. In addition, the offering will be conducted on a “best efforts” basis meaning we would do our best to sell it. Since this is a “best efforts” endeavor, there is no guarantee that we will be able to sell any of the shares. Unless we are successful in selling all of the shares in this Offering, we may have to seek alternative financing to implement our business plan. Nevertheless, we reserve the right to offer the stocks through broker-dealers who are registered with the Financial Industry Regulatory Authority (“FINRA”). As of the date of this Registration Statement, no selling agreements had been entered into by us with any broker-dealer firms.

We will incur ongoing costs and expenses for Commission reporting and compliance. Without sufficient funds, we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We estimate our total offering costs to be $100,000 in legal fees and accounting costs. If we experience a shortage of funds prior to funding, Mr. Jimmy Ramirez has agreed to loan us money to pay for offering costs, filing fees, and professional fees and correspondence with our shareholders. The loan amount may not exceed $100,000. Mr. Ramirez has already advanced $51,852 to us. Mr. Ogele has also advanced us $15,166. In addition, Global Mortgage Banking, a company owned by Mr. Ramirez, loaned us $2,050.00 under similar terms. Loan agreements are filed as Exhibit 10.2 to this Registration Statement. In order for us to remain in compliance with the filing requirements, including annual, quarterly, and current reports, or other information with the Commission as provided by the Exchange Act, we will require funds to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues or raise sufficient capital to remain in compliance, we may have to curtail our business plan and it may be difficult for you to resell any shares you may purchase, if at all.

There presently no market for our common stock.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCBB. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market, or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTCBB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30-to-60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved, and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Because the offering price has been arbitrarily set by the Company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed only in December 2016 and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

The Company’s investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 600,000,000 shares of common stock, par value $0.0001 per share. If we sell the 3,000,000 shares being offered in this offering, and the 300,000 shares being offered by the Selling Stockholders, we will have 136,033,333 shares issued and outstanding consisting of 133,033,333 shares held by Ramirez and Ogele and 3,300,000 shares in public hands. Additionally, the Company has entered into a Shareholders Agreement pursuant to which Ramirez and Ogele would always own the Company on 85%:15% pro rata basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock. See “Dilution.” See also Security Ownership of Certain Beneficial Owners and Management.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

Our stockholders could sell substantial amounts of common stock in the public market, including shares sold upon the filing of a registration statement that registers such shares and/or upon the expiration of any statutory holding period under Rule 144 of the Securities Act of 1933 (the “Securities Act”), if available, or upon the expiration of trading limitation periods. Such volume could create a circumstance commonly referred to as a market “overhang” and in anticipation of which the market price of our common stock could fall. Additionally, we have a large number of warrants that are presently exercisable. The exercise of a large amount of these securities followed by the subsequent sale of the underlying stock in the market would likely have a negative effect on our common stock’s market price. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to secure additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our directors and officers have rights to indemnification.

Our Amended Certificate of incorporation and Bylaws provide, as permitted by governing Delaware law, that we will indemnify our directors, officers, and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer, or employee of the company. The inclusion of these provisions in the Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Additionally, although our bylaws designate the Court of Chancery of the State of Delaware as exclusive forum for adjudication, including certain litigation and derivative action, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933. Moreover, the forum selection provisions in our Bylaws does not apply to actions arising under the Securities Act or the Exchange Act. See Bylaws of Wall Street Acquisitions Corp.

We do not anticipate paying any cash dividends on our common stock.

We do not anticipate paying cash dividends on our common stock for the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business strategy; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, and intentions that are not historical facts, and other statements identified by words such as “may,” “will,” “expects,” believes,” “plans,” “estimates,” “potential,” or “continue,” or the negative thereof or other and similar expressions are forward-looking statements. In addition, in some cases, you can identify forward-looking statements by words of phrases such as “trend,” “potential,” “opportunity,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. In addition to the factors set forth in this prospectus the following factors, among others, could cause actual results to differ materially from the anticipated results: commodities prices; our ability to raise or access capital; general economic or industry conditions, nationally and/or in the communities in which our company conducts business; changes in the interest rate environment; legislation or regulatory requirements; conditions of the securities markets; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; and other economic, competitive, governmental, regulatory and technical factors affecting our operations, products and prices. All forward-looking statements speak only as of the date of this prospectus or, in the case of any documents incorporated by reference in this prospectus, the date of such document, in each case based on information available to us as of such date, and we assume no obligation to update any forward-looking statements, except as required by law.

USE OF PROCEEDS

Our public offering of 3,000,000 is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The net proceeds from the 3,000,000 shares offered herein at a price fixed at $7.00 per share, which will go the Company, will vary depending upon the total number of shares sold. Regardless of the number of shares sold, we expect to incur offering expenses estimated at $100,000 for legal, accounting, printing, and other costs in connection with this offering. We will not receive any proceeds from the sale of 300,000 shares by the Selling Stockholders. We will not maintain an escrow account for the receipt of proceeds from the sale of our shares. Proceeds of the 3,000,000 shares will go directly to the Company’s operating account.

The following table sets forth the uses of proceeds from the primary offering would be used assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $21,000,000 as anticipated.

	25% of	50% of	75% of	100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

Gross Proceeds from Offering	$5,250,000	$10,500,000	$15,750,000	$21,000,000

Excavation Costs	$1,465,750	$2,881,500	$4,297,250	$5,933,000
Geological Consulting
and Assays	$150,053	$150,053	$150,053	$150,053
Core Storage	$25,000	$50,000	$75,000	$100,000
Refining Equipment
and Labor	$1,375,237	$2,750,434	$4,226,710	$5,500,947
Coring	$625,000	$1,250,000	$1,875,000	$2,500,000
Future Geological Consulting	$450,000	$900,000	$1,350,000	$1,800,000
Environmental Compliance	$50,000	$100,000	$150,000	$200,000
Bonding	$5,000	$10,000	$15,000	$20,000
Legal/SEC Comp/Acct’g	$100,000	$100,000	$100,000	$100,000
General / Administrative
Salaries Inclusive of
Projected Salaries for
President - Ramirez and
VP/Gen. Counsel – Ogele	$225,000	$350,000	$450,000	$600,000
Travel/Entertainment	$18,750	$37,500	$56,250	$75,000
Public Relations /
Press Releases	$4,500	$9,000	$13,500	$18,000
Web Development	$2,500	$5,000	$7,500	$10,000
Equipment/Supplies Costs	$622,710	$1,748,513	$2,798,237	$3,789,000
Transfer Agent	$2,500	$5,000	$7,500	$10,000
Nasdaq Listing	$100,000	$100,000	$100,000	$100,000
Bureau of Mining Fees	$3,000	$3,000	$3,000	$3,000
Food Shelter on Sites	$25,000	$50,000	$75,000	$100,000

Total Costs	$5,250,000	$10,500,000	$15,750,000	$21,000,000

(1)	Expenditures for 12 months following the completion of this Offering.

(2)	Our Offering Expenses is projected to be $100,000, consisting of estimated $60,000 for legal fees for drafting this Registration Statement and $40,000, accounting, printing, and other costs. Legal drafting fees will be reimbursed to Franklin Ogele, P.A. from proceeds of this Offering.

(3)	We project our NASDAQ listing will cost $100,000.

(4)	Environmental compliance is based on $20,000 for each mine if we disturb more than 5 acres per mine.

The above figures represent only estimated costs. All proceeds will be deposited into our corporate bank account. Any funds that we raise from our offering of 3,000,000 shares will be deposited in a Company bank account immediately available for our use and will not be returned to investors. We do not have any arrangements to place the funds received from the 3,000,000 shares in an escrow, trust, or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the offering price of the 3,000,000 shares being offered by the Company. The price was arbitrarily determined by us and does not bear any relationship to any objective criterion of value. In determining the number of shares to be offered and the offering price, we took into consideration the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities. We will not receive any of the proceeds from the sale of the 300,000 common shares being offered for sale by the Selling Stockholders. The Selling Stockholders will sell their shares at a fixed price of $7.00 per share for the duration of the offering until such time as our common stock may be listed on a national securities exchange or quoted on the OTCBB.

SELLING STOCKHOLDERS

The common shares being offered for resale by the two Selling Stockholders consists of 300,000 shares of our common stock, $0.0001 par value. The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the Selling Stockholders, as well as the number of shares each Selling Stockholder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold. Until such time as any market for our common stock exists on a national securities exchange, the OTCBB, the Selling Stockholders will be offering the Secondary Offering shares of common stock at the fixed price of $7.00 per share. At such time as our shares are listed on a national securities exchange or quoted on the OTCBB, the Selling Stockholders may offer and sell their shares of common stock at prevailing market prices or at privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders. No underwriting arrangements have been entered into by any of the Selling Stockholders.

Beneficial ownership is determined in accordance with SEC rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 133,333,333 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

		Total Number of	Total Shares	Percentage
	Shares Owned	Shares to be Offered	Owned	of Shares Owned
	Before	for the Security	After the Offering	After the Offering
Shareholder Name	The Offering	Holders’ Account	is Completed	is Completed

Jimmy Ramirez	113,333,333	150,000	113,183,333	85%

Franklin Ogele	20,000,000	150,000	19,850,000	15%

Total	133,333,333	300,000	133,033,333	100%

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of March 31, 2022, the net tangible book value of our shares was ($266,374) or approximately $(0.0019) per share, based upon 133,333,333 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after March 31, 2022. The following table shows the per share dilution assuming that 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

DILUTION TABLE

	25%	50%	75%	100%
Price Per Share	$7.00	$7.00	$7.00	$7.00
Shares Issued	750,000	1,500,000	2,250,000	3,000,000
Gross Proceeds	$5,250,000.00	$10,500,000.00	$15,750,000.00	$21,000,000.00

Offering Expenses	$100,000	$100,000	$100,000	$100,000
Underwriting Discounts/
Brokerage Commission	$525,000	$1,050,000	$1,575,000	$2,100,000
Total Offering Expenses and
Underwriting Discounts/
Brokerage Commissions	$625,000	$1,150,000	$1,675,000	$2,200,000

Net Proceeds	$4,625,000	$9,350,000	$14,075,000	$18,880,000
Net Tangible Value -
Pre-Financing	$(266,374)	$(266,374)	$(266,374)	$(266,374)

Net Tangible Value -
Post Financing	$4,598,363	$9,083,626	$13,808,626	$18,613,626

Shares Issued and Outstanding
Pre-Financing	133,333,333	133,333,333	133,333,333	133,333,333

Shares Issued and Outstanding
Post Financing	134,083,333	134,833,333	135,583,333	136,333,333

Net Tangible Value Per Share -
Pre-Financing	$(0.0019)	$(0.0019)	$(0.0019)	$(0.0019)

Net Tangible Value Per Share
Post Financing	$0.0344	$0.0673	$0.1018	$0.1365

Net Dilution Decrease Per Share
Absorbed By Purchasers
New Investors	$(6.9656)	$(6.9327)	$(6.8982)	$(6.8635)

If we sell only 25% of the offering, the book value of your $7.00 per share purchase will be worth only $0.0344 meaning that you would absorb ($6.9656) in net dilution; if we sell 50% of the offering, the book value of your $7.00 per share purchase would be worth $0.0673 meaning that you would absorb ($6.9327) in net dilution; if we sell 75% of the offering, the book value of your per share purchase would be worth $0.1018 meaning that you would absorb ($6.8982) in net dilution and if we sell the entire 100% of the offering, the book value of your $7.00 per share purchase would be worth $0.1365 meaning that you would absorb ($6.8635) in net dilution.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONAND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Wall Street Acquisitions Corp was incorporated in the State of Delaware on December 2, 2016. On February 24, 2017, the Company filed a Form 10-12G pursuant to the Exchange Act of 1934 to register 20,000,000 shares of common stock. On September 17, 2019, the Company acquired, in a stock-for-stock exchange transaction, all the issued and outstanding shares of WSA Gold & Minerals, Inc., a Texas corporation (“WSA Gold”). WSA Gold is the owner of various mining properties in Nevada, New Mexico, and Arizona. In the stock-for-stock exchange transaction, 85% of the Company’s shares was retained by Mr. Ramirez, President, and sole shareholder of WSA Gold while Mr. Ogele retained 15% interest in the Company which allocation is memorialized in the Shareholders Agreement. Mr. Ogele also stepped down as President and Director of the Company and Mr. Ramirez was elected President, CEO and Director of the Company. We plan to enter into the gold mining space through the exploitation of the mining properties in Nevada, New Mexico, and Arizona. On April 27 2020, the Company amended the Certificate of Incorporation raising the authorized common stock to 600,000,000 shares at $.0001 par value. We are in the excavation stage of our planned mining operations. See Share Purchase and Merger Agreement.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

●comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;”

●disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $224 as of March 31, 2022. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Mr. Jimmy Ramirez, who has agreed to loan us money to pay for offering costs, filing fees, and professional fees. The loan amount may not exceed $100,000. Mr. Ramirez has already advanced $51,852 to us. Mr. Ogele has also advanced us $15,166. In addition, Global Mortgage Banking, a company owned by Mr. Ramirez, loaned us $2,050.00 under similar terms. Loan agreements are filed as Exhibit 10.2 to this Registration Statement. In order to fully implement our plan of operations during the next twelve months, we require a minimum of $21,000,000 of funding from this offering. Being a start-up company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 4440 S. Piedras Drive, Suite 205, San Antonio, TX 78228. Our phone number is 210-468-5356.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise $21,000,000 from this offering, we may need more funds for ongoing business operations after the first year and would have to obtain additional funding in the form debt or equity financing.

Plan of Operations

We plan to engage in mining activities and have not yet generated or realized any revenues from our business. We own fee simple title/deed to ten (10) mines located in Nevada, New Mexico, and Arizona. During the 12 months following the date of this prospectus, we will be focused on publicly selling our shares of common stock being offered hereunder in order to raise $21,000,000 to commence mining operations. We have no assurance that future financing will materialize. If that financing is not available, we may be unable to continue. Management believes that if the public offering of 3,000,000 shares under this prospectus is successful, we still may not be able to generate sales revenue within the following 12 months thereof. Therefore, if such public financing is not available, we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through the public offering under this prospectus, we will then have to seek additional funds through a private placement offering or debt financing, which would be highly difficult for a new exploration stage company to secure. Therefore, the Company is highly dependent upon the success of the anticipated public offering under this prospectus and failure thereof would result in the Company having to seek capital from other sources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are an exploration stage company with no operations to date, we would likely have to pay additional costs associated with high-risk loans and be subject to an above market interest rate. At such time as these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of our common stock or secure debt financing we would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

If we fail to complete the offering, we may have to cease our operations. As of March 31, 2022, we had a working capital deficiency of $266,374.

The Company’s project is broken down into 4 phases: Planning, implementation, production, and closure. The Company is currently in the planning phase where conceptual studies have been conducted and pre-feasibility studies are underway. Currently the Company has topographic maps, preliminary maps displaying claim boundaries, purchased claims, conducted site visits, and started geologic studies by conducting surface samples and mapping of major structures along with surface deposits of 23 minerals. Research and press releases by offset mines and historical geological findings have been reviewed and incorporated into the decision making. The next step will be a feasibility study where more field data will be collected, analyzed, and used to move to the next phase of the project. Design a safe, environmentally sound, and economically viable plan for the extraction of minerals. The Implementation phase will take all previously assembled data and finalize all previous plans before construction begins. Equipment will be purchased, and processing plant will be built and tested. During the Production phase ore will be processed commercially. Staff will be ramped up and improvements will be made to the process as data is collected. During the closure phase all environmental concerns will be addressed before abandonment.

Initial plans include drilling a minimum of 8 bore holes to collect core samples to a depth of 400’. The projected timeline will be 12 months from initial funding to allow for permitting, construction of drill pads and the drilling of core. Analysis of samples will take an additional 3 months and will be conducted by multiple groups. Just Refiners Inc will analyze core samples and develop an efficient and economic system for mineral extraction. Just Refiners (USA) Inc was incorporated in 1993. Just Refiners is situated in Sparks, Nevada and is currently expanding into processing spent carbon in house. The main core of Just Refiners is to provide a service to the mining industry by receiving, preparing, sampling, and processing their by-product materials. CJHx4 Consulting will have geologist oversee coring program and log core. CJHx4 Consulting was established in 2014 and has assisted clients in both mining and hydrocarbon exploration. Two independent assay labs will be used to compare core samples. Drilling will be conducted by Boart Longyear with over 130 years in the drilling industry. The coring project is budgeted at $2.5M and will include all 10 claims in the Tonopah, NV mining district.

After completion of the coring project, an additional 2 years will be spent updating geologic database, improving geologic models, and collecting geotechnical data from core samples for use in mine design. Environmental Studies and permitting will take 24 months with an expected costs of $200,000. Additional resources will be used for equipment planning and optimization. A centralized facility would be optimal due to close proximity of claims. Geologic work will be carried out by CJHx4 Consulting, other work will be carried out by various engineering firms on an as needed basis. Estimated budget is $1,800,000.

Once all feasibility studies have been completed, the Company will move to the implementation phase and work on final mine design and begin construction. The timeline and budget of this will depend on results from the feasibility studies conducted in the planning phase and exploratory drilling. Due to the size, cost of processing equipment and layout the cost are expected to be high. Lastly the mines will move into the production phase and start operations.

Results of Operations

Fiscal year ended December 31, 2021, compared to fiscal year ended December 31, 2020.

We did not earn revenues for the years ended December 31, 2021, and December 31, 2020.

For year-ended December 31, 2021, our operating expenses was $19,899 compared to $58,980 as of year ended December 2020. For December 31, 2021, our professional fees was $17,400 compared to $53,958 for year ended December 2020. For year ended December 31, 2021, we had a net loss of $19,899 or $0.00015 loss per shares compared to $58,980 loss for year ended December 2019 or $0.0044 per share.

For period ended March 31, 2022, our operating expenses stood at $60,207, compared to $6,620 as of March 31, 2021 and our net loss was ($60,207) or $0.00045 loss per share, compared to $-0- on March 31, 2021 net loss or $0.00 loss per share.

Limited Business History; Need for Additional Capital

There is limited historical financial information about the Company upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from our business. We cannot guarantee that we will be successful in our business plans. Our business is subject to risks inherent in the establishment of a mining business enterprise, including limited capital resources, possible delays in the commencement of mining operations and possible cost overruns due to price and cost increases in services. We have no intention of entering into a merger or acquisition within the next 12 months and we have a specific business plan and timetable to complete our 12-month plan of operation based on the success of the primary offering.

We anticipate that additional funding, if required, will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of shares to fund additional expenditures. We do not currently have any arrangements in place for any future equity financing. Our limited operating history makes it unlikely that we will be able to obtain significant debt financing in the near future. If such financing is not available on satisfactory terms, we may be unable to continue or expand our business. Equity financing could result in additional dilution to existing shareholders.

If we raise the $21,000,000 gross proceeds, in the primary offering, we believe that we can pay for our offering expenses and satisfy our cash requirements to complete our 12-month plan of operation without having to raise additional funds for the next twelve months.

Our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Mr. Ramirez who has agreed to loan us money to pay for offering costs, filing fees, and professional fees. The loan amount may not exceed $100,000. As of March 31, 2022 Mr. Ramirez has already advanced $51,852 to us, while Mr. Ogele has advanced us $15,166. In addition, Global Mortgage Banking, a company owned by Mr. Ramirez, loaned us $2,050.00 under similar terms. Loan agreements are filed as Exhibit 10.2 to this Registration Statement. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $21,000,000 of funding from this offering.

Liquidity and Capital Resources

On December 31, 2021, we had a cash balance of $241, total current assets $241, total current liabilities of approximately $231,028; working capital deficiency of $212,357 and accumulated deficit of approximately $233,615. On December 31, 2020, we had a cash balance of $115.00, total current assets $115, total current liabilities of approximately $230,028, working capital deficiency of $211,483 and accumulated deficit of approximately $213,716. For period ended March 31, 2022 we had a cash balance of $224, total current assets $224, total current liabilities of approximately $285,028, working capital deficiency of $266,374 and accumulated deficit of approximately $293,822. We do not have sufficient cash on hand to commence our 12-month plan of operation or to fund our ongoing operational expenses. We will need to raise funds to commence our plan of operation and fund our ongoing operational expenses. Additional funding will likely come from equity financing from the sale of our common stock or debt securities. If we are successful in completing an equity or debt financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or debt securities to fund our planned activities and ongoing operational expenses. In the absence of such financing, our business will likely fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our operations and our business will fail.

Summary of Significant Accounting Policies

Refer to Note 2 to the financial statements for a summary of the Company’s significant accounting policies.

Our Properties

Our principal offices are located at our principal office is located at 4440 S. Piedras Drive, Suite 205, San Antonio, Texas 78228. We do not currently lease or own any other real property. We intend to commence excavation of our mining properties with the funds raised in this Offering. See “Use of Proceeds”

We currently own titles/deeds to ten (10) mining properties: namely, Yellow Aster, Fat Mule Flats, Cobin, Jasper, Barracks Nine, Eclipse, Fortuna, Purple Heart, Blackmoor, and the New River Mine.

Mine 1 – Yellow Aster

# Distribution of Gold (Au)

**Aggregate Reserves: $3,232,015,934.00**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found the Yellow Aster Mine Property located in Tonopah, Nevada in Nye County.

●	Property Description and Ownership

Yellow Aster Mine is a lode mine. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

The general course of this claim is North and South, and it is situated in the NE Quarter of Section 28, Township 3N, Range 42E, Mount Diablo Meridian, Nye County, Nevada. This claim is 600 feet in width and 1,500 feet in length. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in a Northerly direction to the North end line and approximately 300 feet in a Southerly direction to the South end line. This claim is marked by four (4) monuments, one at each corner of the claim. Additionally, there are two (2) end-line markers on each side of the center of the claim. All markers are 4” x 4” wooden posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim.

The location monument on which this notice is posted is situated within Section 28, Township 3N, Range 42E, Mount Diablo Meridian, Nye County Nevada and this claim encompasses portions of the following quarter section (s), Township (s), and Range (s); NE 1/4 of NE 1/4, and SE 1/4 of NE 1/4 Section 28, T3N, R42E, Mount Diablo Meridian, Nye County Nevada. The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: NE corner of this claim is 300 Feet West and 55 Feet South of the NE corner of Section 28, T3N, R42E, thence heads due South for 1,500 feet to the SE corner of this claim, thence due West for 600 feet to the SW corner of this claim, thence due North for 1,500 feet to the NW corner of this claim, thence due East 600 feet to the place of beginning, the NE corner.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. NMC1186294 in the NE Quarter of Section 28, Township 3N, Range 42E, Mount Diablo Meridian, Nye County, Nevada from Gateway Gold & Minerals, Inc.

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
NMC1186294	NMC1186292	YELLOW ASTER MINE	NYE	ACTIVE	LODE	2020	01/03/2019	21 0030N 0420E 028	NE

Yellow Aster Mine

●	Location and Access

The property is almost entirely within the boundaries of the municipality of Tonopah Nevada. The property is readily accessible via Highway 95 from Las Vegas to the South or Hwy’s 95/6 from the North/West from Northern Nevada/Reno or Bishop California, and from Highway 6 from the east which intersects highway 95 in the heart of Tonopah. This mine can be accessed by dirt roads using an ATV (all-terrain vehicle) or four-wheel drive vehicle and a GPS, main dirt roads leading through the mining district are maintained, but two track roads to the individual mines are often difficult to traverse. Caution is mandatory within the entire valley as it is dotted with abandoned mines – some of them are easy to see from a distance, and other are impossible to see until you are right on top of them. 20% of them are roped or fenced off – the rest do not have safety barriers and one should be extremely careful in entering them. Being situated in the high desert there are limited water sources in the area throughout 10 months out of the year.

●	Regional Geology

Tonopah is located slightly inboard of the western margin of the Basin and Range province, and on the eastern margin of the “Walker Lane,” a zone of Miocene structural deformation trending northwest to southeast parallel to the trend of the Sierra Madre Mountains in Eastern California. The Walker Lane can best be characterized as a broad zone of abundant strike-slip right-stepping faulting. The trend of the pre-Tertiary geologic units over much of the Walker Lane exhibits an arcuate pattern as a result of the influence of two major structural regimes. A series of these arcs have been identified by past workers with the Tonopah area having been identified as being within the Silver Peak-Palmetto- Montezuma Oroflex (Albers & Stewart 1972). The oroflex is described as southward convex with bedding, fold axes and faults trending to the northwest in the Silver Peak Range, trending east-west in the Palmetto Mountains and swinging around to the Northeast in the Montezuma Peak region. The Tonopah area lies on the eastern limb of the oroflex. The Walker Lane is also noted as being particularly well endowed with mineral deposits and the coincidence of these two structural regimes has created favorable plumbing, which is responsible for the high frequency of deposits in the region.

To the west of Tonopah, the White Mountains represent the westernmost range of the central Basin and Range province. They are situated to the east of the unextended Sierra Nevada Range and represent a crustal block that is bounded along its western flank by the high-angle White Mountains fault zone, with up to 8 km of total dip-slip displacement. Miocene volcanic rocks preserved along the eastern side of the range unconformably overlie Mesozoic granitic basement and dip up to 25° to the east, tilting occurred in the middle Miocene. The early geology of the general Tonopah region is relatively simple with the earliest Cambrian and Precambrian rocks comprised primarily of distal maritime facies - limestones, and dolomites with some hornfelsed shales. These are in fault contact with Ordivician limestones, argillites, and shales. From this point in time forward things become increasingly complex due to extensive volcanism in possibly alternating terrestrial and lacustrine settings. None of the Cambrian or Precambrian rocks outcrop in the immediate Tonopah area but fragments of these lithologies are present in volcanic breccias locally, so it is believed they form the basement of the volcanic complex.

●	Property Geology

The local geology is extremely well documented with geological investigations going back as early as 1905 when Spurr first published his voluminous observations of the camp. Spurr continued his work in the camp well into the 1920’s, followed by Bastin and Laney (1918), and later Nolan in 1930 published a study of the mines in the western part of the camp, and later expanded on this work, publishing a study that encompassed the entire camp in 1935. Later work was done in the area by Bonham (1970) and Bonham & Garside (1974 & 1979) during the time that work was carried out by Summa, Tenneco, and Houston Oil and Minerals. The earlier workers in the area had the distinct advantage of having the bulk of the mine workings available at one time or another for inspection, while the later workers had the ability to draw from all the earlier well-documented work.

Given the nature of this primarily felsic volcanic center, and the considerable alteration that has taken place prior, during and possibly somewhat after the mineralizing events, the geology of the camp is quite complex, and deciphering the history of the geology and mineralization of the area is only possible due to the thorough the attention paid to detail and the recording of these findings by earlier workers.

●	Mineralization

The “Early” andesite of the Mizpah formation is almost exclusively the host rock for mineralization, however Bonanza style lode mineralization of the epoch does extend into the later andesite and in certain mines above the Mizpah into the Extension Breccia, the West End Rhyolitic intrusive and into the Fraction Tuff. From relative positioning and age dating it has been established that the earliest mineralizing event occurred between 20.5m.y. to 17m.y. before present.

The later mineralization event occurred around the end of the emplacement of the Fraction Tuff. At Three Hills the gold bearing discontinuous, irregular, narrow, brecciated chalcedony quartz veinlets, and stockworks occur in a zone of pervasive silicification of the Siebert Formation immediately above the contact with the Fraction Tuff. At Hasbrouck, some gold-silver mineralization is seen within the Fraction Tuff, near its contact with the overlying Siebert formation, which hosts the bulk of the gold- silver mineralized veinlet and stockwork deposits. These occur as erratic bodies of hydrothermal breccia accompanied by strong pervasive silicification with associated adularia and pyrite. Adularia associated with mineralization at the Divide deposit was dated at between 16.3 m.y. and 16.4 m.y. before present.

●	Previous Exploration Work

No significant exploration has been noted at these mines in a few decades so a historical account of publicly found data was assimilated. The Tonopah Mining District began circa 1900 with the discovery of gold and silver-rich ore by prospector Jim Butler when he went looking for a lost burro he owned. The burro had wandered off during the night and sought shelter near a rock outcropping. When Butler discovered the animal the next morning, he picked up a rock to throw at the beast, but instead noticed the rock was unusually heavy. He had stumbled upon the second-richest silver strike in Nevada history. While Butler may have been responsible for the first ore strike, it took men of wealth and power to consolidate the mines and reinvest their profits into the infrastructure of the town of Tonopah.

George Wingfield, a 24-year-old poker player when he arrived in Tonopah, played poker, and dealt faro in the town saloons. Once he had a small bankroll, he talked Jack Carey, owner of the Tonopah Club, into taking him in as a partner and to file for a gaming license. In 1903, miners rioted against Chinese workers in Tonopah, which spurred a boycott in China of U.S. goods. By 1904, after investing his winnings in the Boston-Tonopah Mining Company, Wingfield was worth $2 million. When old friend George S. Nixon, a banker, arrived in town, Wingfield invested in his Nye County Bank. They grub staked miners with friend Nick Abelman, bought existing mines, and by the time the partners moved to Goldfield, Nevada and made their Goldfield Consolidated Mining Company a public corporation in 1906, , Nixon and Wingfield were worth over $30 million. Small mining ventures continue to this day to provide income for local miners.

The discovery and development of the Tonopah area can be separated into four periods. From 1900 to 1903 the various participants acquired their ground and commenced development work by sinking shafts to access the ore. Between 1903 and 1907 development continued and better and more efficient equipment was deployed to increase production. The recession of 1907 to 1910 caused production to drop off as only the higher-grade ore could be profitably mined with silver prices dropping to as low as $0.25/oz. During this period many of the weaker companies went out of business and consolidation of claims occurred. The high point of the Tonopah camp occurred between 1910 and 1930 with production peaking around 1918 at 622,364 tons/year, with a recorded value of $9,311,560, and declining steadily through the 1920’s.

Production came to a halt with the exception of leasehold mining in the 30’s due to the depression and low precious metals prices. There was virtually no activity during the war in the 40’s but there was somewhat of a resurgence of activity in the 50’s. In total the Tonopah area produced in the order of 174 million ounces of silver, and 1.86 million ounces of gold from approximately 8.8 million tons of ore. Sporadic exploration has continued in the general area with new prospects being discovered including the Hall Molybdenum Mine, the Midway, Three Hills, and Hasbrouck gold prospects.

By January of 1901 there were between 40 and 50 lessees working leases granted by Butler et al, which consisted of 100 feet of vein and 50 feet to either side. It is problematic to determine exactly what production came from which claim or lease as typically several were amalgamated by a single company, and quite often the underground workings connected from one claim to the next. Often a shaft on one claim was used pretty much exclusively while a nearby shaft on the same groups of claims sat idle. It is likely impossible to ascertain or differentiate what production came from a single source or ascribe in many cases the full significance of some of these veins especially as quite often the production from one mine was brought to surface at another shaft, and not reported in a segregated manner.

●	Exploration Plans

Recent exploration phase for these properties has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

●	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on April 5, 2019. Samples were taken on 100 ft grid spacing vs 100M used in conventional Greenfields Exploration technics over the entire surface where safe to do so for each of the claims. At the start of each day and periods where the gun was off for more than 30 minutes the XRF was recalibrated using self-calibration then checked against a check sample with 1.25 Cr and .5 Mo. Additional calibrations were performed periodically throughout the day as altitude varied more than 1,000’ and/or temperatures changed more than 20 degrees Fahrenheit using a check sample with 1.25 Cr and .5 Mo. The XRF was primarily used by a technical staff with prior XRF field experience. Sample collection was conducted with direct supervision by Mr. Corey Holton who has over 12 years working with both fixed and handheld XRF machines within the lab and field environments. Mr. Holton worked on the RUFF database from 2009-2010 in its infancy analyzing thousands of mineral compositions by XRF and XRD in a lab setting building a Spectro database. Samples were prepared in the following manner for rock faces of outcrops fresh surfaces were exposed using a rock hammer and the XRF was placed perpendicular to the face and a minimum of 30 seconds of data collection were taken to increase the accuracy of the readings. For areas where only quaternary alluvium was present holes were dug at a minimum depth of 6 inches below the surface to eliminate windblown deposits and uv altered samples. Sample materials were gathered pulverized and sampled for a minimum of 30 seconds. If any single sample was significantly different than surrounding data multiple samples were taken and averaged for the given sample location. If a sample was an extreme outlier or determined to be a false reading it was removed from the analysis. The XRF and tools were cleaned using alcohol pads between each sample location to minimize contamination between samples. Spectrographs were created for each sample and are included in Appendix C of the NI 43-101 Technical Report. XRF sampling is often used in exploration and is rapid compared to assay with a maximum error of 20%, although calibration and longer analysis times have proven to be 98% accurate as compared to assay analysis. All gross numbers presented in the NI 43-101 Technical Report were further reduced by 25% from original sample values. The XRF has been used in labs and the field for more than two decades and has shown that if used properly can have highly accurate results. Cross contamination has been shown to occur in both traditional assay and XRF therefore proper cleaning and preparation of each sample is critical. Mineral Resource and Ore Reserve Estimation – The AusIMM Guide to Good Practice (2nd Ed) speaks to the reliability and validity of portable X-ray fluorescence spectrometry data. During the past 10 years the sample databases for XRF have improved resulting in a greater acceptance of XRF data for reserve studies.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of Yellow Aster Mine showed that the elements promising for economic benefiting are:

Yellow Aster
XRF Survey Averaged Data Results
Gold	37.07	PPM
Titanium	514.50	PPM
Manganese	264.82	PPM
Iron	19,228.71	PPM
Arsenic	17.43	PPM
Rubidium	84.20	PPM
Strontium	317.28	PPM
Zirconium	161.58	PPM
Niobium	12.93	PPM
Hafnium	-	PPM
Tungsten	-	PPM
Bismuth	-	PPM

●	Local Infrastructure

Nearby geological attractions include Lunar Crater, the Sump and Monte Cristo’s Castle and there are five wilderness areas within hours of the community. The nearby Tonopah Test Range is the town’s main source of employment. The military has used the range and surrounding areas over the last half dozen decades as a nuclear test site, a bombing range, and as a base of operations for the development of the F-117 Nighthawk. Its location about halfway between Reno and Las Vegas as a stopover and rest spot on a lonely highway, the town has done fairly well. The Tonopah Station has slots, and the Banc Club also offers some gaming. Numerous restaurants, shops, gas stations and motels means it is a perfect place for staging while you work this mine.

Infrastructure is excellent in Tonopah district. Power is available at various points throughout the prospect, with a high-tension line running east-west along the northern margin of the Belmont tailings. Most supplies are available in Tonopah, while the nearest railhead is in Mina Nevada, approximately 85 kilometers (53 miles) to the northwest along highway 95. Manpower is available in the region, and personnel exist locally with training specific to the mining industry due to the proximity of the property to Kinross’s Round Mountain, and Scorpio Gold’s Mineral Peak operations. The owned claims all have cell phone service. Las Vegas is located approximately 280 kilometers (174 miles) to the southeast of the property, while Reno (which is an important mining supply center) is 270 kilometers (168 miles) to the northwest. The claim block area should be large enough to accommodate a production facility, and there are several potential processing plant sites in the area.

●	Property Infrastructure

There is no developed infrastructure on this property.

Mine 2 – Fat Mule Flats

Distribution of Gold (Au)

**Aggregate Reserve: $1,362,784,479.00**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Fat Mules Flats Mine Property located in Tonopah, Nevada in Esmeralda County.

●	Property Description and Ownership

Fat Mule Flats Mine is a lode mine. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

The general course of this claim is North and South, and it is situated in the Southwest Quarter of Section 10, Township 2N, Range 42E, Mount Diablo Meridian, Esmeralda County, Nevada. This claim is 600 feet in length and 1,500 feet in width. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in a Northerly direction to the North end line and approximately 300 feet in a Southerly direction to the South end line. This claim is marked by four (4) monuments, one at each comer of the claim. Additionally, there are two (2) end-line markers on 3ach side of the center of the claim. All markers are 4” x 4” wooden posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim.

The location monument on which this notice is posted is situated within Section 10, Township 2N, Range 42E, Mount Diablo Meridian, Esmeralda County Nevada and this claim encompasses portions of the following quarter section (s), Township (s), and Range (s); NW 1/4 of SW 1/4 and SW 1/4 of SW 1/4 Section 10, T2N, R42E, Mount Diablo Meridian, Esmeralda County Nevada. The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: SW corner of this claim is 0 feet north and 730 feet east of the SW corner of Section 10, T2N, R42E. Beginning at the SW corner of this claim thence north a distance of 1,500 feet to the NW corner of this claim, thence east 600 feet to the NE corner of this claim, thence south 1,500 feet to the SE corner of this claim, thence west 600 feet back to the place of beginning, the SW Corner.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. NMC1188453 in the SW Quarter of Section 10, Township 2N, Range 42E, Mount Diablo Meridian, Esmeralda County, Nevada from Gateway Gold & Minerals, Inc.

Fat Mule Flats Mine

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
NMC1188453	NMC1188453	FAT MULE FLATS MINE	ESMERALDA	ACTIVE	LODE	2020	04/12/2019	21 0020N 0420E 010	SW

Lode Mining Claim Fat Mule Flats, Tonopah Mining District, Esmeralda County, Nevada

117.28333° W
117.26667° W
117.25000° W
WGS84 117.23333° W
38.05000° N
38.03333° N
38.01667° N
Siebert Mtn
Mt Butler
Heller Butte
Tonopah
ESMERALDA CO
NYE CO
5642 T
5967 T
5728 T
5790
5882 T
5630 T
5615 T
Transmission
Line
Prospects
4WD
Hill of Gold Mine
Map created with TOPO! ©2010 National Geographic
MILES
FEET
KILOMETERS
METERS
TN
MN
13°
07/10/13

NATIONAL GEOGRAPHIC

FAT MULE FLATS
Legend
Fat Mule Flats
Feature 1
38.039605°, -117.257122°
38.039605°, -117.255034°
NW
NE
SW
SE
38.035496°, -117.257122°
38.035501°, -117.255034°
N
700 ft
Google Earth

●	Location and Access

The Fat Mules Flats Mine is located in the Lone Mountain (West Divide, Weepah) mining district. The property is readily accessible via Highway 95 from Las Vegas to the South or Hwy’s 95/6 from the North/West from Northern Nevada/Reno or Bishop California, and from Highway 6 from the east which intersects highway 95 in the heart of Tonopah. This mine can be accessed by dirt roads using an ATV (all-terrain vehicle) or four-wheel drive vehicle and a GPS, main dirt roads leading through the mining district are maintained, but two track roads to the individual mines are often difficult to traverse. Caution is mandatory within the entire valley as it is dotted with abandoned mines – some of them are easy to see from a distance, and other are impossible to see until you are right on top of them. 20% of them are roped or fenced off – the rest do not have safety barriers and one should be extremely careful in entering them. Being situated in the high desert there are limited water sources in the area throughout 10 months out of the year.

●	Regional Geology

Tonopah is located slightly inboard of the western margin of the Basin and Range province, and on the eastern margin of the “Walker Lane,” a zone of Miocene structural deformation trending northwest to southeast parallel to the trend of the Sierra Madre Mountains in Eastern California (Figure 7.1). The Walker Lane can best be characterized as a broad zone of abundant strike-slip right-stepping faulting. The trend of the pre-Tertiary geologic units over much of the Walker Lane exhibits an arcuate pattern as a result of the influence of two major structural regimes. A series of these arcs have been identified by past workers with the Tonopah area having been identified as being within the Silver Peak-Palmetto-Montezuma Oroflex (Albers & Stewart 1972). The oroflex is described as southward convex with bedding, fold axes and faults trending to the northwest in the Silver Peak Range, trending east-west in the Palmetto Mountains and swinging around to the Northeast in the Montezuma Peak region. The Tonopah area lies on the eastern limb of the oroflex. The Walker Lane is also noted as being particularly well endowed with mineral deposits and the coincidence of these two structural regimes has created favorable plumbing, which is responsible for the high frequency of deposits in the region.

To the west of Tonopah, the White Mountains represent the westernmost range of the central Basin and Range province. They are situated to the east of the unextended Sierra Nevada Range and represent a crustal block that is bounded along its western flank by the high-angle White Mountains fault zone, with up to 8 km of total dip-slip displacement. Miocene volcanic rocks preserved along the eastern side of the range unconformably overlie Mesozoic granitic basement and dip up to 25° to the east, tilting occurred in the middle Miocene. The early geology of the general Tonopah region is relatively simple with the earliest Cambrian and Precambrian rocks comprised primarily of distal maritime facies - limestones, and dolomites with some hornfelsed shales. These are in fault contact with Ordivician limestones, argillites, and shales. From this point in time forward things become increasingly complex due to extensive volcanism in possibly alternating terrestrial and lacustrine settings. None of the Cambrian or Precambrian rocks outcrop in the immediate Tonopah area but fragments of these lithologies are present in volcanic breccias locally, so it is believed they form the basement of the volcanic complex.

●	Property Geology

The local geology is extremely well documented with geological investigations going back as early as 1905 when Spurr first published his voluminous observations of the camp. Spurr continued his work in the camp well into the 1920’s, followed by Bastin and Laney (1918), and later Nolan in 1930 published a study of the mines in the western part of the camp, and later expanded on this work, publishing a study that encompassed the entire camp in 1935. Later work was done in the area by Bonham (1970) and Bonham & Garside (1974 & 1979) during the time that work was carried out by Summa, Tenneco, and Houston Oil and Minerals.

The earlier workers in the area had the distinct advantage of having the bulk of the mine workings available at one time or another for inspection, while the later workers had the ability to draw from all the earlier well-documented work. Given the nature of this primarily felsic volcanic center, and the considerable alteration that has taken place prior, during and possibly somewhat after the mineralizing events, the geology of the camp is quite complex, and deciphering the history of the geology and mineralization of the area is only possible due to the thorough the attention paid to detail and the recording of these findings by earlier workers

●	Mineralization

The “Early” andesite of the Mizpah formation is almost exclusively the host rock for mineralization, however Bonanza style lode mineralization of the epoch does extend into the later andesite and in certain mines above the Mizpah into the Extension Breccia, the West End Rhyolitic intrusive and into the Fraction Tuff. From relative positioning and age dating it has been established that the earliest mineralizing event occurred between 20.5m.y. to 17m.y. before present.

The later mineralization event occurred around the end of the emplacement of the Fraction Tuff.

At Three Hills the gold bearing discontinuous, irregular, narrow, brecciated chalcedony quartz veinlets, and stockworks occur in a zone of pervasive silicification of the Siebert Formation immediately above the contact with the Fraction Tuff. At Hasbrouck, some gold-silver mineralization is seen within the Fraction Tuff, near its contact with the overlying Siebert formation, which hosts the bulk of the gold-silver mineralized veinlet and stockwork deposits. These occur as erratic bodies of hydrothermal breccia accompanied by strong pervasive silicification with associated adularia and pyrite. Adularia associated with mineralization at the Divide deposit was dated at between 16.3m.y. and 16.4 m.y. before present.

●	Previous Exploration Work

This mine was cut in 1908 as far as our research could determine. But it was worked for 23 years prior to 1940. The mine appear to have been a medium-sized operation – maybe by 2 to 3 miners at the most based on the size of the workings. When part of the General Thomas Mine was split up into smaller properties for sale (owned by the Tonopah-Belcher Mining Co. at that time as well as the General Thomas Of Tonopah Co. before the split), this mine was likely called the Tonopah-Belcher Mine. Classified by a 1904 USGS report as a “past producer of Gold, Lead, Silver (Primary) and Copper (Secondary) -this area is a legendary part of Tonopah that has history dating as far back as 1863 when the district was founded.

●	Exploration Plans

Recent exploration phase for these properties has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

●	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on 4/5/2019. The Niton XRF (X-Ray Fluorescence) instrument was used in mining mode to analyze 23 minerals with GOLDD Technology enabled. GOLDD Technology: When low detection limits and high sample throughput are critical, the Niton XL3t GOLDD+ XRF analyzer delivers measurement times up to 10-times faster than conventional Si-PIN detectors and up to 3-times more precise than conventional smaller silicon drift detectors (SDD) – without helium purge or vacuum. Niton analyzers also feature the highest performance X-ray tube and speed detector available on the market. Spectrographs were created for each sample and are included in Appendix C.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of Fat Mules showed that the elements promising for economic benefiting are Gold, Titanium, Manganese, Iron, Arsenic, Rubidium, Strontium, Zirconium, Niobium and Bismuth.

Fat Mule Flats
XRF Survey Averaged Data Results
Gold	15.29	PPM
Titanium	795.70	PPM
Manganese	959.36	PPM
Iron	21,034.74	PPM
Arsenic	20.19	PPM
Rubidium	74.47	PPM
Strontium	317.28	PPM
Zirconium	161.58	PPM
Niobium	12.93	PPM
Hafnium	-	PPM
Tungsten	-	PPM
Bismuth	10.09	PPM

●	Local Infrastructure

Infrastructure is excellent in Tonopah district. Power is available at various points throughout the prospect, with a high-tension line running east-west along the northern margin of the Belmont tailings. Most supplies are available in Tonopah, while the nearest railhead is in Mina Nevada, approximately 85 kilometers (53 miles) to the northwest along highway 95. Manpower is available in the region, and personnel exist locally with training specific to the mining industry due to the proximity of the property to Kinross’ Round Mountain, and Scorpio Gold’s Mineral Peak operations. The owned claims all have cell phone service. Las Vegas is located approximately 280 kilometers (174 miles) to the southeast of the property, while Reno (which is an important mining supply center) is 270 kilometers (168 miles) to the northwest. The claim block area should be large enough to accommodate a production facility, and there are several potential processing plant sites in the area.

·	Property Infrastructure

The Fat Mule Flats mine shows 88 feet deep with 700 feet of tunnels, drifts, and crosscuts on 2 separate levels. The wood collar looks like it is still in pretty good shape, but the head frame is long gone.

Mine 3 – Cobin

# Distribution of Gold (Au)

**Aggregate Reserves: $1,468,752,494.10**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Cobin Mine Property located in Tonopah, Nevada in Esmeralda County.

●	Property Description and Ownership

Cobin Mine is a lode mine. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

The general course of this claim is North and South, and it is situated in the Southwest Quarter of Section 30, Township 2N, Range 41E, Mount Diablo Meridian, Esmeralda County, Nevada. This claim is 1,500 feet in width and 600 feet in height. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in a Northerly direction to the North end line and approximately 300 feet in a Southerly direction to the South end line. This claim is marked by four (4) monuments, one at each corner of the claim. Additionally, there are two (2) end-line markers on each side of the center of the claim. All markers are 4” x 4” wooden posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim.

The location monument on which this notice is posted is situated within Section 30, Township 2N, Range 41E, Mount Diablo Meridian, Esmeralda County Nevada and this claim encompasses portions of the following quarter section (s), Township (s), and Range (s); L3/NW 1/4 of SW 1/4 and L4/SW 1/4 of SW 1/4 Section 30, T2N, R41E, Mount Diablo Meridian, Esmeralda County Nevada. The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: SW corner of this claim is 595 Feet north and 340 Feet east of the SW corner of Section 30, T2N, R41E. Beginning at the SW corner of this claim thence due north 1,500 feet to the NW corner of this claim, thence due east a distance of 600 feet to the NE corner of this claim thence due south 1,500 feet to the SE comer of this claim, thence due west 600 feet back to the place of beginning, the SW Corner.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. NMC1187753 in the SW Quarter of Section 30, Township 2N, Range 41E, Mount Diablo Meridian, Esmeralda County, Nevada from Gateway Gold & Minerals, Inc.

Cobin Mine

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
NMC1187753	NMC1187750	COBIN MINE	ESMERALDA	ACTIVE	LODE	2020	02/08/2019	21 0020N 0410E 030	SW

Lode Mining Claim, COBIN MINE , Mount Diablo Meridian, Esmeralda County, NV

117.45000° W
117.43333° W
117.41667° W
WGS84 117.40000° W
38.01667° N
38.00000° N
37.98333° N
37.96667° N
6663 T
6025
5802
VFHG-C 1-142
6113 T
19
20
IF-28
VFHG-C 1-149
Unnamed Street
6098
Prospects
6411 T
6308 T
R41E
30
29
TRAIL
6278
6417
JEEP
6234
6294
6117
6243
31
6150
6183
5966
Map created with TOPO! © 2010 National Geographic; ©2007 Tele
MILES
FEET
KILOMETERS
METERS
TN
MN
12½°
02/28/19

NATIONAL GEOGRAPHIC

COBIN MINE
37.998125°, -117.422899°
COBIN MINE
37.994018°, -117.422899°
37.994018°, -117.420816°
Google Earth
Legend
COBIN MINE
COBIN MINE
N
1000 ft

●	Regional Geology

Tonopah is located slightly inboard of the western margin of the Basin and Range province, and on the eastern margin of the “Walker Lane,” a zone of Miocene structural deformation trending northwest to southeast parallel to the trend of the Sierra Madre Mountains in Eastern California. The Walker Lane can best be characterized as a broad zone of abundant strike-slip right-stepping faulting.

The trend of the pre-Tertiary geologic units over much of the Walker Lane exhibits an arcuate pattern as a result of the influence of two major structural regimes. A series of these arcs have been identified by past workers with the Tonopah area having been identified as being within the Silver Peak-Palmetto- Montezuma Oroflex (Albers & Stewart 1972). The oroflex is described as southward convex with bedding, fold axes and faults trending to the northwest in the Silver Peak Range, trending east-west in the Palmetto Mountains and swinging around to the Northeast in the Montezuma Peak region. The Tonopah area lies on the eastern limb of the oroflex. The Walker Lane is also noted as being particularly well endowed with mineral deposits and the coincidence of these two structural regimes has created favorable plumbing, which is responsible for the high frequency of deposits in the region.

To the west of Tonopah, the White Mountains represent the westernmost range of the central Basin and Range province. They are situated to the east of the unextended Sierra Nevada Range and represent a crustal block that is bounded along its western flank by the high-angle White Mountains fault zone, with up to 8 km of total dip-slip displacement. Miocene volcanic rocks preserved along the eastern side of the range unconformably overlie Mesozoic granitic basement and dip up to 25° to the east, tilting occurred in the middle Miocene. The early geology of the general Tonopah region is relatively simple with the earliest Cambrian and Precambrian rocks comprised primarily of distal maritime facies - limestones, and dolomites with some hornfelsed shales. These are in fault contact with Ordivician limestones, argillites, and shales. From this point in time forward things become increasingly complex due to extensive volcanism in possibly alternating terrestrial and lacustrine settings.

None of the Cambrian or Precambrian rocks outcrop in the immediate Tonopah area but fragments of these lithologies are present in volcanic breccias locally, so it is believed they form the basement of the volcanic complex.

·	Property Geology

The local geology is extremely well documented with geological investigations going back as early as 1905 when Spurr first published his voluminous observations of the camp. Spurr continued his work in the camp well into the 1920’s, followed by Bastin and Laney (1918), and later Nolan in 1930 published a study of the mines in the western part of the camp, and later expanded on this work, publishing a study that encompassed the entire camp in 1935. Later work was done in the area by Bonham (1970) and Bonham & Garside (1974 & 1979) during the time that work was carried out by Summa, Tenneco, and Houston Oil and Minerals.

The earlier workers in the area had the distinct advantage of having the bulk of the mine workings available at one time or another for inspection, while the later workers had the ability to draw from all the earlier well-documented work. Given the nature of this primarily felsic volcanic center, and the considerable alteration that has taken place prior, during and possibly somewhat after the mineralizing events, the geology of the camp is quite complex, and deciphering the history of the geology and mineralization of the area is only possible due to the thorough the attention paid to detail and the recording of these findings by earlier workers

●	Mineralization

The “Early” andesite of the Mizpah formation is almost exclusively the host rock for mineralization, however Bonanza style lode mineralization of the epoch does extend into the later andesite and in certain mines above the Mizpah into the Extension Breccia, the West End Rhyolitic intrusive and into the Fraction Tuff. From relative positioning and age dating it has been established that the earliest mineralizing event occurred between 20.5m.y. to 17m.y. before present.

The later mineralization event occurred around the end of the emplacement of the Fraction Tuff.

At Three Hills the gold bearing discontinuous, irregular, narrow, brecciated chalcedony quartz veinlets, and stockworks occur in a zone of pervasive silicification of the Siebert Formation immediately above the contact with the Fraction Tuff. At Hasbrouck, some gold-silver mineralization is seen within the Fraction Tuff, near its contact with the overlying Siebert formation, which hosts the bulk of the gold-silver mineralized veinlet and stockwork deposits. These occur as erratic bodies of hydrothermal breccia accompanied by strong pervasive silicification with associated adularia and pyrite. Adularia associated with mineralization at the Divide deposit was dated at between 16.3m.y. and 16.4 m.y. before present.

●	Previous Exploratory Work

No significant exploration has been noted at these mines in a few decades so a historical account of publicly found data was assimilated. The Tonopah Mining District began circa 1900 with the discovery of gold and silver-rich ore by prospector Jim Butler when he went looking for a lost burro he owned. The burro had wandered off during the night and sought shelter near a rock outcropping. When Butler discovered the animal the next morning, he picked up a rock to throw at the beast, but instead noticed the rock was unusually heavy. He had stumbled upon the second-richest silver strike in Nevada history. While Butler may have been responsible for the first ore strike, it took men of wealth and power to consolidate the mines and reinvest their profits into the infrastructure of the town of Tonopah.

George Wingfield, a 24-year-old poker player when he arrived in Tonopah, played poker, and dealt faro in the town saloons. Once he had a small bankroll, he talked Jack Carey, owner of the Tonopah Club, into taking him in as a partner and to file for a gaming license. In 1903, miners rioted against Chinese workers in Tonopah, which spurred a boycott in China of U.S. goods. By 1904, after investing his winnings in the Boston-Tonopah Mining Company, Wingfield was worth $2 million. When old friend George S. Nixon, a banker, arrived in town, Wingfield invested in his Nye County Bank. They grub staked miners with friend Nick Abelman, bought existing mines, and by the time the partners moved to Goldfield, Nevada and made their Goldfield Consolidated Mining Company a public corporation in 1906, Nixon and Wingfield were worth over $30 million. Small mining ventures continue to this day to provide income for local miners.

The discovery and development of the Tonopah area can be separated into four periods. From 1900 to 1903 the various participants acquired their ground and commenced development work by sinking shafts to access the ore. Between 1903 and 1907 development continued and better and more efficient equipment was deployed to increase production. The recession of 1907 to 1910 caused production to drop off as only the higher-grade ore could be profitably mined with silver prices dropping to as low as $0.25/oz. During this period many of the weaker companies went out of business and consolidation of claims occurred. The high point of the Tonopah camp occurred between 1910 and 1930 with production peaking around 1918 at 622,364 tons/year, with a recorded value of $9,311,560, and declining steadily through the 1920’s.

Production came to a halt with the exception of leasehold mining in the 30’s due to the depression and low precious metals prices. There was virtually no activity during the war in the 40’s but there was somewhat of a resurgence of activity in the 50’s. In total the Tonopah area produced in the order of 174 million ounces of silver, and 1.86 million ounces of gold from approximately 8.8 million tons of ore. Sporadic exploration has continued in the general area with new prospects being discovered including the Hall Molybdenum Mine, the Midway, Three Hills, and Hasbrouck gold prospects.

By January of 1901 there were between 40 and 50 lessees working leases granted by Butler et al, which consisted of 100 feet of vein and 50 feet to either side. It is problematic to determine exactly what production came from which claim or lease as typically several were amalgamated by a single company, and quite often the underground workings connected from one claim to the next. Often a shaft on one claim was used pretty much exclusively while a nearby shaft on the same groups of claims sat idle. It is likely impossible to ascertain or differentiate what production came from a single source or ascribe in many cases the full significance of some of these veins especially as quite often the production from one mine was brought to surface at another shaft, and not reported in a segregated manner.

●	Exploration Plans

Recent exploration phase for these properties has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

·	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on 4/5/2019. The Niton XRF (X-Ray Fluorescence) instrument was used in mining mode to analyze 23 minerals with GOLDD Technology enabled. GOLDD Technology: When low detection limits and high sample throughput are critical, the Niton XL3t GOLDD+ XRF analyzer delivers measurement times up to 10-times faster than conventional Si-PIN detectors and up to 3-times more precise than conventional smaller silicon drift detectors (SDD) – without helium purge or vacuum. Niton analyzers also feature the highest performance X-ray tube and speed detector available on the market. Spectrographs were created for each sample and are included in Appendix C.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of Cobin Mine showed that the elements promising for economic benefiting are Gold, Titanium, Manganese, Iron, Arsenic, Rubidium, Strontium, Zirconium, Niobium, Hafnium and Bismuth.

●	Local Infrastructure

Nearby geological attractions include Lunar Crater, the Sump and Monte Cristo’s Castle and there are five wilderness areas within hours of the community. The nearby Tonopah Test Range is the town’s main source of employment. The military has used the range and surrounding areas over the last half dozen decades as a nuclear test site, a bombing range, and as a base of operations for the development of the F-117 Nighthawk. Its location about halfway between Reno and Las Vegas as a stopover and rest spot on a lonely highway, the town has done fairly well. The Tonopah Station has slots, and the Banc Club also offers some gaming. Numerous restaurants, shops, gas stations and motels means it is a perfect place for staging while you work this mine.

Infrastructure is excellent in Tonopah district. Power is available at various points throughout the prospect, with a high-tension line running east-west along the northern margin of the Belmont tailings. Most supplies are available in Tonopah, while the nearest railhead is in Mina Nevada, approximately 85 kilometers (53 miles) to the northwest along highway 95. Manpower is available in the region, and personnel exist locally with training specific to the mining industry due to the proximity of the property to Kinross’s Round Mountain, and Scorpio Gold’s Mineral Peak operations. The owned claims all have cell phone service. Las Vegas is located approximately 280 kilometers (174 miles) to the southeast of the property, while Reno (which is an important mining supply center) is 270 kilometers (168 miles) to the northwest. The claim block area should be large enough to accommodate a production facility, and there are several potential processing plant sites in the area.

●	Property Infrastructure

There is no developed infrastructure on this property.

Mine 4 – Jasper

# Distribution of Gold (Au)

**Aggregate Reserves: $1,666,584,247.40**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Jasper Mine Property located in Tonopah, Nevada in Esmeralda County.

●	Property Description and Ownership

Jasper Mine is a lode mine as well as an open pit mine. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

As defined by Anglo-American, open-pit mining, also known as opencast mining, is a surface mining technique that extracts minerals from an open pit in the ground. Open-pit mining is the most common method used throughout the world for mineral mining and does not require extractive methods or tunnels. This surface mining technique is used when mineral or ore deposits are found relatively close to the surface of the earth. Open pits are sometimes called ‘quarries’ when they produce building materials and dimension stone.

The general course of this claim is North and South, and it is situated in the Southeast Quarter of Section 1, Township 1N, Range 40E, Mount Diablo Meridian, Esmeralda County, Nevada. This claim is 600 feet in width and 1,500 feet in length. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in a Northerly direction to the North end line and approximately 300 feet in a Southerly direction to the South end line. This claim is marked by four (4) monuments, one at each corner of the claim. Additionally, there are two (2) end-line markers on each side of the center of the claim. All markers are 4” x 4” wooden posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim. The location monument on which this notice is posted is situated within Section 1, Township 1N, Range 40E, Mount Diablo Meridian, Esmeralda County Nevada and this claim encompasses portions of the following quarter section (s), Township (s), and Range (s); NE 1/4 of SE 1/4, NW 1/4 of SE 1/4, SE 1/4 of SE 1/4, and SW 1/4 of SE 1/4 of Section 1, T1N, R40E, Mount Diablo Meridian, Esmeralda County Nevada. The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: SE corner of this claim is 990 Feet West and 825 Feet North of the SE corner of Section 1, T1N, R40E. Beginning at the SE corner of this claim thence 1,500 feet due north to the NE corner of this claim, thence 600 feet due west to the NW corner of this claim, thence 1,320 feet due south to the SW corner of this claim, thence due east 600 feet back to the place of beginning, the SE corner.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. NMC1191786 in SE Quarter of Section 1, Township 1N, Range 40E, Mount Diablo Meridian, Esmeralda County, Nevada from Gateway Gold & Minerals, Inc.

Jasper Mine

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
NMC1191786	NMC1191786	JASPER MINE	ESMERALDA	ACTIVE	LODE	2020	09/04/2019	21 0010N 0400E 001	SE

JASPER MINE
Legend
JASPER MINE
37.969704, -117.429970
37.969704, -117.427893
37.965589, -117.429970
37.965589, -117.427893
Google Earth
1000 ft
N

●	Location and Access

The property is readily accessible via Highway 95 from Las Vegas to the South or Hwy’s 95/6 from the North/West from Northern Nevada/Reno or Bishop California, and from Highway 6 from the east which intersects highway 95 in the heart of Tonopah. This mine can be accessed by dirt roads using an ATV (all-terrain vehicle) or four-wheel drive vehicle and a GPS, main dirt roads leading through the mining district are maintained, but two track roads to the individual mines are often difficult to traverse. Caution is mandatory within the entire valley as it is dotted with abandoned mines – some of them are easy to see from a distance, and other are impossible to see until you are right on top of them. 20% of them are roped or fenced off – the rest do not have safety barriers and one should be extremely careful in entering them. Being situated in the high desert there are limited water sources in the area throughout 10 months out of the year.

●	Regional Geology

Tonopah is located slightly inboard of the western margin of the Basin and Range province, and on the eastern margin of the “Walker Lane,” a zone of Miocene structural deformation trending northwest to southeast parallel to the trend of the Sierra Madre Mountains in Eastern California. The Walker Lane can best be characterized as a broad zone of abundant strike-slip right-stepping faulting.

The trend of the pre-Tertiary geologic units over much of the Walker Lane exhibits an arcuate pattern as a result of the influence of two major structural regimes. A series of these arcs have been identified by past workers with the Tonopah area having been identified as being within the Silver Peak-Palmetto- Montezuma Oroflex (Albers & Stewart 1972). The oroflex is described as southward convex with bedding, fold axes and faults trending to the northwest in the Silver Peak Range, trending east-west in the Palmetto Mountains and swinging around to the Northeast in the Montezuma Peak region. The Tonopah area lies on the eastern limb of the oroflex. The Walker Lane is also noted as being particularly well endowed with mineral deposits and the coincidence of these two structural regimes has created favorable plumbing, which is responsible for the high frequency of deposits in the region.

To the west of Tonopah, the White Mountains represent the westernmost range of the central Basin and Range province. They are situated to the east of the unextended Sierra Nevada Range and represent a crustal block that is bounded along its western flank by the high-angle White Mountains fault zone, with up to 8 km of total dip-slip displacement. Miocene volcanic rocks preserved along the eastern side of the range unconformably overlie Mesozoic granitic basement and dip up to 25° to the east, tilting occurred in the middle Miocene. The early geology of the general Tonopah region is relatively simple with the earliest Cambrian and Precambrian rocks comprised primarily of distal maritime facies - limestones, and dolomites with some hornfelsed shales. These are in fault contact with Ordivician limestones, argillites, and shales. From this point in time forward things become increasingly complex due to extensive volcanism in possibly alternating terrestrial and lacustrine settings.

None of the Cambrian or Precambrian rocks outcrop in the immediate Tonopah area but fragments of these lithologies are present in volcanic breccias locally, so it is believed they form the basement of the volcanic complex.

·	Property Geology

The local geology is extremely well documented with geological investigations going back as early as 1905 when Spurr first published his voluminous observations of the camp. Spurr continued his work in the camp well into the 1920’s, followed by Bastin and Laney (1918), and later Nolan in 1930 published a study of the mines in the western part of the camp, and later expanded on this work, publishing a study that encompassed the entire camp in 1935. Later work was done in the area by Bonham (1970) and Bonham & Garside (1974 & 1979) during the time that work was carried out by Summa, Tenneco, and Houston Oil and Minerals.

The earlier workers in the area had the distinct advantage of having the bulk of the mine workings available at one time or another for inspection, while the later workers had the ability to draw from all the earlier well-documented work. Given the nature of this primarily felsic volcanic center, and the considerable alteration that has taken place prior, during and possibly somewhat after the mineralizing events, the geology of the camp is quite complex, and deciphering the history of the geology and mineralization of the area is only possible due to the thorough the attention paid to detail and the recording of these findings by earlier workers.

Mineralization

The “Early” andesite of the Mizpah formation is almost exclusively the host rock for mineralization, however Bonanza style lode mineralization of the epoch does extend into the later andesite and in certain mines above the Mizpah into the Extension Breccia, the West End Rhyolitic intrusive and into the Fraction Tuff. From relative positioning and age dating it has been established that the earliest mineralizing event occurred between 20.5m.y. to 17m.y. before present.

The later mineralization event occurred around the end of the emplacement of the Fraction Tuff.

At Three Hills the gold bearing discontinuous, irregular, narrow, brecciated chalcedony quartz veinlets, and stockworks occur in a zone of pervasive silicification of the Siebert Formation immediately above the contact with the Fraction Tuff. At Hasbrouck, some gold-silver mineralization is seen within the Fraction Tuff, near its contact with the overlying Siebert formation, which hosts the bulk of the gold-silver mineralized veinlet and stockwork deposits. These occur as erratic bodies of hydrothermal breccia accompanied by strong pervasive silicification with associated adularia and pyrite. Adularia associated with mineralization at the Divide deposit was dated at between 16.3m.y. and 16.4 m.y. before present.

●	Previous Exploration Work

No significant exploration has been noted at these mines in a few decades so a historical account of publicly found data was assimilated.

●	Exploration Plans

Recent exploration phase for these properties has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

●	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on 4/5/2019. The Niton XRF (X-Ray Fluorescence) instrument was used in mining mode to analyze 23 minerals with GOLDD Technology enabled. GOLDD Technology: When low detection limits and high sample throughput are critical, the Niton XL3t GOLDD+ XRF analyzer delivers measurement times up to 10-times faster than conventional Si-PIN detectors and up to 3-times more precise than conventional smaller silicon drift detectors (SDD) – without helium purge or vacuum. Niton analyzers also feature the highest performance X-ray tube and speed detector available on the market. Spectrographs were created for each sample and are included in Appendix C.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of Jasper Mine showed that the elements promising for economic benefiting are Gold, Titanium, Manganese, Iron, Arsenic, Rubidium, Strontium, Zirconium, Niobium and Bismuth.

Jasper
XRF Survey Averaged Data Results
Gold	20.83	PPM
Titanium	2,811.30	PPM
Manganese	1,203.15	PPM
Iron	37,510.99	PPM
Arsenic	195.68	PPM
Rubidium	97.51	PPM
Strontium	411.72	PPM
Zirconium	161.78	PPM
Niobium	15.11	PPM
Hafnium	-	PPM
Tungsten	-	PPM
Bismuth	38.22	PPM

●	Local Infrastructure

Nearby geological attractions include Lunar Crater, the Sump and Monte Cristo’s Castle and there are five wilderness areas within hours of the community.

Infrastructure is excellent in Tonopah district. Power is available at various points throughout the prospect, with a high-tension line running east-west along the northern margin of the Belmont tailings. Most supplies are available in Tonopah, while the nearest railhead is in Mina Nevada, approximately 85 kilometers (53 miles) to the northwest along highway 95. Manpower is available in the region, and personnel exist locally with training specific to the mining industry due to the proximity of the property to Kinross’s Round Mountain, and Scorpio Gold’s Mineral Peak operations. The owned claims all have cell phone service. Las Vegas is located approximately 280 kilometers (174 miles) to the southeast of the property, while Reno (which is an important mining supply center) is 270 kilometers (168 miles) to the northwest. The claim block area should be large enough to accommodate a production facility, and there are several potential processing plant sites in the area.

●	Property Infrastructure

There are remains of what is believed to be a good-sized cabin outside.

Mine 5 – Barracks Nine

# Distribution of Gold (Au)

**Aggregate Reserves: $1,461,878,885.17**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Barracks Nine Property located in Tonopah, Nevada in Esmeralda County.

●	Property Description and Ownership

The mine is lode and open pit mine. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

The general course of this claim is North and South, and it is situated in the NE Quarter of Section 9, Township 1N, Range 41E, Mount Diablo Meridian, Esmeralda County, Nevada. This claim is 600 feet wide and 1,500 feet tall. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in a Northerly direction to the North end line and approximately 300 feet in a Southerly direction to the South end line. This claim is marked by four (4) monuments, one at each corner of the claim. Additionally, there are two (2) end-line markers on each side of the center of the claim. All markers are 4” x 4” wooden posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim.

The location monument on which this notice is posted is situated within Section 9, Township 1N, Range 41E, Mount Diablo Meridian, Esmeralda County Nevada and this claim encompasses portions of the following quarter section (s), Township (s), and Range (s); NE 1/4 of NE 1/4 and SE 1/4 of NE ¼ Section 9, T1N, R41E, Mount Diablo Meridian, Esmeralda County Nevada. The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: NE corner of this claim is the NE corner of Section 9, T1N, R41E. Beginning at the NE corner of this claim thence 600 feet due west to the NW corner of this claim, thence 1,500 feet due south to the SW corner of this claim, thence 600 feet due east to the SE corner of this claim, thence due north 1,500 feet back to the place of beginning, the NE corner.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. NMC1186292 in the NE Quarter of Section 9, Township 1N, Range 41E, Mount Diablo Meridian, Esmeralda County, Nevada from Gateway Gold & Minerals, Inc.

Barracks Nine Mine

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
NMC1186293	NMC1186292	BARRACKS NINE MINE	ESMERALDA	ACTIVE	LODE	2020	01/17/2019	21 0010N 0410E 009	NE

Lode Mining Claim, BARRACKS NINE MINE, Mount Diablo Meridian, Esmeralda County, NV

117.40000° W
117.38333° W
117.36667° W
WGS84 117.35000° W
37.98333° N
37.96667° N
37.95000° N
37.93333° N
Unnamed Street
32
33
34
35
5
4
3
2
8
9
10
11
17
16
Map created with TOPO! ©2010 National Geographic; ©2007 Tele Atlas
MILES
FEET
KILOMETERS
METERS
TN
MN
12½°
01/22/19
NATIONAL GEOGRAPHIC

BARRACKS NINE MINE
Legend
BARRACKS NINE
BARRACKS NINE
37.963282, -117.369891
37.963279, -117.371957
37.959150, -117.372004
37.959150, -117.369916
Google Earth
© 2018 Google
1000 ft
N

●	Location and Access

The property is readily accessible via Highway 95 from Las Vegas to the South or Hwy’s 95/6 from the North/West from Northern Nevada/Reno or Bishop California, and from Highway 6 from the east which intersects highway 95 in the heart of Tonopah. This mine can be accessed by dirt roads using an ATV (all-terrain vehicle) or four-wheel drive vehicle and a GPS, main dirt roads leading through the mining district are maintained, but two track roads to the individual mines are often difficult to traverse. Caution is mandatory within the entire valley as it is dotted with abandoned mines – some of them are easy to see from a distance, and other are impossible to see until you are right on top of them. 20% of them are roped or fenced off – the rest do not have safety barriers and one should be extremely careful in entering them. Being situated in the high desert there are limited water sources in the area throughout 10 months out of the year.

●	Regional Geology

Tonopah is located slightly inboard of the western margin of the Basin and Range province, and on the eastern margin of the “Walker Lane,” a zone of Miocene structural deformation trending northwest to southeast parallel to the trend of the Sierra Madre Mountains in Eastern California. The Walker Lane can best be characterized as a broad zone of abundant strike-slip right-stepping faulting. The trend of the pre-Tertiary geologic units over much of the Walker Lane exhibits an arcuate pattern as a result of the influence of two major structural regimes. A series of these arcs have been identified by past workers with the Tonopah area having been identified as being within the Silver Peak-Palmetto- Montezuma Oroflex (Albers & Stewart 1972). The oroflex is described as southward convex with bedding, fold axes and faults trending to the northwest in the Silver Peak Range, trending east-west in the Palmetto Mountains and swinging around to the Northeast in the Montezuma Peak region. The Tonopah area lies on the eastern limb of the oroflex. The Walker Lane is also noted as being particularly well endowed with mineral deposits and the coincidence of these two structural regimes has created favorable plumbing, which is responsible for the high frequency of deposits in the region.

To the west of Tonopah, the White Mountains represent the westernmost range of the central Basin and Range province. They are situated to the east of the unextended Sierra Nevada Range and represent a crustal block that is bounded along its western flank by the high-angle White Mountains fault zone, with up to 8 km of total dip-slip displacement. Miocene volcanic rocks preserved along the eastern side of the range unconformably overlie Mesozoic granitic basement and dip up to 25° to the east, tilting occurred in the middle Miocene. The early geology of the general Tonopah region is relatively simple with the earliest Cambrian and Precambrian rocks comprised primarily of distal maritime facies - limestones, and dolomites with some hornfelsed shales. These are in fault contact with Ordivician limestones, argillites, and shales. From this point in time forward things become increasingly complex due to extensive volcanism in possibly alternating terrestrial and lacustrine settings. None of the Cambrian or Precambrian rocks outcrop in the immediate Tonopah area but fragments of these lithologies are present in volcanic breccias locally, so it is believed they form the basement of the volcanic complex.

●	Property Geology

The local geology is extremely well documented with geological investigations going back as early as 1905 when Spurr first published his voluminous observations of the camp. Spurr continued his work in the camp well into the 1920’s, followed by Bastin and Laney (1918), and later Nolan in 1930 published a study of the mines in the western part of the camp, and later expanded on this work, publishing a study that encompassed the entire camp in 1935. Later work was done in the area by Bonham (1970) and Bonham & Garside (1974 & 1979) during the time that work was carried out by Summa, Tenneco, and Houston Oil and Minerals. The earlier workers in the area had the distinct advantage of having the bulk of the mine workings available at one time or another for inspection, while the later workers had the ability to draw from all the earlier well-documented work.

Given the nature of this primarily felsic volcanic center, and the considerable alteration that has taken place prior, during and possibly somewhat after the mineralizing events, the geology of the camp is quite complex, and deciphering the history of the geology and mineralization of the area is only possible due to the thorough the attention paid to detail and the recording of these findings by earlier workers.

●	Mineralization

The “Early” andesite of the Mizpah formation is almost exclusively the host rock for mineralization, however Bonanza style lode mineralization of the epoch does extend into the later andesite and in certain mines above the Mizpah into the Extension Breccia, the West End Rhyolitic intrusive and into the Fraction Tuff. From relative positioning and age dating it has been established that the earliest mineralizing event occurred between 20.5m.y. to 17m.y. before present.

The later mineralization event occurred around the end of the emplacement of the Fraction Tuff.

At Three Hills the gold bearing discontinuous, irregular, narrow, brecciated chalcedony quartz veinlets, and stockworks occur in a zone of pervasive silicification of the Siebert Formation immediately above the contact with the Fraction Tuff. At Hasbrouck, some gold-silver mineralization is seen within the Fraction Tuff, near its contact with the overlying Siebert formation, which hosts the bulk of the gold-silver mineralized veinlet and stockwork deposits. These occur as erratic bodies of hydrothermal breccia accompanied by strong pervasive silicification with associated adularia and pyrite. Adularia associated with mineralization at the Divide deposit was dated at between 16.3m.y. and 16.4 m.y. before present.

It is easy to see the vein they were following, a rich vein with lots of gem-quality quartz in a thick, wide vein running from the surface down. A shaft was cut 62 feet deep at about a 20-degree angle, and at the bottom, it branches into a horizontal adit running North to Northeast under the peak of this hill right next to the General Thomas Hill (where one of the largest producing mines in the area is still located). There is some really good color even at the top of the shaft, so easy to get to. There is plenty of material in the access point before you even enter the mine. This is one of the last Tonopah mines available for mining.

●	Previous Exploration Work

No significant exploration has been noted at these mines in a few decades so a historical account of publicly found data was assimilated. The Tonopah Mining District began circa 1900 with the discovery of gold and silver-rich ore by prospector Jim Butler when he went looking for a lost burro he owned. The burro had wandered off during the night and sought shelter near a rock outcropping. When Butler discovered the animal the next morning, he picked up a rock to throw at the beast, but instead noticed the rock was unusually heavy. He had stumbled upon the second-richest silver strike in Nevada history. While Butler may have been responsible for the first ore strike, it took men of wealth and power to consolidate the mines and reinvest their profits into the infrastructure of the town of Tonopah.

George Wingfield, a 24-year-old poker player when he arrived in Tonopah, played poker, and dealt faro in the town saloons. Once he had a small bankroll, he talked Jack Carey, owner of the Tonopah Club, into taking him in as a partner and to file for a gaming license. In 1903, miners rioted against Chinese workers in Tonopah, which spurred a boycott in China of U.S. goods. By 1904, after investing his winnings in the Boston-Tonopah Mining Company, Wingfield was worth $2 million. When old friend George S. Nixon, a banker, arrived in town, Wingfield invested in his Nye County Bank. They grub staked miners with friend Nick Abelman, bought existing mines, and by the time the partners moved to Goldfield, Nevada and made their Goldfield Consolidated Mining Company a public corporation in 1906, , Nixon and Wingfield were worth over $30 million. Small mining ventures continue to this day to provide income for local miners.

The discovery and development of the Tonopah area can be separated into four periods. From 1900 to 1903 the various participants acquired their ground and commenced development work by sinking shafts to access the ore. Between 1903 and 1907 development continued and better and more efficient equipment was deployed to increase production. The recession of 1907 to 1910 caused production to drop off as only the higher-grade ore could be profitably mined with silver prices dropping to as low as $0.25/oz. During this period many of the weaker companies went out of business and consolidation of claims occurred. The high point of the Tonopah camp occurred between 1910 and 1930 with production peaking around 1918 at 622,364 tons/year, with a recorded value of $9,311,560, and declining steadily through the 1920’s.

Production came to a halt with the exception of leasehold mining in the 30’s due to the depression and low precious metals prices. There was virtually no activity during the war in the 40’s but there was somewhat of a resurgence of activity in the 50’s. In the Tonopah area produced in the order of 174 million ounces of silver, and 1.86 million ounces of gold from approximately 8.8 million tons of ore. Sporadic exploration has continued in the general area with new prospects being discovered including the Hall Molybdenum Mine, the Midway, Three Hills, and Hasbrouck gold prospects.

By January of 1901 there were between 40 and 50 lessees working leases granted by Butler et al, which consisted of 100 feet of vein and 50 feet to either side. It is problematic to determine exactly what production came from which claim or lease as typically several were amalgamated by a single company, and quite often the underground workings connected from one claim to the next. Often a shaft on one claim was used pretty much exclusively while a nearby shaft on the same groups of claims sat idle. It is likely impossible to ascertain or differentiate what production came from a single source or ascribe in many cases the full significance of some of these veins especially as quite often the production from one mine was brought to surface at another shaft, and not reported in a segregated manner.

●	Exploration Plans

Recent exploration phase for the property has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

●	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on 4/5/2019. The Niton XRF (X-Ray Fluorescence) instrument was used in mining mode to analyze 23 minerals with GOLDD Technology enabled. GOLDD Technology: When low detection limits and high sample throughput are critical, the Niton XL3t GOLDD+ XRF analyzer delivers measurement times up to 10-times faster than conventional Si-PIN detectors and up to 3-times more precise than conventional smaller silicon drift detectors (SDD) – without helium purge or vacuum. Niton analyzers also feature the highest performance X-ray tube and speed detector available on the market. Spectrographs were created for each sample and are included in Appendix C.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of Barracks Nine Mine showed that the elements promising for economic benefiting are: Gold, Titanium, Manganese, Iron, Arsenic, Rubidium, Strontium, Zirconium, Niobium and Bismuth.

Barracks Nine
XRF Survey Averaged Data Results
Gold	17.34	PPM
Titanium	3,050.25	PPM
Manganese	1,523.23	PPM
Iron	33,287.72	PPM
Arsenic	44.75	PPM
Rubidium	97.59	PPM
Strontium	388.07	PPM
Zirconium	214.53	PPM
Niobium	16.36	PPM
Hafnium	-	PPM
Tungsten	-	PPM
Bismuth	9.78	PPM

●	Local Infrastructure

Nearby geological attractions include Lunar Crater, the Sump and Monte Cristo’s Castle and there are five wilderness areas within hours of the community. The nearby Tonopah Test Range is the town’s main source of employment. The military has used the range and surrounding areas over the last half dozen decades as a nuclear test site, a bombing range, and as a base of operations for the development of the F-117 Nighthawk. Its location about halfway between Reno and Las Vegas as a stopover and rest spot on a lonely highway, the town has done fairly well. The Tonopah Station has slots, and the Banc Club also offers some gaming. Numerous restaurants, shops, gas stations and motels means it is a perfect place for staging while you work this mine.

Infrastructure is excellent in Tonopah district. Power is available at various points throughout the prospect, with a high-tension line running east-west along the northern margin of the Belmont tailings. Most supplies are available in Tonopah, while the nearest railhead is in Mina Nevada, approximately 85 kilometers (53 miles) to the northwest along highway 95. Manpower is available in the region, and personnel exist locally with training specific to the mining industry due to the proximity of the property to Kinross’s Round Mountain, and Scorpio Gold’s Mineral Peak operations. The owned claims all have cell phone service. Las Vegas is located approximately 280 kilometers (174 miles) to the southeast of the property, while Reno (which is an important mining supply center) is 270 kilometers (168 miles) to the northwest. The claim block area should be large enough to accommodate a production facility, and there are several potential processing plant sites in the area.

●	Property Infrastructure

There is no developed infrastructure on this property.

Mine 6 – Eclipse

# Distribution of Gold (Au)

MINING - GOLD [CJH] - AU reading from XRF

**Aggregate Reserves: $1,209,113,093.19**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Eclipse Mine Property located in Tonopah, Nevada in Esmeralda County.

●	Property Description and Ownership

The Eclipse mine is lode and open-pit mines. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

The general course of this claim is North and South, and it is situated in the NW Quarter of Section 11, Township 1N, Range 40E, Mount Diablo Meridian, Esmeralda County, Nevada. This claim is 1,500 feet in length and 600 feet in width. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in a Northerly direction to the North end line and approximately 300 feet in a Southerly direction to the South end line. This claim is marked by four (4) monuments, one at each corner of the claim. Additionally, there are two (2) end-line markers on each side of the center of the claim. All markers are 4” x 4” wooden posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim.

The location monument on which this notice is posted is situated within Section 11, Township IN, Range 40E, Mount Diablo Meridian, Esmeralda County Nevada and this claim encompasses portions of the following quarter section (s), Township (s), and Range (s); NW 1/4 of Section 11, T1N, R40E, Mount Diablo Meridian, Esmeralda County Nevada. The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: NW corner of this claim is located 1,130 Feet South and 1,230 Feet East from the NW corner of Section 11, T1N, R40E. Beginning at the NW corner of this claim thence south a distance of 1,500 feet to the SW corner of this claim, thence east 600 feet to the SE corner of this claim, thence North 1,500 feet to the NE corner of this claim, thence west 600 feet back to the place of beginning.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. NMC1187899 in the NW Quarter of Section 11, Township 1N, Range 40E, Mount Diablo Meridian, Esmeralda County, Nevada from Gateway Gold & Minerals, Inc.

Eclipse Mine

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
NMC1187899	NMC1187899	ECLIPSE MINE	ESMERALDA	ACTIVE	LODE	2020	03/12/2019	21 0010N 0400E 011	NW

## Lode Mining Claim Eclipse, Tonopah Mining District, Esmeralda County, Nevada

117.48333° W
117.46667° W
117.45000° W
WGS84 117.43333° W
37.96667° N
37.95000° N
37.93333° N
JEEP TRAIL
Spring
HILLS
Discovery Monument
Corner Monument
End Line Monument
1,500 Feet
600'
Map created with TOPO! © 2010 National Geographic
MILES
FEET
KILOMETERS
METERS
TN
MN
13°

NATIONAL GEOGRAPHIC

07/22/13

ECLIPSE MINE
37.960226°, -117.456790°
37.960226°, -117.454706°
37.956107°, -117.456790°
37.956107°, -117.454706°
Google Earth
Legend
1000 ft

●	Location and Access

The property is readily accessible via Highway 95 from Las Vegas to the South or Hwy’s 95/6 from the North/West from Northern Nevada/Reno or Bishop California, and from Highway 6 from the east which intersects highway 95 in the heart of Tonopah. This mine can be accessed by dirt roads using an ATV (all-terrain vehicle) or four-wheel drive vehicle and a GPS, main dirt roads leading through the mining district are maintained, but two track roads to the individual mines are often difficult to traverse. Caution is mandatory within the entire valley as it is dotted with abandoned mines – some of them are easy to see from a distance, and other are impossible to see until you are right on top of them. 20% of them are roped or fenced off – the rest do not have safety barriers and one should be extremely careful in entering them. Being situated in the high desert there are limited water sources in the area throughout 10 months out of the year.

●	Regional Geology

Tonopah is located slightly inboard of the western margin of the Basin and Range province, and on the eastern margin of the “Walker Lane,” a zone of Miocene structural deformation trending northwest to southeast parallel to the trend of the Sierra Madre Mountains in Eastern California. The Walker Lane can best be characterized as a broad zone of abundant strike-slip right-stepping faulting. The trend of the pre-Tertiary geologic units over much of the Walker Lane exhibits an arcuate pattern as a result of the influence of two major structural regimes. A series of these arcs have been identified by past workers with the Tonopah area having been identified as being within the Silver Peak-Palmetto- Montezuma Oroflex (Albers & Stewart 1972). The oroflex is described as southward convex with bedding, fold axes and faults trending to the northwest in the Silver Peak Range, trending east-west in the Palmetto Mountains and swinging around to the Northeast in the Montezuma Peak region. The Tonopah area lies on the eastern limb of the oroflex. The Walker Lane is also noted as being particularly well endowed with mineral deposits and the coincidence of these two structural regimes has created favorable plumbing, which is responsible for the high frequency of deposits in the region.

To the west of Tonopah, the White Mountains represent the westernmost range of the central Basin and Range province. They are situated to the east of the unextended Sierra Nevada Range and represent a crustal block that is bounded along its western flank by the high-angle White Mountains fault zone, with up to 8 km of total dip-slip displacement. Miocene volcanic rocks preserved along the eastern side of the range unconformably overlie Mesozoic granitic basement and dip up to 25° to the east, tilting occurred in the middle Miocene. The early geology of the general Tonopah region is relatively simple with the earliest Cambrian and Precambrian rocks comprised primarily of distal maritime facies - limestones, and dolomites with some hornfelsed shales. These are in fault contact with Ordivician limestones, argillites, and shales. From this point in time forward things become increasingly complex due to extensive volcanism in possibly alternating terrestrial and lacustrine settings. None of the Cambrian or Precambrian rocks outcrop in the immediate Tonopah area but fragments of these lithologies are present in volcanic breccias locally, so it is believed they form the basement of the volcanic complex.

●	Property Geology

The local geology is extremely well documented with geological investigations going back as early as 1905 when Spurr first published his voluminous observations of the camp. Spurr continued his work in the camp well into the 1920’s, followed by Bastin and Laney (1918), and later Nolan in 1930 published a study of the mines in the western part of the camp, and later expanded on this work, publishing a study that encompassed the entire camp in 1935. Later work was done in the area by Bonham (1970) and Bonham & Garside (1974 & 1979) during the time that work was carried out by Summa, Tenneco, and Houston Oil and Minerals. The earlier workers in the area had the distinct advantage of having the bulk of the mine workings available at one time or another for inspection, while the later workers had the ability to draw from all the earlier well-documented work.

Given the nature of this primarily felsic volcanic center, and the considerable alteration that has taken place prior, during and possibly somewhat after the mineralizing events, the geology of the camp is quite complex, and deciphering the history of the geology and mineralization of the area is only possible due to the thorough the attention paid to detail and the recording of these findings by earlier workers.

●	Mineralization

The “Early” andesite of the Mizpah formation is almost exclusively the host rock for mineralization, however Bonanza style lode mineralization of the epoch does extend into the later andesite and in certain mines above the Mizpah into the Extension Breccia, the West End Rhyolitic intrusive and into the Fraction Tuff. From relative positioning and age dating it has been established that the earliest mineralizing event occurred between 20.5m.y. to 17m.y. before present.

The later mineralization event occurred around the end of the emplacement of the Fraction Tuff.

At Three Hills the gold bearing discontinuous, irregular, narrow, brecciated chalcedony quartz veinlets, and stockworks occur in a zone of pervasive silicification of the Siebert Formation immediately above the contact with the Fraction Tuff. At Hasbrouck, some gold-silver mineralization is seen within the Fraction Tuff, near its contact with the overlying Siebert formation, which hosts the bulk of the gold-silver mineralized veinlet and stockwork deposits. These occur as erratic bodies of hydrothermal breccia accompanied by strong pervasive silicification with associated adularia and pyrite. Adularia associated with mineralization at the Divide deposit was dated at between 16.3m.y. and 16.4 m.y. before present.

●	Previous Exploration Work

No significant exploration completed prior to our exploration phase.

●	Exploration Plans

Recent exploration phase for these properties has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

·	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on 4/5/2019. The Niton XRF (X-Ray Fluorescence) instrument was used in mining mode to analyze 23 minerals with GOLDD Technology enabled. GOLDD Technology: When low detection limits and high sample throughput are critical, the Niton XL3t GOLDD+ XRF analyzer delivers measurement times up to 10-times faster than conventional Si-PIN detectors and up to 3-times more precise than conventional smaller silicon drift detectors (SDD) – without helium purge or vacuum. Niton analyzers also feature the highest performance X-ray tube and speed detector available on the market. Spectrographs were created for each sample and are included in Appendix C.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of Fortuna & Eclipse Mines are combined and showed that the elements promising for economic benefiting are Gold, Titanium, Manganese, Iron, Arsenic, Rubidium, Strontium, Zirconium, Niobium, Hafnium, Tungsten, and Bismuth. These mines are adjacent to one another and were combined during mapping and analysis. The terrain was extreme and difficult to traverse. Limited samples were taken on slopes greater than 30% due to safety concerns. All visible pits, shafts and ridges were sampled, refer to Ni 43-101 Technical Report for further details. Due to limited samples many of the values were extrapolated from inputs into mapping software and thus should be considered when reviewing.

Eclipse & Fortuna
XRF Survey Averaged Data Results
Gold	37.92	PPM
Titanium	2,228.86	PPM
Manganese	4,774.47	PPM
Iron	68,846.82	PPM
Arsenic	1,482.46	PPM
Rubidium	72.65	PPM
Strontium	168.86	PPM
Zirconium	281.91	PPM
Niobium	13.65	PPM
Hafnium	2,388.94	PPM
Tungsten	1,345.66	PPM
Bismuth	398.88	PPM

●	Local Infrastructure

Nearby geological attractions include Lunar Crater, the Sump and Monte Cristo’s Castle and there are five wilderness areas within hours of the community. The nearby Tonopah Test Range is the town’s main source of employment. The military has used the range and surrounding areas over the last half dozen decades as a nuclear test site, a bombing range, and as a base of operations for the development of the F-117 Nighthawk. Its location about halfway between Reno and Las Vegas as a stopover and rest spot on a lonely highway, the town has done fairly well. The Tonopah Station has slots, and the Banc Club also offers some gaming. Numerous restaurants, shops, gas stations and motels means it is a perfect place for staging while you work this mine.

Infrastructure is excellent in Tonopah district. Power is available at various points throughout the prospect, with a high-tension line running east-west along the northern margin of the Belmont tailings. Most supplies are available in Tonopah, while the nearest railhead is in Mina Nevada, approximately 85 kilometers (53 miles) to the northwest along highway 95. Manpower is available in the region, and personnel exist locally with training specific to the mining industry due to the proximity of the property to Kinross’s Round Mountain, and Scorpio Gold’s Mineral Peak operations. The owned claims all have cell phone service. Las Vegas is located approximately 280 kilometers (174 miles) to the southeast of the property, while Reno (which is an important mining supply center) is 270 kilometers (168 miles) to the northwest. The claim block area should be large enough to accommodate a production facility, and there are several potential processing plant sites in the area.

●	Property Infrastructure

There is no developed infrastructure on this property.

Mine 7 – Fortuna

FORTUNA MINE
Legend
FORTUNA MINE
FORTUNA MINE
NW 37.960232, -117.459096
NE 37.960232, -117.457006
SW 37.956110, -117.459096
SE 37.956110, -117.457006
N
962 ft
Google Earth
Imagery Date: 8/10/2013
37°57'29.53" N 117°27'30.15" W elev 5984 ft
eye alt 10650 ft

# Distribution of Gold (Au)

MINING - GOLD [CJH] - AU reading from XRF

**Aggregate Reserves: $1,970,774,477.31**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Fortuna Mine Property located in Tonopah, Nevada in Esmeralda County.

●	Property Description and Ownership

The Fortuna mine is lode and open-pit mines. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

The FORTUNA MINE lode mining claim, NMC1190597. The general course of this claim is North and South, and it is situated in the NW Quarter of Section 11, Township 1N, Range 40E, Mount Diablo Meridian, Esmeralda County, Nevada. This claim is 600 feet wide and 1,500 feet high. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in a Northerly direction to the North end line and approximately 300 feet in a Southerly direction to the South end line. This claim is marked by four (4) monuments, one at each corner of the claim. Additionally, there are two (2) end-line markers on each side of the center of the claim. All markers are 4” x 4” posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim. The location monument on which this notice is posted is situated within Section 11, Township 1N, Range 40E, Mount Diablo Meridian, Esmeralda County Nevada and this claim encompasses portions of the following quarter section (s), Township (s), and Range (s); NW 1/4 of NW 1/4 and SW 1/4 of NW 1/4 Section 11, T1N, R40E, Mount Diablo Meridian, Esmeralda County Nevada. The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: NW corner of this claim is located 1,150 Feet South and 570 Feet East from the NW corner of Section 11, T1N, R40E. Beginning at the NW corner of this claim thence 1,500 feet due south to the SW corner of this claim, thence due east 600 feet to the SE corner of this claim, thence due north 1,500 feet to the NE corner of this claim, thence due west 600 feet back to the place of beginning, the NW corner.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. NMC1190597 in the NW Quarter of Section 11, Township 1N, Range 40E, Mount Diablo Meridian, Esmeralda County, Nevada from Gateway Gold & Minerals, Inc.

Fortuna Mine

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
NMC1190597	NMC1190597	FORTUNA MINE	ESMERALDA	ACTIVE	LODE	2020	07/21/2019	21 0010N 0400E 011	NW

Lode Mining Claim, FORTUNA MINE , Mount Diablo Meridian, Esmeralda County, NV

117.48333° W
117.46667° W
117.45000° W
WGS84 117.43333° W
37.98333° N
37.96667° N
37.95000° N
37.93333° N
Unnamed Street
JEEP
TRAIL
Spring
HILLS
Map created with TOPO!® ©2010 National Geographic; ©2007 Tele Atlas, Rel.
MILES
FEET
KILOMETERS
METERS
TN
MN
12½°

NATIONAL GEOGRAPHIC

02/25/19

●	Location and Access

The property is readily accessible via Highway 95 from Las Vegas to the South or Hwy’s 95/6 from the North/West from Northern Nevada/Reno or Bishop California, and from Highway 6 from the east which intersects highway 95 in the heart of Tonopah. This mine can be accessed by dirt roads using an ATV (all-terrain vehicle) or four-wheel drive vehicle and a GPS, main dirt roads leading through the mining district are maintained, but two track roads to the individual mines are often difficult to traverse. Caution is mandatory within the entire valley as it is dotted with abandoned mines – some of them are easy to see from a distance, and other are impossible to see until you are right on top of them. 20% of them are roped or fenced off – the rest do not have safety barriers and one should be extremely careful in entering them. Being situated in the high desert there are limited water sources in the area throughout 10 months out of the year.

●	Regional Geology

Tonopah is located slightly inboard of the western margin of the Basin and Range province, and on the eastern margin of the “Walker Lane,” a zone of Miocene structural deformation trending northwest to southeast parallel to the trend of the Sierra Madre Mountains in Eastern California. The Walker Lane can best be characterized as a broad zone of abundant strike-slip right-stepping faulting. The trend of the pre-Tertiary geologic units over much of the Walker Lane exhibits an arcuate pattern as a result of the influence of two major structural regimes. A series of these arcs have been identified by past workers with the Tonopah area having been identified as being within the Silver Peak-Palmetto- Montezuma Oroflex (Albers & Stewart 1972). The oroflex is described as southward convex with bedding, fold axes and faults trending to the northwest in the Silver Peak Range, trending east-west in the Palmetto Mountains and swinging around to the Northeast in the Montezuma Peak region. The Tonopah area lies on the eastern limb of the oroflex. The Walker Lane is also noted as being particularly well endowed with mineral deposits and the coincidence of these two structural regimes has created favorable plumbing, which is responsible for the high frequency of deposits in the region.

To the west of Tonopah, the White Mountains represent the westernmost range of the central Basin and Range province. They are situated to the east of the unextended Sierra Nevada Range and represent a crustal block that is bounded along its western flank by the high-angle White Mountains fault zone, with up to 8 km of total dip-slip displacement. Miocene volcanic rocks preserved along the eastern side of the range unconformably overlie Mesozoic granitic basement and dip up to 25° to the east, tilting occurred in the middle Miocene. The early geology of the general Tonopah region is relatively simple with the earliest Cambrian and Precambrian rocks comprised primarily of distal maritime facies - limestones, and dolomites with some hornfelsed shales. These are in fault contact with Ordivician limestones, argillites, and shales. From this point in time forward things become increasingly complex due to extensive volcanism in possibly alternating terrestrial and lacustrine settings. None of the Cambrian or Precambrian rocks outcrop in the immediate Tonopah area but fragments of these lithologies are present in volcanic breccias locally, so it is believed they form the basement of the volcanic complex.

●	Property Geology

The local geology is extremely well documented with geological investigations going back as early as 1905 when Spurr first published his voluminous observations of the camp. Spurr continued his work in the camp well into the 1920’s, followed by Bastin and Laney (1918), and later Nolan in 1930 published a study of the mines in the western part of the camp, and later expanded on this work, publishing a study that encompassed the entire camp in 1935. Later work was done in the area by Bonham (1970) and Bonham & Garside (1974 & 1979) during the time that work was carried out by Summa, Tenneco, and Houston Oil and Minerals. The earlier workers in the area had the distinct advantage of having the bulk of the mine workings available at one time or another for inspection, while the later workers had the ability to draw from all the earlier well-documented work.

Given the nature of this primarily felsic volcanic center, and the considerable alteration that has taken place prior, during and possibly somewhat after the mineralizing events, the geology of the camp is quite complex, and deciphering the history of the geology and mineralization of the area is only possible due to the thorough the attention paid to detail and the recording of these findings by earlier workers.

●	Mineralization

The “Early” andesite of the Mizpah formation is almost exclusively the host rock for mineralization, however Bonanza style lode mineralization of the epoch does extend into the later andesite and in certain mines above the Mizpah into the Extension Breccia, the West End Rhyolitic intrusive and into the Fraction Tuff. From relative positioning and age dating it has been established that the earliest mineralizing event occurred between 20.5m.y. to 17m.y. before present.

The later mineralization event occurred around the end of the emplacement of the Fraction Tuff.

At Three Hills the gold bearing discontinuous, irregular, narrow, brecciated chalcedony quartz veinlets, and stockworks occur in a zone of pervasive silicification of the Siebert Formation immediately above the contact with the Fraction Tuff. At Hasbrouck, some gold-silver mineralization is seen within the Fraction Tuff, near its contact with the overlying Siebert formation, which hosts the bulk of the gold-silver mineralized veinlet and stockwork deposits.

These occur as erratic bodies of hydrothermal breccia accompanied by strong pervasive silicification with associated adularia and pyrite. Adularia associated with mineralization at the Divide deposit was dated at between 16.3m.y. and 16.4 m.y. before present.

●	Previous Exploration Work

No significant exploration has been noted at these mines in a few decades so a historical account of publicly found data was assimilated.

●	Exploration Plans

Recent exploration phase for these properties has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

●	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on 4/5/2019. The Niton XRF (X-Ray Fluorescence) instrument was used in mining mode to analyze 23 minerals with GOLDD Technology enabled. GOLDD Technology: When low detection limits and high sample throughput are critical, the Niton XL3t GOLDD+ XRF analyzer delivers measurement times up to 10-times faster than conventional Si-PIN detectors and up to 3-times more precise than conventional smaller silicon drift detectors (SDD) – without helium purge or vacuum. Niton analyzers also feature the highest performance X-ray tube and speed detector available on the market. Spectrographs were created for each sample and are included in Appendix C.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of Fortuna & Eclipse Mines are combined and showed that the elements promising for economic benefiting are Gold, Titanium, Manganese, Iron, Arsenic, Rubidium, Strontium, Zirconium, Niobium, Hafnium, Tungsten, and Bismuth. These mines are adjacent to one another and were combined during mapping and analysis. The terrain was extreme and difficult to traverse. Limited samples were taken on slopes greater than 30% due to safety concerns. All visible pits, shafts and ridges were sampled, refer to Ni 43-101 Technical Report for further details. Due to limited samples many of the values were extrapolated from inputs into mapping software and thus should be considered when reviewing.

Eclipse & Fortuna
XRF Survey Averaged Data Results
Gold	37.92	PPM
Titanium	2,228.86	PPM
Manganese	4,774.47	PPM
Iron	68,846.82	PPM
Arsenic	1,482.46	PPM
Rubidium	72.65	PPM
Strontium	168.86	PPM
Zirconium	281.91	PPM
Niobium	13.65	PPM
Hafnium	2,388.94	PPM
Tungsten	1,345.66	PPM
Bismuth	398.88	PPM

●	Local Infrastructure

Nearby geological attractions include Lunar Crater, the Sump and Monte Cristo’s Castle and there are five wilderness areas within hours of the community. The nearby Tonopah Test Range is the town’s main source of employment. The military has used the range and surrounding areas over the last half dozen decades as a nuclear test site, a bombing range, and as a base of operations for the development of the F-117 Nighthawk. Its location about halfway between Reno and Las Vegas as a stopover and rest spot on a lonely highway, the town has done fairly well. The Tonopah Station has slots, and the Banc Club also offers some gaming. Numerous restaurants, shops, gas stations and motels means it is a perfect place for staging while you work this mine.

Infrastructure is excellent in Tonopah district. Power is available at various points throughout the prospect, with a high-tension line running east-west along the northern margin of the Belmont tailings. Most supplies are available in Tonopah, while the nearest railhead is in Mina Nevada, approximately 85 kilometers (53 miles) to the northwest along highway 95. Manpower is available in the region, and personnel exist locally with training specific to the mining industry due to the proximity of the property to Kinross’s Round Mountain, and Scorpio Gold’s Mineral Peak operations. The owned claims all have cell phone service. Las Vegas is located approximately 280 kilometers (174 miles) to the southeast of the property, while Reno (which is an important mining supply center) is 270 kilometers (168 miles) to the northwest. The claim block area should be large enough to accommodate a production facility, and there are several potential processing plant sites in the area.

●	Property Infrastructure

Three (3) Mines here – one shaft and 2 adits. The shaft is cut on an ancient riverbed. Two Adits/Tunnels are very solid and cut from hard rock right across the wash.

Mine 8 – Purple Heart

# Distribution of Gold (Au)

MINING - GOLD [CJH] - AU reading from XRF
water tailing7
water tailing8
water tailing6
water tailing4
water tailing3
water tailing2
25.0
24.0
23.0
22.0
21.0
20.0
19.0
18.0
17.0
16.0
15.0
14.0
13.0
12.0
0
100
FEET

**Aggregate Reserves: $1,728,703,539.75**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found the Purple Heart Mine Property located in Buckhorn, New Mexico, in Grant County.

●	Property Description and Ownership

The mine is a lode mine. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

The general course of this claim is East and West, and it is situated in the SE quarter of Section 3, T18S, R17W, New Mexico Meridian, Grant County, New Mexico. This claim is 1,500 feet in length and 600 feet in width. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in an Easterly direction to the East end line and approximately 300 feet in a Westerly direction to the West end line. The claim excludes any and all patented mining claims and Federal Highways located within said boundaries. This claim is marked by four (4) monuments, one at each corner of the claim. Additionally, there are two (2) end-line markers on each side of the center of the claim. All markers are 4” x 4” posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim. The location monument on which this notice is posted is situated within Section 3, Township 18S, Range 17W, New Mexico Meridian, Grant County, New Mexico. This claim encompasses portions of the following quarter section (s), Township (s), and Range (s); NE 1/4 of SE 1/4 and NW 1/4 of SE 1/4 of S3, T18S, R17W, New Mexico Meridian, Grant County, New Mexico. More specifically, the locality of this claim with reference to some natural object or permanent monument and 0 feet West of the SSE corner pf Section 3, T18S, R17W.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. NMMC200984 in the SE quarter of Section 3, T18S, R17W, New Mexico Meridian, Grant County, New Mexico from Gateway Gold & Minerals, Inc.

Purple Heart Mine

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
NMMC200984	NMMC200983	PURPLE HEART MINE	GRANT	ACTIVE	LODE	2020	01/05/2019	23 0180S 0170W 003	SE

●	Location and Access

The Black Hawk mining district is mostly in sections. 20, 21, 22, 28, and 29, T. 18 S., R. 16 W., in Grant County, N. Mex., and is 21 miles by road west of Silver City, the terminus of a branch line of the Atchison, Topeka and Santa Fe Railway. Access roads are plentiful being situated in Gila National Forest with thousands of miles of off-road vehicle trails. A four-wheel drive, high ground clearance vehicle with good tires is highly recommended due to large rock obstacles and deep sandy washes that must be traversed to access the mines.

The 12’ tall and 15’ wide entrance of Purple Heart mine is partially blocked by a tree and some brush but is still easy to access on foot. The mine shaft is visible for 70-feet before water prohibits the full exploration of the shaft(s). Local ranchers have used this water for decades to fill cattle troughs, so it is likely replenished every year during the wet season. The adit will not be entirely explored without dewatering the mine. Evidence of old tracking and tailings onsite indicated that the workings on this main adit will likely be extensive.

●	Regional Geology

The oldest rocks in the Black Hawk mining district belong to the Proterozoic Bullard Peak Group, which includes quartzite, amphibolite, migmatite and various types of schist and gneiss (Hewitt, 1959; Gillerman, 1964). Intruding these rocks is Proterozoic quartz diorite gneiss, which is the predominant rock in the area and part of the Burro Mountain batholith that crops out extensively to the south and southwest of the area (Gillerman, 1964). The gneiss, which contains 35 ppm Co and 23 ppm Ni (Gerwe and Norman, 1985), is in turn intruded by Tertiary Twin Peaks monzonite porphyry and other rock types.

The Twin Peaks monzonite stock also occurs as dikes and irregular masses in the northern portion of the district (Gillerman, 1964). This monzonite contains approximately 20 ppm Co and 11 ppm Ni (Gerwe and Norman, 1985), is Late Cretaceous age (72.5 +- 4.7 Ma; Hedlund, 1985a), and is associated with the mineralized veins. A whole-rock sample of altered material adjacent to a vein has an age date of 65.3 +- 1.2 Ma (K-Ar; Gerwe, 1986). Metamorphic and igneous rocks are overlain by Cretaceous quartzite and Tertiary rhyolite in the northern area of the district (Gillerman, 1964).

Two prominent fault systems trending slightly east of north are the main geologic structures in the district (Gillerman, 1964). Each fault system consists of a rather persistent fault from which other faults split off, trending to the northeast or northwest.

●	Property Geology

The oldest rocks in the Black Hawk mining district belong to the Proterozoic Bullard Peak Group, which includes quartzite, amphibolite, migmatite and various types of schist and gneiss (Hewitt, 1959; Gillerman, 1964). Intruding these rocks is Proterozoic quartz diorite gneiss, which is the predominant rock in the area and part of the Burro Mountain batholith that crops out extensively to the south and southwest of the area (Gillerman, 1964). The gneiss, which contains 35 ppm Co and 23 ppm Ni (Gerwe and Norman, 1985), is in turn intruded by Tertiary Twin Peaks monzonite porphyry and other rock types.

The Twin Peaks monzonite stock also occurs as dikes and irregular masses in the northern portion of the district (Gillerman, 1964). This monzonite contains approximately 20 ppm Co and 11 ppm Ni (Gerwe and Norman, 1985), is Late Cretaceous age (72.5 +- 4.7 Ma; Hedlund, 1985a), and is associated with the mineralized veins. A whole-rock sample of altered material adjacent to a vein has an age date of 65.3 +- 1.2 Ma (K-Ar; Gerwe, 1986). Metamorphic and igneous rocks are overlain by Cretaceous quartzite and Tertiary rhyolite in the northern area of the district (Gillerman, 1964).

Two prominent fault systems trending slightly east of north are the main geologic structures in the district (Gillerman, 1964). Each fault system consists of a rather persistent fault from which other faults split off, trending to the northeast or northwest.

●	Mineralization

The unusual nickel-cobalt-silver deposits of the Black Hawk mining district make the area one of special interest. Although similar deposits are described worldwide (Cobalt and Great Bear Lake in Canada and Joachimstah in the former Czechoslovakia (Gillerman and Whitebread, 1956), few known deposits have nickel- cobalt-silver ore with uraniumin carbonate gangue (Gillerman, 1964). In the Black Hawk district, the mineral deposits are simple fissure-filling veins mostly in the quartz diorite gneiss near bodies of monzonite porphyry.

Four mineral assemblages occur: 1) silver-argentite-uraninite-niccolite-te-rannneisberg. 2) silver- rammeisbergite—gersdorffite—nickel skutterudite. 3) chalcopyrite-tennantite-galena-sphalerite. And 4) acanthite-jalpaite-pearceite-covellite (Von Bargen, 1979, 1993). Pitchblend is found with minor pyrite, chalcopyrite, galena, and sphalerite.

Other minerals occurring in these deposits are millerite, erythrite, annabergite, barite, manganocalcite, and various nickel and cobalt sulfarsenides and arsenides (Gillerman, 1964; Von Bargen, 1979, 1993). Deposits are most plentiful in a 1-mi-wide by as much as 3-mi-long area on the southwest side of Twin Peak stock (Gillerman, 1964). The veins can be traced for more than 1,000 ft and have reached as much as 600 ft vertically. They vary in width from 1 to 3 ft but may open to as much as 10 ft wide where they cut quartz diorite gneiss.

The veins are inconspicuous in outcrop and are recognized by brown-stained, carbonate filling (Gillerman, 1964). The carbonates, largely calcite, dolomite, siderite and ankerite, are the most common vein minerals. Quartz is rare, occurring as a dull yellow-green chert or chalcedony. A dump sampled assayed 0.005 % U308, 0.08% Cu, 0.05% Pb, 0.06% Zn, and 0.0052% Ni (McLemore, 1983, #3745). Mineralization occurred about 65.3 +/-1.2 Ma ago and at temperatures of 29O deg - 41O deg C (Gewe, 1986). Low salinities of fluid inclusions (<2 eq. wt.% NaCl) suggest that the water in the system was meteoric (Gewe, 1986; Gewe and Norman, 1985).

Larmide veins consist of native gold and native silver, with silver occurring in the central part of the vein and nickel-and cobalt-bearing minerals, mostly nickel skutterudite, are on the vein margins (Gillerman, 1968). Uraninite is found mostly in the outermost zones associated with nickel-and cobalt- bearing minerals, not with silver. The carbonate vein-minerals form in a sequence where the carbonate species calcite, dolomite, ankerite and siderite replace one another due to increased carbon dioxide in the mineralizing solutions at a constant temperature (Naumov et al., 1971).

●	Previous Exploration Work

The Purple Heart Mine is one of the original mines in the district, and records show that it has changed hands and been worked on several occasions since the turn of the century. The main workings consist of a massive adit cut on a gentle 20-degree downward slope. The entrance is huge - about 12’ feet tall and 15’ wide. You could drive a truck in there.

At 70-feet in the mine is full of water - local ranchers have used this water for decades to feed cattle troughs, so it is likely replenished every year during the wet season. The Black Hawk or Bullard Peak mining districts in the northern Burro Mountains, is approximate 21 miles west of Silver City, NM. The district includes all of the mines and prospect pits within five miles to the east and south of Bullard Peak. Mining began in the district in 1881 with the discovery of the unique gold-silver-nickel-cobalt deposit at the Alhambra mine (Gilleman and Whitebread, 1956).

Subsequent prospecting soon discovered additional deposits. Mining continued until 1893, when a decline in silver price and depletion of rich silver ore caused the mines to close. During 1917, the Black Hawk mine was dewatered, but recorded production numbers varied by report. In 1920, pitchblende (uraninite) was recognized in the mine dumps of the area, and in 1949 the area became of interest as a possible source of uranium, gold, silver, nickel, and cobalt.

●	Exploration Plans

Recent exploration phase for these properties has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

●	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on 4/5/2019. The Niton XRF (X-Ray Fluorescence) instrument was used in mining mode to analyze 23 minerals with GOLDD Technology enabled. GOLDD Technology: When low detection limits and high sample throughput are critical, the Niton XL3t GOLDD+ XRF analyzer delivers measurement times up to 10-times faster than conventional Si-PIN detectors and up to 3-times more precise than conventional smaller silicon drift detectors (SDD) – without helium purge or vacuum. Niton analyzers also feature the highest performance X-ray tube and speed detector available on the market. Spectrographs were created for each sample and are included in Appendix C.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of Purple Heart showed that the elements promising for economic benefiting are Gold, Titanium, Manganese, Iron, Arsenic, Rubidium, Strontium, Zirconium, Niobium, and Bismuth

Purple Heart
XRF Survey Averaged Data Results
Gold	20.62	PPM
Titanium	4,260.93	PPM
Manganese	1,143.99	PPM
Iron	48,898.01	PPM
Arsenic	40.00	PPM
Rubidium	110.34	PPM
Strontium	227.30	PPM
Zirconium	196.36	PPM
Niobium	14.33	PPM
Hafnium	-	PPM
Tungsten	-	PPM
Bismuth	24.45	PPM

●	Local Infrastructure

There are no close-by power lines, gas lines, or settlements occur near the Purple Heart property.

The Black Hawk or Bullard Peak mining districts in the northern Burro Mountains is approximate 34 kilometers (21 miles) West of Silver City, NM. The district includes all of the mines and prospect pits within five miles to the east and south of Bullard Peak. Infrastructure is great due to proximity to Silver City which is a railhead and former mining town itself. The population of Silver City is adequate to provide a skilled work force. Electricity is available, but it is likely that additional electrical capacity would need to be added to accommodate modern mining activities.

●	Property Infrastructure

There is no developed infrastructure on this property.

Mine 9 – Blackmoor

# Distribution of Gold (Au)

nm wash
FEET
100

**Aggregate Reserves: $1,948,232,957.54**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Blackmoor Mine Property located in Buckhorn, New Mexico, in Grant County.

●	Property Description and Ownership

The mine is a lode mine. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

The general course of this claim is East and West, and it is situated in the SW quarter of Section 3, T18S, R17W, New Mexico Meridian, Grant County, New Mexico. This claim is 1,500 feet in length and 600 feet in width. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in an Easterly direction to the East end line and approximately 300 feet in a Westerly direction to the West end line. The claim excludes any and all patented mining claims and Federal Highways located within said boundaries. This claim is marked by four (4) monuments, one at each corner of the claim. Additionally, there are two (2) end-line markers on each side of the center of the claim. All markers are 4” x 4” posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim. The location monument on which this notice is posted is situated within Section 3, Township 18S, Range 17W, New Mexico Meridian, Grant County, New Mexico. This claim encompasses portions of the following quarter section (s), Township (s), and Range (s); NW 1/4 of SW 1/4 and NE 1/4 of SW 1/4 of S3, T18S, R17W, New Mexico Meridian, Grant County, New Mexico. More specifically, the locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: SW corner of this claim is 1,775 feet North and 0 feet East of the SW corner of Section 3, T18S, R17W.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. NMMC200983 in the SW quarter of Section 3, T18S, R17W, New Mexico Meridian, Grant County, New Mexico.

Blackmoor Mine

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
NMMC200983	NMMC200983	BLACKMOOR MINE	GRANT	ACTIVE	LODE	2020	01/08/2019	23 0180S 0170W 003	SW

108°36'15"
108°36'
108°35'45"
108°35'30"
108°35'15"
108°35'
108°34'45"
7 25 000
7 26 000
32°47'
32°46'45"
32°46'30"
32°46'15"
32°46'
32°45'45"
32°45'30"
32°45'15"
36 29 000
36 28 000
36 27 000
33
34
4
3
9
10
5088
5000
Adobe Spring
Spring
Wild
4800
5200
5427
Ramsey Saddle
Canyon
Prospect
5400
Wild
5703
Buzzard Tank
BLACKMOOR MINE
Blackmoor Mine
Bay
South
4WD
Adit
5408
Purple Heart Mine
Fork
5421
Canyon
Prospects
Little
5601
1:15000 scale
Universal Transverse Mercator (UTM) Projection Zone 12
North American Datum of 1983
1000 meter UTM / USNG / MGRS
Grid Zone Designation, 12S
100,000-m Squares YB
Magnetic declination of 9E at center of map on March 17, 2011

Canyon
Prospect
5427
Buzzard
Tank
BLACKMOOR MINE
Blackmoor
Mine
Bay
3
4WD
5408
810
108°35'45"
108°35'30"
108°35'15"
32°46'15"
32°46'
Universal Transverse Mercator (UTM) Projection Zone 12
North American Datum of 1983
100 meter UTM / USNG / MGRS
Grid Zone Designation: 12S
100,000-m Squares YB
1:6000 scale
Magnetic declination of 7E at center of map
on March 17, 2011

BLACKMOOR MINE
Legend
BLACKMOOR MINE
BLACKMOOR MINE
32.768848, -108.595274
32.768819, -108.590393
32.767197, -108.595263
32.767173, -108.590384
Google Earth
N
1000 ft

●	Location and Access

The Black Hawk mining district is mostly in sections. 20, 21, 22, 28, and 29, T. 18 S., R. 16 W., in Grant County, N. Mex., and is 21 miles by road west of Silver City, the terminus of a branch line of the Atchison, Topeka and Santa Fe Railway. Access roads are plentiful being situated in Gila National Forest with thousands of miles of off-road vehicle trails. A four-wheel drive, high ground clearance vehicle with good tires is highly recommended due to large rock obstacles and deep sandy washes that must be traversed to access the mines.

Blackmoor Mine lies almost at the end of the road before you get to the Gila River, and extensive excavations include a large 2-acre leveled staging area for equipment within a few hundred feet of the mine. The roads are in fairly good shape to access the mine, but there are a few spots that are fairly steep and narrow, so good clearance and good tire tread is recommended.

●	Regional Geology

The Black Hawk or Bullard Peak mining districts in the northern Burro Mountains, is approximate 21 miles west of Silver City, NM. The district includes all of the mines and prospect pits within five miles to the east and south of Bullard Peak. Mining began in the district in 1881 with the discovery of the unique gold-silver-nickel-cobalt deposit at the Alhambra mine (Gilleman and Whitebread, 1956). Subsequent prospecting soon discovered additional deposits. Mining continued until 1893, when a decline in silver price and depletion of rich silver ore caused the mines to close. During 1917, the Black Hawk mine was dewatered, but recorded production numbers varied by report.

In 1920, pitchblende (uraninite) was recognized in the mine dumps of the area, and in 1949 the area became of interest as a possible source of uranium, gold, silver, nickel, and cobalt. Types of deposits found in the Black Hawk mining district include Laramide veins, tungsten placer deposits, and pegmatites. Total metal production from 1881-1960 is estimated as 3,000 lbs Cu, 1,000 oz Au, 1,286,000 oz Ag, and 4,000 lbs Pb. In addition, 10,542 short tons of (2.7-71 % WO,) tungsten ore (Richter and Lawrence, 1983; Dale and McJGnney, 1959) and 615 short tons of fluorspar ore have been produced (Williams, 1966; McAnulty, 1978).

The oldest rocks in the Black Hawk mining district belong to the Proterozoic Bullard Peak Group, which includes quartzite, amphibolite, migmatite and various types of schist and gneiss (Hewitt, 1959; Gillerman, 1964). Intruding these rocks is Proterozoic quartz diorite gneiss, which is the predominant rock in the area and part of the Burro Mountain batholith that crops out extensively to the south and southwest of the area (Gillerman, 1964). The gneiss, which contains 35 ppm Co and 23 ppm Ni (Gerwe and Norman, 1985), is in turn intruded by Tertiary Twin Peaks monzonite porphyry and other rock types.

The Twin Peaks monzonite stock also occurs as dikes and irregular masses in the northern portion of the district (Gillerman, 1964). This monzonite contains approximately 20 ppm Co and 11 ppm Ni (Gerwe and Norman, 1985), is Late Cretaceous age (72.5 +- 4.7 Ma; Hedlund, 1985a), and is associated with the mineralized veins. A whole-rock sample of altered material adjacent to a vein has an age date of 65.3 +- 1.2 Ma (K-Ar; Gerwe, 1986). Metamorphic and igneous rocks are overlain by Cretaceous quartzite and Tertiary rhyolite in the northern area of the district (Gillerman, 1964).

Two prominent fault systems trending slightly east of north are the main geologic structures in the district (Gillerman, 1964). Each fault system consists of a rather persistent fault from which other faults split off, trending to the northeast or northwest.

●	Property Geology

The main mine consists of a large shaft cut to a depth of 25 feet with two horizontal adits/workings consisting of more than 2,800 feet in length heading northeast and southwest at the 25- foot level. Both adit entrances are largely blocked by natural erosion but would take more than a few hours of work to reopen and explore. There are extensive tailings onsite as well as a large wash that runs past the base of the tailings, which we would also recommending working. The old head frame and a reported cabin are long gone, but the mine is cut only a few feet from the road, so you will be able to work this one fairly easily.

●	Mineralization

The unusual nickel-cobalt-silver deposits of the Black Hawk mining district make the area one of special interest. Although similar deposits are described worldwide (Cobalt and Great Bear Lake in Canada and Joachimstah in the former Czechoslovakia (Gillerman and Whitebread, 1956), few known deposits have nickel- cobalt-silver ore with uraniumin carbonate gangue (Gillerman, 1964). In the Black Hawk district, the mineral deposits are simple fissure-filling veins mostly in the quartz diorite gneiss near bodies of monzonite porphyry.

Four mineral assemblages occur: 1) silver-argentite-uraninite-niccolite-te-rannneisberg. 2) silver- rammeisbergite—gersdorffite—nickel skutterudite. 3) chalcopyrite-tennantite-galena-sphalerite. And 4) acanthite-jalpaite-pearceite-covellite (Von Bargen, 1979, 1993). Pitchblend is found with minor pyrite, chalcopyrite, galena, and sphalerite.

Other minerals occurring in these deposits are millerite, erythrite, annabergite, barite, manganocalcite, and various nickel and cobalt sulfarsenides and arsenides (Gillerman, 1964; Von Bargen, 1979, 1993). Deposits are most plentiful in a 1-mi-wide by as much as 3-mi-long area on the southwest side of Twin Peak stock (Gillerman, 1964). The veins can be traced for more than 1,000 ft and have reached as much as 600 ft vertically. They vary in width from 1 to 3 ft but may open to as much as 10 ft wide where they cut quartz diorite gneiss. The veins are inconspicuous in outcrop and are recognized by brown-stained, carbonate filling (Gillerman, 1964). The carbonates, largely calcite, dolomite, siderite and ankerite, are the most common vein minerals. Quartz is rare, occurring as a dull yellow-green chert or chalcedony. A dump sampled assayed 0.005 % U308, 0.08% Cu, 0.05% Pb, 0.06% Zn, and 0.0052% Ni (McLemore, 1983, #3745).

Mineralization occurred about 65.3 +/-1.2 Ma ago and at temperatures of 29O deg - 41O deg C (Gewe, 1986). Low salinities of fluid inclusions (<2 eq. wt.% NaCl) suggest that the water in the system was meteoric (Gewe, 1986; Gewe and Norman, 1985).

Larmide veins consist of native gold and native silver, with silver occurring in the central part of the vein and nickel-and cobalt-bearing minerals, mostly nickel skutterudite, are on the vein margins (Gillerman, 1968). Uraninite is found mostly in the outermost zones associated with nickel-and cobalt- bearing minerals, not with silver. The carbonate vein-minerals form in a sequence where the carbonate species calcite, dolomite, ankerite and siderite replace one another due to increased carbon dioxide in the mineralizing solutions at a constant temperature (Naumov et al., 1971).

●	Previous Exploration Work

The Blackmoor Mine is one of the original mines in the Black Hawk District. Reportedly one of the larger producers of gold, silver, nickel, and cobalt, more than 25,000 tons of ore have been attributed to this large operation.

●	Exploration Plans

Recent exploration phase for these properties has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

●	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on 4/5/2019. The Niton XRF (X-Ray Fluorescence) instrument was used in mining mode to analyze 23 minerals with GOLDD Technology enabled. GOLDD Technology: When low detection limits and high sample throughput are critical, the Niton XL3t GOLDD+ XRF analyzer delivers measurement times up to 10-times faster than conventional Si-PIN detectors and up to 3-times more precise than conventional smaller silicon drift detectors (SDD) – without helium purge or vacuum. Niton analyzers also feature the highest performance X-ray tube and speed detector available on the market. Spectrographs were created for each sample and are included in Appendix C.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of Blackmoor showed that the elements promising for economic benefiting are Gold, Titanium, Manganese, Iron, Arsenic, Rubidium, Strontium, Zirconium, Niobium, Hafnium and Bismuth. It should be noted that most samples were obtained in and around the main shaft and random locations around the mine claim. Due to the steep terrain and heavy vegetation, it was not possible to take many of the planned samples. Please see maps and sample data in NI 43-101 Technical Report for reference.

Blackmoor
XRF Survey Averaged Data Results
Gold	23.99	PPM
Titanium	2,070.42	PPM
Manganese	1,749.42	PPM
Iron	35,385.19	PPM
Arsenic	55.86	PPM
Rubidium	97.11	PPM
Strontium	221.71	PPM
Zirconium	168.16	PPM
Niobium	9.47	PPM
Hafnium	79.18	PPM
Tungsten	-	PPM
Bismuth	21.26	PPM

●	Local Infrastructure

There are no close-by power lines, gas lines, or settlements occur near the Blackmoor Mine property.

The Black Hawk or Bullard Peak mining districts in the northern Burro Mountains is approximate 34 kilometers (21 miles) west of Silver City, NM. The district includes all of the mines and prospect pits within five miles to the east and south of Bullard Peak. Infrastructure is great due to proximity to Silver City which is a railhead and former mining town itself. The population of Silver City is adequate to provide a skilled work force. Electricity is available, but it is likely that additional electrical capacity would need to be added to accommodate modern mining activities.

●	Property Infrastructure

There is no developed infrastructure on this property.

Mine 10 – New River Mine

# Distribution of Gold (Au)

**Aggregate Reserves: $1,745,483,747.25**

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the New River Mine Property located in Laz Paz, Laz Paz County, Arizona.

●	Property Description and Ownership

Our New River Mine is located in La Paz County, Arizona. This mine is a lode mine as well as an open pit mine. As defined by the U.S. Department of the Interior Bureau of Land Management, deposits subject to lode claims include classic veins or lodes having well-defined boundaries. They also include other rock in- place bearing valuable minerals and may be broad zones of mineralized rock. Examples include quartz or other veins bearing gold or other metallic minerals and large volume, but low-grade disseminated gold deposits. Descriptions are by metes and bounds surveys beginning at the discovery point on the claim and including a reference to natural objects or permanent monuments. Federal statute limits their size to a maximum of 1500 feet in length, and a maximum width of 600 feet (300 feet on either side of the vein).

As defined by Anglo-American, open-pit mining, also known as opencast mining, is a surface mining technique that extracts minerals from an open pit in the ground. Open-pit mining is the most common method used throughout the world for mineral mining and does not require extractive methods or tunnels. This surface mining technique is used when mineral or ore deposits are found relatively close to the surface of the earth. Open pits are sometimes called ‘quarries’ when they produce building materials and dimension stone.

The general course of this claim is North and South, and it is situated in the SE Quarter of Section 20, Township 7N, Range 16W, Gila Salt River Meridian, La Paz County, Arizona. This claim is 600 feet in width and 1,500 feet in length. This claim runs from the location monument on which this location notice is posted approximately 1,200 feet in a Northerly direction to the North end line and approximately 300 feet in a Southerly direction to the South end line. This claim is marked by four (4) monuments, one at each corner of the claim.

Additionally, there are two (2) end-line markers on each side of the center of the claim. All markers are 4” x 4” wooden posts that are buried 1.5’ in the ground and protrude 4.5’ above the ground embossed with the name of the claim and its location in relation to the claim. The location monument on which this notice is posted is situated within Section 20, Township 7N, Range 16W, Gila Salt River Meridian, La Paz County Arizona and this claim encompasses portions of the following quarter section (s), Township (s), and Range (s); SW 1/4 of SE 1/4 and NW 1/4 of SE 1/4 of Section 20, T7N, R16W, Gila Salt River Meridian, La Paz County Arizona. The locality of this claim with reference to some natural object or permanent monument and additional information (if any) concerning its locality are as follows: SE corner of this claim is 0 feet north and 2,040 feet west of the SW corner of Section 20, T7N, R16W.

WSA Gold & Minerals, Inc. acquired a 100% undivided, transferable interest in Serial No. AMC453364 in the SE Quarter of Section 20, Township 7N, Range 16W, Gila Salt River Meridian, La Paz County, Arizona from Gateway Gold & Minerals, Inc.

New River Mine

Serial Number	Lead Serial Number	Claim Name	County	Disposition	Case Type	Last Assessment	Location Date	Meridian Township Range Section	Subdivision
AMC453364	AMC453363	NEW RIVER MINE	LA PAZ	ACTIVE	LODE	2020	01/17/2019	14 0070N 0160W 020	SE

Lode Mining Claim, NEW RIVER MINE, Gila Salt River Meridian, La Paz County, AZ

113.96667° W
113.95000° W
WGS84 113.93333° W
33.95000° N
33.93333° N
33.91667° N
B O U S E
Unnamed Street
4WD
Prospect
Prospects
Mines
Mine
Adit
72
Map created with TOPO!® ©2010 National Geographic; ©2007 Tele Atlas
NATIONAL GEOGRAPHIC
MILES
FEET
KILOMETERS
METERS
TN MN
11°
02/07/19

NEW RIVER
33.932824°, -113.948751°
33.932825°, -113.946761°
33.928707°, -113.946761°
33.928707°, -113.948741°
Google Earth
Legend
Bouse
Bouse Airport
Bouse RV Park
Desert Pueblo RV Resort
NEW RIVER MINE
1000 ft

●	Location and Access

The Northern Plomosa mineral district lies within the northern half of the Linskey Northeast 7-1/2-minute quadrangle (unpublished United States Geological Survey preliminary topographic map), at the north end of the Northern Plomosa Mountain Range in La Paz County, Arizona. The district is approximately 45 kilometers southeast of Parker, Arizona and immediately (5km) west of the small community of Bouse. New River mine can be reached from Yuma, 84 miles north on State Highway 95 to Quartzsite, continue 6 miles and take a right on Plomosa Rd for 20 miles to the city of Bouse. Continue to Rayder Ave Turn right and follow GPS to mine down off-road trails.

●	Regional Geology

The Northern Plomosa district is located within the Basin and Range Province of southwestern North America. The physiography and structural geology of this region was shaped largely by Cenozoic extension. Notable regional geologic features in western Arizona include large expanses of foliated high-grade metamorphic rocks of variable and commonly obscure protolith (Spencer and Reynolds, 1989b). The schists are commonly green in color owing to contained chlorite, and they typically have a gently dipping mylonitic fabric which is strongly and consistently lineated with a northeast trend. The metamorphic rocks are commonly bounded above by a low-angle detachment fault which is oriented grossly parallel to the foliation in the footwall metamorphic rocks, and which places relatively unmetamorphosed upper-plate rocks of various ages, in many cases Tertiary, in contact with the lower plate. The upper-plate rocks are commonly, but not invariably, broken up by numerous normal faults which merge into, or are truncated by the underlying detachment fault.

The result is a number of distinct tilt blocks which dip generally southwest into the detachment fault. The detachment fault itself is commonly underlain by a thin (<1 meter) microbreccia ledge. Mylonitic lineation indicates the direction of extension, and asymmetric mylonitic petrofabrics indicate that the sense of shear during mylonitization was top to the northeast in west-central Arizona (Spencer and Reynolds, 1989b). Mapping by Lucchitta and Suneson (1981) indicates that the upper plate rocks to the Buckskin-Rawhide detachment fault, exposed in southernmost Mohave County, Arizona, are in fact structurally continuous with the undisturbed rocks of the Colorado Plateau. This leads to the interpretation that the lower plate was in fact pulled out from under the upper plate during the southwest-directed extension. Minimum total displacements have been estimated at 55 km on the Buckskin-Rawhide fault (Spencer and Reynolds, 1989b), and 40 to 50 km on the correlative Bullard detachment fault (Reynolds and Spencer, 1985a).

Lower plate crystalline rocks though commonly overprinted by Tertiary mylonitization (Wright et al., 1986), represent pre-Tertiary rocks that were at deep crustal levels before extension. Upper plate rocks include crystalline rocks of Proterozoic age, remnants of deformed Paleozoic sedimentary rocks, Jurassic volcanic and sedimentary rocks, and early- to middle-Tertiary sedimentary and volcanic rocks (Spencer and Reynolds, 1989a). High-angle block faulting has somewhat fragmented the older geologic picture, and late Tertiary and Quaternary volcanic and sedimentary cover further obscure it.

●	Property Geology

Proterozoic crystalline rocks in the Bouse Hills are lithologically diverse; they consist primarily of the following: (1) unfoliated to weakly foliated granite or granodiorite, (2) metasedimentary rocks with steep, east-northeast striking lithologic layering and foliation, and (3) porphyritic biotite granite and leucocratic muscovite granite. The steep, east-northeast striking crystalloblastic foliation and compositional layering are characteristic of early Proterozoic rocks in Arizona and suggest that such rocks in the Bouse Hills are of similar age; Some of the granitoids, however, are not foliated and are probably younger.

The Proterozoic crystalline rocks are intruded by a biotite granodiorite that forms the eastern Bouse Hills. Numerous dikes intrude older crystalline rocks near the contact with the pluton. Some of these dikes are fine-grained granitoids that resemble the pluton whereas others have an aphanitic groundmass with phenocrysts of biotite, feldspar, and quartz. Dikes with an aphanitic groundmass commonly have chilled margins suggesting shallow levels of emplacement. Biotite from three widely spaced samples, two from the pluton and one from a dike adjacent to the pluton, yielded K-Ar dates of approximately 20 Ma which is interpreted as the age of the pluton.

Crystalline rocks in the western Bouse Hills are depositionally overlain by a sequence of volcanic and sedimentary rocks that is now tilted moderately to steeply to the southwest. This sequence includes basal sandstone and conglomerate, volcanic flows, and tuffs, sedimentary breccias that are products of catastrophic debris avalanches (e.g., Krieger, 1977), and limestone. These rocks record the beginning of volcanism and the development of fault scarps and sedimentary basins at about 24 to 22 Ma. The tilted sequence and underlying crystalline rocks are unconformably overlain by flat-lying to gently dipping, felsic, ash-flow tuffs and related flows and pyroclastic rocks. A K-Ar date indicates that these volcanic rocks are 20.5 Ma (Eberly and Stanley, 1978), which is about the same age as the nearby granitoid pluton in the eastern Bouse Hills. It is possible that the felsic volcanic rocks are eruptive equivalents of the eastern Bouse Hills pluton and that the two rock types were derived from the same magma. Mafic volcanic flows (possibly entirely basalt) overlie the felsic volcanic rocks and are only slightly younger (19.5 Ma).

●	Mineralization

Mineral deposits in the Bouse Hills can be divided into three groups: (1) amorphous fracture- and open-space-filling manganese oxides, commonly with coarse brown calcite, hosted by fractured or brecciated Miocene volcanic rocks, (2) barite veins with minor fluorite hosted by Miocene volcanic and sedimentary rocks, and (3) brittle shear zones within crystalline rocks that contain chrysocolla and hematite.

Approximately a million pounds of manganese were mined from the nearby mine (Black Bird mine) during a brief period (1952-1954; Keith et al, 1983). The majority of manganese deposits in the Bouse Hills are hosted by sheared and locally brecciated rocks along fault zones. A shear zone passes through the western part of Bouse Hills and was clearly a major controlling factor in manganese mineralization. Most of the manganese ore was deposited within a sedimentary breccia of basalt clasts that locally contains sandstone lenses. Manganese mineralization occurred in association with aqueous fluid movement along generally northwest-trending shear zones in the Bouse Hills. Calcite is commonly associated with the manganese deposits. Slickenside striations on manganiferous rocks indicate that some fault movement occurred after mineralization.

Approximately 2500 tons of barite were mined from the Bouse Hills in 1948 (Stewart and Pfister, 1960). Most of the barite deposits are veins up to 2 m thick. The barite deposits are hosted in Tertiary sedimentary breccia formed by a catastrophic debris avalanche and consists largely of irregular open-space fillings. Minor fluorite is commonly associated with barite. Deposits of fracture- and open-space-filling chrysocolla + hematite± malachite + quartz are present along two brittle shear zones within crystalline rocks in the central Bouse Hills. These small deposits resemble some of the detachment-fault-related deposits in the nearby Buckskin Mountains (Spencer and Welty, 1989).

The three types of mineral deposit in the Bouse Hills are mineralogically distinct and are not obviously related to each other. Fluid-inclusion data reveal differences in fluids responsible for barite and manganese mineralization. The barite veins and manganese deposits are hosted in Miocene volcanic rocks and are therefore Tertiary in age, although the manganese deposits are hosted by some of the youngest recognized volcanic rocks and may be several million years younger than the barite deposits. The structural and mineralogic similarity of the shear-zone hosted chrysocolla-hematite deposits to deposits related to detachment faults in the nearby Plomosa and Buckskin Mountains suggests that these deposits were derived from basin brines (Duncan, 1990).

The primary ore minerals are native gold, chrysocolla, and malachite. Gangue minerals include specular and earthy hematite, quartz, barite, fluorite, calcite, and manganese oxides. Although open-space filling textures are locally abundant, most of the economic mineralization occurs as fault-controlled replacements in calcareous sediments.

Mineralization is very varied and consists of the following:

1.	Major gold placer deposits in washes from erosion of numerous quartz veins and veinlets in metamorphic rocks;

2.	Spotty, partly oxidized copper and gold mineralization with minor lead and zinc, and with quartz, and iron and manganese oxides in irregular fault and fracture veins in metamorphosed Mesozoic sediments, probably Cretaceous shale, sandstone, conglomerate, and limestone; Precambrian metamorphics, and Cretaceous or Tertiary volcanics, with intrusions of Laramide diorite and granite;

3.	Manganese oxides in irregular, lenticular bodies, and veinlets with variable amounts of iron oxides, calcite, barite, gypsum, and traces of beryllium along fracture and breccia zones in Cretaceous or Tertiary andesitic volcanics;

4.	Barite and fluorite in veins along faults and fractures in Cretaceous or Tertiary volcanic flows and agglomerates;

5.	Spotty pods and stringers of copper, lead, and zinc minerals with silver and minor gold, and with associated iron and manganese, in faulted Paleozoic limestone blocks and in irregular veins in Cretaceous or tertiary andesite volcanics cut by Laramide quartz monzonite intrusives;

6.	Gold and silver ores in irregular veins along fractures and fault zones associated with quartz stringers and Laramide diorite and granite porphyry dikes in Mesozoic schist;

7.	Sporadic scheelite in quartz veinlets in carcareous Mesozoic schist close to Laramide granitic intrusives;

8.	Irregular, impure iron oxides, usually associated with manganese, in contact metamorphic deposits in Paleozoic limestone beds close to intrusives;

9.	Bentonite clay in probable lakebed sediments; and

10.	Minor chrysoprase in stringers in rhyolite. Some chrysoprase has been mined and sold for gem material.

●	Previous Exploration Work

Howland Bancroft (1911) published the first descriptions of the mines, prospects, and geology of the Northern Plomosa district following a visit to the area in 1909. At the time of his visit the district was being actively prospected and had apparently been so since the latter part of the 19th century. Two mines, the Little Butte, and the Blue Slate, were in operation.

The target of the prospecting and mining was a hematitic breccia found within high-angle structures and carrying good values in copper and gold, plus minor silver. Production in 1909 from the Little Butte mine totaled 22 carloads (approximately 900.metric tons) at a reported grade of 7.6%Cu, $6.65/ton in gold and 2.4 oz./ton silver (Bancroft, 1911). Since the reconnaissance report of Bancroft (1911), only one specific and detailed study of the economic geology of the Northern Plomosa district has been made available to the public. J.P. Jemmett (1966) completed a doctoral dissertation in which he mapped the geology of the Linskey Northeast 7-1/2-minute quadrangle and assessed the economic potential of the area. Scarborough and Meader mapped the Northern Plomosa Mountains in 1981 (Scarborough and Meader, 1989) and produced an open file report on their work for the Arizona Bureau of Geology and Mineral Technology (Scarborough and Meader, 1983).

The only relatively modem mining activity of commercial scale in the district was an attempt by the Loma Grande Mining Company to recover gold values from low grade ore mined by an open pit near the old Little Butte Mine. The cyanide leaching operation failed in 1960 (Jemmett, 1966). Relics of this operation, including large steel cyanidation vats, are still in evidence. At the time of Jemmett’s study the Dutchman mine was being worked at a very small scale for free gold which was sold as specimens (Jemmett, 1966). Total production from the district then, had been estimated by Keith et al. (1983) at 346,000 lbs. Cu, 5,000 oz. Au; 25,000 lbs. Pb; and 7,000 oz. Ag from approximately 7,500 tons of ore.

●	Exploration Plans

Recent exploration phase for these properties has been completed.

●	Permits & Government Regulations

This mine is subject to permitting before boreholes can be drilled for exploration purposes. Based on BLM regulations if the disturbance is less than 5 acres on the claim, a right to explore notice can be obtained within 2 weeks in accordance with the code of federal regulations 43 CFR 3809.301. An assurance bond in the form of a cash will need to be filed with the state for reclamation purposes. After boreholes are plugged and surface is reclaimed with a self-sustaining plant community then the bond can be released, and another 5 acres of disturbance can be utilized in the same manner. Bonds will range from $2,000 and $30,000 depending on the vegetation present. If more than 5 acres are disturbed, then it is a 2-year process with environmental studies that will be required before exploratory drilling can occur. Environmental studies can range from $20,000 and $200,000. This will be required when we move to the implementation phase.

●	Sampling and Analysis

Twenty-Three minerals were analyzed at each sample point by a Niton XL3T 980 GOLDD+ XRF. Values were recorded in ppm (parts per million) for each sample along with GIS coordinates from a Garmin E-trex 30x for georeferencing. Where available, rock samples were analyzed by XRF on a clean surface exposure created by chipping the surface with a rock hammer. Quaternary alluvium was analyzed by XRF when rock samples were not available. Holes were dug 6-8 inches below the surface and then the grains were pulverized using the flat end of rock hammer that was cleaned using disposable cleaning pads between each sample.

Samples were analyzed using a Niton XL3T 980 GOLDD+ XRF, Serial #55948 that was calibrated by Thermo Scientific on 4/5/2019. The Niton XRF (X-Ray Fluorescence) instrument was used in mining mode to analyze 23 minerals with GOLDD Technology enabled. GOLDD Technology: When low detection limits and high sample throughput are critical, the Niton XL3t GOLDD+ XRF analyzer delivers measurement times up to 10-times faster than conventional Si-PIN detectors and up to 3-times more precise than conventional smaller silicon drift detectors (SDD) – without helium purge or vacuum. Niton analyzers also feature the highest performance X-ray tube and speed detector available on the market. Spectrographs were created for each sample and are included in Appendix C.

Data came from two separate programs and were manually merged into a database using Microsoft Excel. The data was then scrutinized to remove any obvious errors, whether it was sample exposure time, or erroneous readings. This data was then manually brought into mapping software and double verified data to ensure there were no errors while migrating data. With approximately 100 ft grid spacing between sample points, it was determined that mapping using least squares algorithm produced the best fit maps for the collected data. Grid flexing was enabled to model data beyond the data points to extend past the mine; although this adds some ambiguity to the edge data it produced much cleaner maps. All data points were created using GIS data collected from the Garmin E-trex 30x coupled with ppm reading recorded from the Niton GOLDD XRF. Surface outcrops were also mapped by hand to help understand subsurface geology. The output maps with their full analysis are shown in the following section.

●	XRF Survey

The analysis of the XRF measurements of New River Mine showed that the elements promising for economic benefiting are Gold, Titanium, Manganese, Iron, Arsenic, Rubidium, Strontium, Zirconium, Niobium and Bismuth

New River
XRF Survey Averaged Data Results
Gold	29.39	PPM
Titanium	1,939.13	PPM
Manganese	19,862.40	PPM
Iron	28,501.85	PPM
Arsenic	169.39	PPM
Rubidium	149.56	PPM
Strontium	240.66	PPM
Zirconium	186.91	PPM
Niobium	15.11	PPM
Hafnium	-	PPM
Tungsten	-	PPM
Bismuth	18.54	PPM

●	Local Infrastructure

The Plomosa district is approximately 45 kilometers (29 miles) southeast of Parker, Arizona and immediately (5km / 3mi) west of the small community of Bouse. The population is adequate to provide a skilled work force. Electricity is available, but it is likely that additional electrical capacity would need to be added to accommodate modern mining activities.

●	Property Infrastructure

There is no developed infrastructure on this property.

Important Notes on Valuation, Mineralization

The Company engaged the services of CJHx4 Consulting of Brookside Village, TX, a geological consulting firm which conducted a study of our mining properties and produced The National Instrument 43-101 Report (‘the “43-101 Report”) which established presence of gold mineralization.

Under SEC standards, mineralization may not be classified as a “reserve” unless determination has been made that the mineralization could be economically produced or extracted at the time of the reserve determination. The term “economically” as used in the SEC’s New Mining Rules, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the New Mining Rules definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. Therefore, for a “reserve” to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. In accordance with the New Mining Rules, the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” used in this prospectus are defined in the New Mining Rules. Although the gold mineralization are indicated in the 43-101 Report, we cannot classify the mineralization as “reserves”; an investor, therefore, may not and should not rely on our 43-101 Report or the Valuation Report to make investment decision about our Company.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTHS

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 50% Shares sold	If 75% Shares sold	If 100% Shares sold
Description	Fees	Fees	Fees
Gross proceeds	$10,500,000	$15,750,000	$21,000,000
SEC Compliance/
Working Capital / Overhead Expenses	$10,500,000	$15,750,000	$21,000,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $100,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Mr. Ramirez has agreed to loan the Company money to complete the registration process. However, he is not under any legal obligation to fund the registration costs. The loan would be necessary if the proceeds from this offering is not sufficient to maintain our reporting status. Mr. Ramirez has so far advanced us $10,000 on the $100,000 promissory note. The loan is a zero % interest bearing note due on September 30, 2022. Mr. Ogele has also advanced us $15,166 under the same terms. In addition, Global Mortgage Banking, a company owned by Mr. Ramirez, loaned us $2,050.00 under similar terms. Ramirez, Ogele and Global Mortgage Banking will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation. See Exhibit 10.2

On September 30, 2019 the Company also entered into a Loan Agreement with CJHX4 Consulting for a face amount of $130,461, 0% interest rate for the geological consulting services provided on the study of our mining properties and the 43-101 Report. On August 31, 2020, the Company also entered into additional Loan Agreement with CJHX4 Consulting for a face amount of $19,590, 0% interest rate for the completion of geological consulting services provided on the study of our mining properties and the 43-101 Report. See Exhibit. 10.1.

To proceed with our operations within 12 months, we need a minimum of $21,000,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms, or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $25,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise the funds under this offering the Company would be forced to scale back or abandon the implementation of its twelve-month plan of operations.

DESCRIPTION OF BUSINESS

Wall Street Acquisitions Corp was incorporated in the State of Delaware on December 2, 2016. On February 24, 2017, the Company filed a Form 10-12G pursuant to the Exchange Act of 1934 to register 20,000,000 shares of common stock. On September 17, 2019, the Company acquired, in a stock-for-stock exchange transaction, all the issued and outstanding shares of WSA Gold & Minerals, Inc., a Texas corporation (“WSA Gold”). WSA Gold is the owner of various mining properties in Nevada, New Mexico, and Arizona. In the stock-for-stock exchange transaction, 85% of the Company’s shares was retained by Mr. Ramirez, President, and sole shareholder of WSA Gold while Mr. Ogele retained 15% interest in the Company which allocation is memorialized in the Shareholders Agreement. We plan to enter into the gold mining space through the exploitation of the mining properties in Nevada, New Mexico, and Arizona. On April 27, 2020, the Company amended the Certificate of Incorporation raising the authorized common stock to 600,000,000 shares at $.0001 par value. We are in the excavation stage of our planned mining operations. See Share Purchase and Merger Agreement

Revenues

We have not commenced operations and as such have no revenues.

Employees

The Company currently has two employees: Jimmy Ramirez, President, and Franklin Ogele, Esq. Senior Vice President, General Counsel and Chief Financial Officer. Mr. Ogele and Ramirez are also the sole directors and officers of the Company. The Company has entered into Employment Agreement with Mr. Ramirez and Mr. Ogele respectively on September 30, 2020. [Exs. 10.3 and 10.4]. The Company expects to engage other employees upon the conclusion of this Offering.

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership, or any similar proceeding.

Website Access

Our website is www.wallstreetacquisitions.us. Upon completion of this offering, you also may access the documents we file with the Commission at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Registration Statement and the inclusion of our website address in this Registration Statement is an inactive textual reference only.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated. We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive
Officer and/or Director	Age	Position
Jimmy Ramirez 4440 S. Piedras Drive #205 San Antonio, Texas 78228	62	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Franklin Ogele, Esq. One Gateway Center, 26th Fl Newark, New Jersey 07102	67	Senior Vice President, General Counsel and Chief Financial Officer/Director

Mr. Jimmy Ramirez (“Ramirez”) is our President, Treasurer, Secretary and Director.

Mr. Ramirez is a businessman. During the past five (5) years, Mr. Ramirez has been President and CEO of Global Mortgage Banking, a broker of commercial and residential mortgages; President of Paralegals & Documents, Inc., a business providing paralegal and documentation services; President of Gateway Gold & Minerals, Inc. the owner of the mining properties which was acquired by the Company in 2019; President of Trans-Capital Resources, Ltd., a Belize company that is developing a crypto-currency platform and The Class Ring Company, Inc. which provides high schools with class rings, caps and gowns, announcements and recognition products.

Franklin Ogele, Esq. is our Senior Vice President, General Counsel and Chief Financial Officer. Franklin Ogele is an attorney and businessman. During the past five (5) years, Mr. Ogele has practiced law with Franklin Ogele, P.A. a securities law firm. Additionally, during and since the past five (5) years, Mr. Ogele has served as President of Phoenix Realty, Inc., and Summit Terminal LLC, both real estate companies and BlackBook Capital Inc., a former FINRA member firm. Franklin is admitted to practice law in New York & New Jersey and the US Southern District Court of New York & New Jersey Federal Court. Mr. Ogele also currently serves director and officer of the following companies: New Africa Petroleum, Corp, Safety First Healthcare Corp, and Emerging Opportunities Corp.

Legal and Disciplinary History of Our Executive Officers and Directors

Franklin Ogele was the President of Phoenix Realty, Inc. and a Member of Summit Terminal LLC which sought Chapter 11 Bankruptcy protection in 2019 in regard to certain real estate transaction. Phoenix Realty, Inc. had provided corporate guarantee in connection with the purchase by Summit Terminal LLC of certain property in Myrtle Beach, South Carolina. Phoenix Realty, Inc., and Summit Terminal LLC sought protection under Chapter 11 of the Bankruptcy Code to protect the equity in the property. See In Re: Phoenix Realty, Inc./ Summit Terminal LLC, United States Bankruptcy Court, District of New Jersey, See In Re Phoenix Realty, Inc., and In Re: Summit Terminal LLC Docket Nos. 19-23949 (SLM) and 19-2394, United States Bankruptcy Court, District of New Jersey, dismissed and refiled as In Re: In the Matter of Summit Terminal LLC, United States Bankruptcy Court, District of South Carolina, Docket No. 20-00093-jw. The matter was closed on March 6, 2020.

In June 2018, Mr. Ogele, in connection with his role as Chief Compliance Officer of BlackBook Capital, Inc., a former FINRA member firm, entered into an Acceptance Waiver and Consent Letter with FINRA pursuant to which Mr. Ogele was fined $5,000.00 and suspended for 45 days in any principal capacity beginning June 4, 2018 through July 18, 2018 in regard to alleged failure on the part of Mr. Ogele to properly supervise a registered stockbroker of BlackBook Capital. Mr. Ogele had withdrawn his registration as an associated person of a broker-dealer in or about June 2016, prior to the FINRA action.

With the exception of the above disclosure, during the last five years, (i) no petition under the federal bankruptcy laws or any state insolvency law has been filed by or against any Company executive officer or director, or any person nominated to become a Company director, nor has any receiver, fiscal agent or similar officer been appointed by a court for (a) the business or property of such person, (b) any partnership in which he was general partner at or within two years before the time of such filing, or (c) any corporation or business association of which he was an executive officer at or within two years before the time of such filing and (ii) neither any Company executive officer or director, nor any person nominated to become a Company director: (a) has been convicted in a criminal proceeding or named as a defendant in a pending criminal proceeding (excluding, in each case, traffic violations and minor offenses); (b) has been the subject of an entry of an order, judgment, or decree, not subsequently reversed, suspended, or vacated, by a court of competent jurisdiction, that permanently enjoined, barred, suspended, or otherwise, his involvement in any type of business, securities, commodities, or banking activities; (c) the subject of a finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission or a state securities regulator of a violation of U.S. federal or state securities or commodities trading laws, which finding or judgment has not been reversed, suspended or vacated; (d) the subject of an order by a self-regulatory organization that permanently or temporarily barred, suspended, or otherwise limit his/their involvement in any type of business or securities activities; or (e) a disqualified person under Rule 262, Rule 505(b)(2)(iii), and Rule 506(d)(2)(ii) under the Securities Act.

TERM OF OFFICE

Each Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Delaware General Corporation Law. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

 DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of Jimmy Ramirez and Franklin Ogele both of whom do not qualify as independent directors. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors with regard to each such director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation, or audit committee.

EXECUTIVE COMPENSATION

We currently do not have any executive compensation or benefits, such as health or life insurance. We may reimburse Mr. Ramirez and Mr. Ogele for any out-of-pocket expenses that they incur on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved.

The following tables set forth certain information about compensation paid, earned, or accrued for services by our Executive Officer year ended December 31, 2021 and December 31, 2020:

Summary Compensation Table

					Non-Equity
				Stock	Incentive	All Other
Name and Principal’s		Salary	Bonus	Option Awards	Plan Compensation	Compensation
Position	Period	$	$	$	$	$

Jimmy Ramirez	2021	0	0	0	0	0
Pres/Director	2020	0	0	0	0	0

Franklin Ogele,	2021	0	0	0	0	0
VP/GC/CFO	2020	0	0	0	0	0

Mr. Ramirez currently devotes approximately ten hours per week to manage the affairs of the Company at no salary; on September 30, 2020 the Company entered into Employment Agreement with Mr. Ramirez. See Exhibit 10.3.

Mr. Ogele currently devotes about five hours per week on the affairs of the Company at no salary; on September 30, 2020 the Company has entered into Employment Agreement with Mr. Ogele. See Exhibit. 10.4.

Directors Compensation

The following table sets forth director compensation for the period ended December 31, 2021 and December 31, 2020:

	Fees Earned		Non-Equity	Deferred
	Or		Incentive Plan	Compensation	All Other
Name	Paid in Cash	Stock Awards	Compensation	Earnings	Compensation	Total
	($)	($)	($)	($)	($)	($)

Jimmy Ramirez	-0-	-0-	-0-	-0-	-0-	-0-
Franklin Ogele	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

As of December 31, 2021 and March 31, 2022 the total amount of Related Party advances to the Company is $67,018 respectively; the advances are at zero interest.

During its past five fiscal years, the Company has not had any promoters as defined in Rule 405 of the Securities and Exchange Commission.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 31, 2021 and March 31, 2022 respectively, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Issued and outstanding Common Stock

Common Stock	Jimmy Ramirez 4440 S. Piedras Drive Suite 205 San Antonio, TX 78228	113,333,333 shares of Common Stock (direct)	85%

Common Stock	Franklin Ogele, P.A. One Gateway Center 26th Fl Newark, NJ 07102	20,000,000 shares of Common Stock (direct)	15%

Total Ownership of Issued and Outstanding Common Stock			100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. There are 133,333,333 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 133,333,333 shares of common stock were issued, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

The Company is registering 3,000,000 shares of our common stock for sale at the price of $7.00 per share and 300,000 shares of our common stock for sale at the price of $7.00 per share for sale by Selling Stockholders.

By Our Company

Offering will be sold by our Officers and Directors. This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our officers and directors to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. After the effective date of this prospectus, the officers, and directors, intend to advertise through personal contacts, telephone, and hold investment meetings. We do not intend to use any mass-advertising methods such as the Internet or print media. Our officers and directors will also distribute the prospectus to potential investors at meetings, to their business associates and to their friends and relatives who are interested in the Company as a possible investment. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Our officers and directors will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer’s securities, and not be deemed to be a broker-dealer.

a. None of our officers and directors are subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of their participation;

b. None of our officers and directors will be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

c. None of our officers and directors are, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and,

d. All of our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officers, directors, control persons and affiliates of same will not purchase any shares in this offering. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering. To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction. We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock. Sales commission will be paid to broker-dealers We estimate that such incentive compensation or commission to broker-dealers will be about 10% of the gross offering.

All expenses of the registration statement including, but not limited to, legal, accounting, printing, and mailing fees are and will be borne by us.

By Selling Stockholders

The selling stockholders and any of its pledgees, donees, transferees, assignees, and successors-in-interest may, from time to time, sell any or all of its shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in any private transaction after the offering by the Company. In the resale by certain Selling Stockholders, the Selling stockholders will be offering their shares of common stock at a fixed price of $7.00 per share, for the duration of the offering, until our shares are listed on a national securities exchange or quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Subject to certain Lock Up Agreement by and between the Company, Jimmy Ramirez, and Franklin Ogele (See Exhibit 6), the selling stockholder may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that this Registration Statement is declared effective by the Commission;

●	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 promulgated under the Securities Act, or another exemption from the registration requirements under the Securities Act, if available, rather than under this prospectus. Rule 144 is not available for the resale of securities issued by a shell company until 12 months after it has ceased being a shell company and has filed current Form 10 information with the Commission reflecting its status as an entity that is no longer a shell company.

The issuer and the selling shareholders will sell the common stock being registered in this offering at a fixed price of $7.00 per share. The Company’s shares may never be quoted on the NASDAQ Capital Markets or listed on an exchange.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by it and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Because the selling stockholders are an underwriter within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. The selling stockholder has represented and warranted to the company that it acquired the securities subject to this registration statement in the ordinary course of the selling stockholder’s business and, at the time of its purchase of such securities the selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised the selling stockholders that it may not use shares registered on this Registration Statement to cover short sales of common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If the selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholder in connection with re-sales of their respective shares under this Registration Statement.

 PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $10,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

●	execute and deliver a subscription agreement; and

●	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “WALL STREET ACQUISITIONS CORP.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our Amended Certificate of Incorporation provides for 600,000,000 shares of common stock, $0.0001 par value. There are 133,333,333 shares of our common stock issued and outstanding held by our shareholders of record, Jimmy Ramirez, and Franklin Ogele. See “Security Ownership of Certain Beneficial Owners and Management.”

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws, and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

ITEM 12 – INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Company has elected to annex herein the updated audited financial statements for year ended December 31, 2021 and December 31, 2020, respectively. The March 31, 2022 Form 10Q is hereby incorporated by reference as filed on the SEC Edgar.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of incorporation and Bylaws provide, as permitted by governing Delaware law, that we will indemnify our directors, officers, and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer, or employee of the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Additionally, although our bylaws designate the Court of Chancery of the State of Delaware as exclusive forum for adjudication, including certain litigation and derivative action, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933. Moreover, the forum selection provisions herein does not apply to actions arising under the Securities Act or the Exchange Act.

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Pursuant to Item 511 of Regulation S-K and except for $230.00 being the registration fee attributable to the Selling Stockholders which will be paid by the Selling Shareholders, the Company is required to pay all fees and expenses incident to the registration of the shares. The Company will not receive any proceeds from the sale of the common stock by selling stockholders. See “Calculation of Registration Fee” Table. The Company has agreed to indemnify the selling stockholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Certificate of incorporation and Bylaws provide, as permitted by governing Delaware law, that we will indemnify our directors, officers, and employees whether or not then in service as such, against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer, or employee of the company. The inclusion of these provisions in the Bylaws may have the effect of reducing the likelihood of derivative litigation against directors and officers and may discourage or deter stockholders or management from bringing a lawsuit against directors and officers for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Additionally, although our bylaws designate the Court of Chancery of the State of Delaware as exclusive forum for adjudication, including certain litigation and derivative action, such provisions do not preclude the exclusive jurisdiction of the federal courts over all suits brought to enforce any duty or liability created by the Exchange Act of 1934 or the rules and regulations thereunder, nor the concurrent jurisdiction of federal and state courts over all such matters under Section 22 of the Securities Act of 1933. Moreover, the forum selection provisions herein does not apply to actions arising under the Securities Act or the Exchange Act.

ITEM 15 - RECENT SALE OF UNREGISTERED SECURITIES

On February 24, 2017, the Company filed a Form 10-12G pursuant to the Exchange Act of 1934 to register 20,000,000 shares of common stock. On September 17, 2019, the Company acquired, in a stock-for-stock exchange transaction, all the issued and outstanding shares of WSA Gold & Minerals, Inc., a Texas corporation (“WSA Gold”). WSA Gold is the owner of various mining properties in Nevada, New Mexico, and Arizona. As a result of the stock-for-stock exchange transaction, 85% of the Company’s shares was allocated to Mr. Ramirez, President, and sole shareholder of WSA Gold while Mr. Ogele retained 15% interest in the Company which allocation was memorialized in the Shareholders Agreement. See Exhibit 10.7 - Share Purchase and Merger Agreement. Mr. Ogele also stepped down as President and Director of the Company; Mr. Ramirez was elected President, CEO and Director while Mr. Ogele was elected Senior Vice President and Director of the Company. On April 27, 2020, the Company amended the Certificate of Incorporation raising the authorized common stock to 600,000,000 shares at $.0001 par value. Except as disclosed herein, the Company has not engaged in any other sale of unregistered securities.

CONTROL AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act). Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our principal executive officer and principal financial and accounting officer, as appropriate, to allow timely decisions regarding required disclosure.

As required by Rule 13a-15(e) of the Exchange Act, our management has carried out an evaluation, with the participation and under the supervision of our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2021. Based upon, and as of the date of this evaluation, our Chief Executive Officer and Chief Financial Officer determined that, because of the material weakness described below, our disclosure controls and procedures were not effective.

Management’s Annual Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. Internal control over financial reporting refers to the process designed by, or under the supervision of, our principal executive officer and principal financial and accounting officer, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, and includes those policies and procedures that:

(1)	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets;

(2)	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our management and directors; and

(3)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.

Our management evaluated the effectiveness of our internal control over financial reporting as of December 31, 2021. In making this evaluation, management used the framework established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring. Based on our evaluation, we determined that, as of December 31, 2021, our internal control over financial reporting was not effective due to the following material weakness:

●	We do not have sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements. To mitigate the current limited resources and limited employees, we rely heavily on the use of external legal and accounting professionals.

In order to cure the foregoing material weakness, we have taken or plan to take the following remediation measures

●	We intend to hire additional personnel with technical accounting expertise to further support our current accounting personnel. As necessary, we will continue to engage consultants or outside accounting firms in order to ensure proper accounting for our consolidated financial statements.

We intend to complete the remediation of the material weakness discussed above as soon as practicable, but we can give no assurance that we will be able to do so. Designing and implementing an effective disclosure controls and procedures is a continuous effort that requires us to anticipate and react to changes in our business and the economic and regulatory environments and to devote significant resources to maintain a financial reporting system that adequately satisfies our reporting obligations. The remedial measures that we have taken and intend to take may not fully address the material weakness that we have identified, and material weaknesses in our disclosure controls and procedures may be identified in the future. Should we discover such conditions, we intend to remediate them as soon as practicable. We are committed to taking appropriate steps for remediation, as needed.

All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Changes in Internal Controls over Financial Reporting

We regularly review our system of internal control over financial reporting and make changes to our processes and systems to improve controls and increase efficiency, while ensuring that we maintain an effective internal control environment. Changes may include such activities as implementing new, more efficient systems, consolidating activities, and migrating processes.

There have been no changes in our internal control over financial reporting during the fourth quarter of fiscal year 2021 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

With the exception of Franklin Ogele, Esq., a named expert in this Registration Statement, no expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Wall Street Acquisitions Corp or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. The Company engaged Franklin Ogele, Esq. to prepare the Prospectus on August 30, 2020.

EXPERTS

BC Borgers CPA PC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. BC Borgers CPA PC has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Franklin Ogele, Esq. has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements, or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On December 17, 2020, the Company changed accountants with the engagement of BF Borgers, Certified Public Accountants of 5400 W. Cedar Ave, Lakewood, CO 80226.

(i)       The former accountant did not resign, decline to stand for re-election or dismissed.

(ii)       The former accountant’s report for the prior two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)       The decision to change accountants was not recommended by an audit or a similar committee because the Registrant has no such committee.

(iv)       The decision to change accountant was approved by the board of directors

(v)       The Registrant has no disagreement whatsoever with the prior accountant. Registrant engaged new accountant and dismissed prior accountant on December 17, 2020 because former accountant’s affiliate provided bookkeeping services to Registrant.

FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Wall Street Acquisitions Corp

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Wall Street Acquisitions Corp as of December 31, 2021 and 2020, the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company’s auditor since 2020

Lakewood, CO

May 2, 2022

WALL STREET ACQUISITIONS CORP
AUDITED BALANCE SHEET

ASSETS	As of December 31, 2021	As of December 31, 2020
Current Assets
Cash and Cash Equivalents	241	115
Non- Current Assets
Mining Claims	18,430	18,430
Total Assets	18,671	18,545

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Due to Related Party	67,018	67,018
Promissory Note Payable	150,052	150,052
Accrued Expenses	13,957	12,957
Total Liabilities	231,028	230,028

STOCKHOLDER’S EQUITY
Preferred Stock $0.0001 par value, 20,000,000 shares authorized, not outstanding	—	—
Common Stock, 0.0001 par value, 20,000,000 authorized and issued as of December 31, 2018 600,000,000 authorized 133,333,333 issued and outstanding as of December 31, 2020	13,333	13,333
Additional Paid-in-Capital	7,925	(11,100)
Accumulated Deficit	(233,615)	(213,716)
Total Stockholder’s Equity	(212,357)	(211,483)

Total Liabilities and Stockholder’s Equity	18,671	18,545

The accompanying notes are an integral part of these financial statements

WALL STREET ACQUISITIONS CORP
AUDITED STATEMENT OF OPERATIONS

	For the years ended
	December 31, 2021	December 31, 2020

Revenues	0	0
Cost of Revenue	0	0
Gross Profit	0	0

Professional Fee	17,400	53,958
License Fee	0	0
Operating Expenses	2,499	5,022
Total Expenses	19,899	58,980

Loss Before Income Taxes	(19,899)	(58,980)

Income Tax Expense	0	0

Net Loss	(19,899)	(58,980)

Loss per share – Basic	(0.00015)	(0.00044)
Weighted Average Shares -
Basic and diluted	133,333,333	133,333,333

The accompanying notes are an integral part of these financial statements

WALL STREET ACQUISITIONS, CORP AUDITED STATEMENT OF CASH FLOWS

	For the years ended
	December 31, 2021	December 31, 2020
Net loss	(19,899)	(58,980)
Adjustments to reconcile net loss to net cash used in operating activities:
Due to Related Party	0	36,997
Accrued Expenses	1,000	1,507

Net cash used in operating activities	(18,899)	(20,475)

CASH FLOWS FROM INVESTING ACTIVITIES
	0	0
Net cash used in investing activities	0	0

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Stock	0	0
Change in Promissory Note Payable		19,590
Proceeds from Owner Contribution	19,025	0
Net cash provided by financing activities	19,025	19,590

Net increase in cash and cash equivalents	126	(885)
Cash and cash equivalents beginning of period	115	1,000
Cash and cash equivalents end of period	241	115

The accompanying notes are an integral part of these financial statements

WALL STREET ACQUISITIONS, CORP.

AUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2021

		COMMON	ADDITIONAL		TOTAL
		STOCK	PAID IN	ACCUMULATED	STOCKHOLDERS
	SHARES	AMOUNT	CAPITAL	DEFICIT	EQUITY

Balance at January 1, 2019	20,000,000	2,000	(1,439)	(16,218)	(15,657)
Issuance of Common Stock	113,333,333	11,333	(9,661)		1,672
Capital Contribution			0
Net Loss	—	—	—	(138,518)	(138,518)
Balance at December 31, 2019	133,333,333	13,333	(11,100)	(154,736)	(152,503)
Issuance of Common Stock		0			0
Capital Contribution			0
Net Loss	—	—	—	(58,980)	(58,980)
Balance at December 31, 2020	133,333,333	13,333	(11,100)	(213,716)	(211,483)
Issuance of Common Stock		0			0
Capital Contribution			0
Net Loss	—	—	—	(1,060)	(1,060)
Balance at March 31, 2021	133,333,333	13,333	(11,100)	(214,776)	(212,543)
Issuance of Common Stock					0
Capital Contribution			16,600
Net Loss	—	—	—	(16,469)	(16,469)
Balance at June 30, 2021	133,333,333	13,333	5,500	(231,245)	(212,412)
Issuance of Common Stock					0
Capital Contribution			2,320
Net Loss	—	—	—	(2,370)	(2,370)
Balance at September 30, 2021	133,333,333	13,333	7,820	(233,615)	(212,462)
Issuance of Common Stock					0
Capital Contribution			105
Net Loss	—	—	—	0	0
Balance at December 31, 2021	133,333,333	13,333	7,925	(233,615)	(212,357)

The accompanying notes are part of these financial statements

Wall Street Acquisitions, Corp

Notes to Financial Statements

For the Year ended December 31, 2021

1. Nature of Operations

Wall Street Acquisitions Corp (referred to herein as the “Company”) was incorporated on December 2, 2016 in the State of Delaware.

The Company operates as a mineral exploration business headquartered at located at 4440 S. Piedras Drive, Suite 205, San Antonio, Texas 78228. Its principal business activity is the acquisition, exploration, and development of mineral property interests in United States. The Company is considered to be in the exploration stage and substantially all of the Company’s efforts are devoted to financing and developing these property interests.

The Company is the owner of titles and/or deeds to several mineral properties in Nevada, New Mexico, and Arizona. There has been no determination whether the Company’s interests in unproven mineral properties contain mineral reserves, which are economically recoverable. However, the Company engaged the services of CJHx4 Consulting of Brookside Village, TX, a geological consulting firm which conducted a study of our mining properties and produced The National Instrument 43-101 Report (‘the “43-101 Report”) which established presence of gold mineralization. Under SEC standards, mineralization may not be classified as a “reserve” unless determination has been made that the mineralization could be economically produced or extracted at the time of the reserve determination. The term “economically” as used in the SEC’s New Mining Rules, means that profitable extraction or production has been established or analytically demonstrated in a feasibility study to be viable and justifiable under reasonable investment and market assumptions. The term “legally” as used in the New Mining Rules definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. Therefore, for a “reserve” to exist, we must have a justifiable expectation, based on applicable laws and regulations, that issuance of permits or resolution of legal issues necessary for mining and processing at a particular deposit will be accomplished in the ordinary course and in a timeframe consistent with our current mine plans. In accordance with the New Mining Rules, the terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource” used in herein are defined in the New Mining Rules. We cannot classify the mineral resources as “reserves.”

2. Going Concern

The financial statements have been prepared on a going concern basis. The going concern basis of presentation assumes that the Company will continue operations for the foreseeable future and will be able to realize its assets and discharge its liabilities and commitments in the normal course of operation.

The Company has incurred a net loss of $19,899 for the year ended December 31, 2021, and an accumulated deficit of $233,615). As an exploration stage entity, the Company has not yet commenced its mining operations and accordingly does not have any revenue. This casts substantial doubt on the Company’s ability to continue as a going concern unless it can begin to generate net profit and raise adequate financing.

The Company has been seeking additional debt or equity financing to support its operations until it becomes cash flow positive. There can be no assurances that action and plan such as above will be sufficient for the Company to continue operating as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts classified as liabilities that might be necessary should the Company be unable to continue in existence. These adjustments could be material.

3. Significant Accounting Policies

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The significant accounting policies followed in the preparation of these financial statements are as follows:

Mineral Properties and Exploration and Development Costs

The costs of acquiring mineral properties are capitalized at the date of acquisition. After acquisition, various factors can affect the recoverability of the capitalized costs. If, after review, management concludes that the carrying amount of a mineral property is impaired, it will be written down to estimated fair value. Exploration costs incurred on mineral properties are expensed as incurred. If and when we enter the development stage, development costs incurred on proven and probable reserves will be capitalized. Additionally, if and when we commence production, associated costs will be capitalized and amortized using the unit-of-production method over the estimated life based on proven and probable reserves (which exclude non-recoverable reserves and anticipated processing losses). When the Company receives an option payment related to a property, the proceeds of the payment are applied to reduce the carrying value of the exploration asset.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

An impairment of mine is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral properties. Impairment losses, if any, are measured as the excess of the carrying amount of the mineral properties over its estimated fair value.

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company expenses all mineral exploration costs as incurred as it is still in the exploration stage and has not commenced any operations. If the Company identifies proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established.

When a property reaches the production stage, the related capitalized costs are amortized on a units-of-production basis over the proven and probable reserves following the commencement of production. The Company assesses the carrying costs of the capitalized mineral properties for impairment under ASC 360-10, “Impairment of long-lived assets”, and evaluates its carrying value under ASC 930-360, “Extractive Activities - Mining”, annually.

To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all exploration costs are being expensed.

Foreign Currency Translation

The Company has no foreign operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Some of the Company’s more significant estimates include those related to going concern, collectability of receivables, and the fair value of stock-based compensation and other equity instruments. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

 Comprehensive Income

The Company follows the guidance in ASC 220, Comprehensive Income. ASC 220 establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income is presented in the statements of changes in stockholders’ deficit and consists of foreign currency translation adjustments. ASC 220 requires only additional disclosures in the financial statements and does not affect the Company’s financial position or results of operations.

Fair Value of Financial Instruments

In accordance with ASC 820, Fair Value Measurement, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Fund. Unobservable inputs reflect the Company assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 -	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 -	Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 -	Inputs to the valuation methodology are unobservable and significant to the fair value.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740, Income Taxes. Deferred tax assets and liabilities are recorded for differences between the financial statements and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

Stock-based Compensation

The Company accounts for Stock-Based Compensation in accordance with ASC 718, Compensation – Stock Compensation. ASC 718 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. ASC 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. ASC 718 requires that the compensation cost relating to share-based payment transactions be recognized in the financial statements measured based on the fair value of the equity or liability instruments issued, when granted in exchange for employee services.

Awards granted to non-employees fall under ASC 505-50 and are recognized based on the fair value of the goods or services received or the equity instruments, whichever is more reliable.

Net Earnings (Loss) Per Share

The Company accounts for earnings (loss) per share pursuant ASC 260, Earnings Per Share, which requires disclosure on the financial statements of “basic” and “diluted” earnings (loss) per share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. The weighted average number of shares outstanding has been adjusted for the effects of stock dividends, stock splits, and reverse stock splits.

There were no dilutive financial instruments for the years ended December 31, 2021 and 2020.

Recent Accounting Pronouncements

The below recent accounting pronouncements were adopted during the year ended December 31, 2021:

● “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting” (ASU 2017-09) was issued in May 2017. This update provides clarity and reduces both diversity in practice, cost, and complexity when applying the guidance in Topic 718, Compensation - Stock Compensation, to a change to the terms or conditions of a share-based payment award. This standard was effective for annual periods beginning after December 15, 2017. The adoption of ASU 2017-09 did not have an impact on the Company’s financial statements.

● “Statement of Cash Flows (Topic 230)” (“ASU 2016-15”) was issued during August 2016. ASU 2016-15 is intended to reduce the diversity in practice regarding how certain transactions are classified within the statement of cash flows. ASU 2016-15 is effective for public business entities for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows, Restricted Cash (Topic 230)” (“ASU 2016-18”), which requires the inclusion of restricted cash with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. ASU 2016-15 and ASU 2016-18 were both effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years, provided that all of the amendments are adopted in the same period. The amendments were applied using a retrospective transition method to each period presented. The adoption of ASU 2016-15 did not have an impact on the Company’s financial statements.

● In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments—Overall: Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). This standard affects the accounting for equity instruments, financial liabilities under the fair value option and the presentation and disclosure requirements of financial instruments. In February 2018, the FASB issued ASU 2018-03, “Technical Corrections and Improvements to Financial Instruments (Subtopic 825-10) – Recognition and Measurement of Financial Assets and Financial Liabilities”. This update was issued to clarify certain narrow aspects of guidance concerning the recognition of financial assets and liabilities established in ASU No. 2016-01, ”Financial Instruments—Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities”. This includes an amendment to clarify that an entity measuring an equity security using the measurement alternative may change its measurement approach to a fair valuation method in accordance with Topic 820, Fair Value Measurement, through an irrevocable election that would apply to that security and all identical or similar investments of the same issued. The update is effective for fiscal years beginning after December 15, 2017 and interim periods within those fiscal years beginning after June 15, 2018. The adoption of ASU 2016-01 did not have an impact on the Company’s financial statements.

● In February 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-03, Technical Corrections and Improvements to Financial Instruments – Overall (Subtopic-10): Recognition and Measurement of Financial Assets and Financial Liabilities to clarify codification and to correct unintended application of the guidance. The Company adopted this pronouncement concurrently with the adoption of ASU 2016-01. The adoption of this update had no impact on the Company’s financial statements.

The following are recent accounting pronouncements, which may have an impact on the Company’s future financial statements:

● “Leases” (ASU 2016-02) was issued during February 2016. This update will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosure about the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual and interim periods beginning after December 15, 2018. The adoption of ASU 2016-02 will not have an impact on the Company’s financial statements.

● In June 2016, the FASB issued ASU 2016-13, “Measurement of Credit Losses on Financial Instruments”, amended in November by ASU 2018-19, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses,” which introduces the current expected credit losses model in the estimation of credit losses on financial instruments. This update is effective retrospectively for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years, with early adoption being permitted for fiscal years beginning after December 15, 2018. The Company plans to adopt this ASU on January 1, 2023.

● “Compensation - Stock Compensation (Topic 718): Scope of Modification Accounting.” (“ASU 2017-09”) Issued in May 2017, ASU 2017-09 amends the scope of modification accounting for share-based payment arrangements and provides guidance on the types of changes to the terms or conditions of share-based payment awards to which an entity would be required to apply modification accounting. The new guidance will allow companies to make certain changes to awards without accounting for them as modifications. It does not change the accounting for modifications. ASU 2017-09 is effective for annual reporting periods beginning after December 15, 2017, with early adoption permitted, including adoption in any interim period for which financial statements have not yet been issued. The Company does not expect that the adoption of ASU 2017-09 will have a material impact on the Company’s financial statement.

● In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic: 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (ASU 2018-13). FASB issued the update to modify the disclosure requirements in Topic 820. ASU 2018-07 will be effective for public companies for fiscal years beginning after December 15, 2018 including interim periods.

The Company continues to evaluate the impact of these ASU’s on its financial statements.

4. Mineral Property Interest

				Acquisition
				Date by	Purchase
	Mines	Location	County	the Company	Amount

1	Yellow Aster Flats	Tonopah, Nevada	Esmeralda	9/17/2019	$1,776.00

2	Fat Mules Flats	Tonopah, Nevada	Esmeralda	9/17/2019	$770.00

3	Cobin	Tonopah, Nevada	Esmeralda	9/17/2019	$929.00

4	Jasper	Tonopah, Nevada	Esmeralda	9/17/2019	$3,316.00

5	Barracks Nine	Tonopah, Nevada	Esmeralda	9/17/2019	$1,100.00

6	Eclipse	Tonopah, Nevada	Esmeralda	9/17/2019	$1,501.00

7	Fortuna	Tonopah, Nevada	Esmeralda	9/17/2019	$1,625.00

8	Purple Heart	Buckhorn, New Mexico	Grant	9/17/2019	$1,439.00

9	Blackmoor	Buckhorn, New Mexico	Grant	9/17/2019	$2,025.00

10	New River	La Paz, Arizona	La Paz	9/17/2019	$3,950.00

	Total	As of December 31, 2021			$18,430.00

Mine 1 – Yellow Aster

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found the Yellow Aster Mine Property located in Tonopah, Nevada in Esmeralda County.

Mine 2 – Fat Mule Flats

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Fat Mules Flats Mine Property located in Tonopah, Nevada in Esmeralda County.

Mine 3 – Cobin

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Cobin Mine Property located in Tonopah, Nevada in Esmeralda County.

Mine 4 – Jasper

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Jasper Mine Property located in Tonopah, Nevada in Esmeralda County.

Mine 5 – Barracks Nine

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Barracks Nine Property located in Tonopah, Nevada in Esmeralda County.

Mine 6 – Eclipse

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Eclipse Mine Property located in Tonopah, Nevada in Esmeralda County.

Mine 7 – Fortuna

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Fortuna Mine Property located in Tonopah, Nevada in Esmeralda County.

Mine 8 – Purple Heart

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found the Purple Heart Mine Property located in Buckhorn, New Mexico, in Grant County.

Mine 9 – Blackmoor

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the Blackmoor Mine Property located in Buckhorn, New Mexico, in Grant County.

Mine 10 – New River Mine

Pursuant to the Purchase and Merger Agreement of September 17, 2019, the Company acquired an undivided one hundred percent (100%) interest and deed in and to certain mineral interests found in the New River Mine Property located in Laz Paz, Laz Paz County, Arizona.

5. Advances From Stockholders

Advances from stockholders was $67,018 for December 31, 2021 and $67,018 for December 31, 2020.

6. Due On Mineral Rights Acquisitions

N/A

7. Income Taxes

Reconciliation of the income tax expense / (benefit) computed at the U.S. Federal income tax rate to the Company’s reported income tax expense / (benefit) for the year ended December 31, 2021 and December 31, 2019 is as follows:

	For year ended
	December 31, 2021	December 31, 2020

Profit / (loss) from operations before income tax	$(19,899)	$(58,980)
Income tax rate	21%	21%
Income tax expense at the U.S Federal tax	(4,179)	(12,386)
Adjustments to derive effective tax rate:
Non-deductible stock bases compensation	—	—
Other non-deductible expenses	—	—
Foreign rate differentials	—	—
State and local net of federal benefit	—	—
Valuation allowance	4,179	12,386
Income tax (benefit) / expenses	—	—

The ultimate realization of deferred tax assets depends primarily on the Company’s ability to generate sufficient timely future income of the appropriate character in the appropriate taxing jurisdiction.

On December 31, 2021, Company has no unrecognized tax benefits.

 The significant components of deferred tax assets and liabilities are as follows:

	For year ended
	December 31, 2021	December 31, 2020
Deferred tax assets
Net income / (loss)	(19,899)	(58,980)
Deferred tax liability	—	—
Net deferred tax assets	(4,179)	(12,386)
Less: Valuation allowance	4,179	12,386
Deferred tax asset - net valuation allowance	—	—

As of December 31, 2021 the Company has an accumulated deficit or net operating loss carryover of approximately $19,899 available to offset future income for income tax reporting purposes, which will expire in various years through 2037, if not previously utilized. However, the Company’s ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section 382.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period January 1, 2021 to December 31, 2021, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Delaware state jurisdiction. We are not currently involved in any income tax examinations.

8. Capital Stock

a) Common Stock

On September 30, 2020, the Company issued 113,333,333 common stock to Jimmy Ramirez and 20,000,000 shares of common stock to Franklin Ogele to reflect the terms and ratio of ownership of the Company per the September 17, 2019 Share Purchase and Merger Agreement.

b) Stock To Be Issued

NONE

c) Preferred Stock

NONE

d) Stock-Based Compensation

NONE

9. Related Party Transactions and Balances

The stockholders of the Company advanced $67,018 and $67,018 towards operating expenses on behalf of the Company for the year ended December 31, 2021 and December 31, 2021 respectfully; the stockholders will be reimbursed the amount in due course.

Payable to Related Parties:

	December 31,	December 31,
	2021	2020

Payable to Stockholders	$67,018	$67,018

Total Payable to Related Parties	$67,018	$67,018

10. Financial Instruments

Fair Values

The Company’s financial instruments consist of cash, accounts receivable, notes receivable, accounts payable and accrued liabilities, dividends payable, and amounts due on mineral rights acquisition. The fair values of these financial instruments approximate their carrying values due to the short-term maturity of these instruments. There were no transfers of financial instruments between Levels 1, 2, and 3 during the years ended December 31, 2021 and 2020.

Foreign Currency Risk

NONE. The Company has no foreign operations.

Concentration of Credit Risk

Concentration of credit risk is the risk of loss in the event that certain counterparties are unable to fulfill its obligations to the Company. The Company limits its exposure to credit loss on its cash by placing its cash with high credit quality financial institutions. The Company does not have any cash in excess of federally insured limits.

Liquidity Risk

Liquidity risk is the risk that the Company’s cash flows from operations will not be sufficient for the Company to continue operating and discharge is liabilities. The Company is exposed to liquidity risk as its continued operation is dependent upon its ability to obtain financing, either in the form of debt or equity, or achieving profitable operations in order to satisfy its liabilities as they come due.

Market Risk

Market risk is the risk that fluctuations in the market prices of minerals will impact the Company’s future cash flows. The Company is exposed to market risk on the price of gold, which will determine its ability to build and achieve profitable operations, the amount of exploration and development work that the Company will be able to perform, and the number of financing opportunities that will be available. Management believes that it would be premature at this point to enter into any hedging or forward contracts to mitigate its exposure to specific market price risks.

11. Segmented reporting

The Company only has one reportable segment, its acquisition, exploration, and development of mineral property interests in United States. All of the mineral properties are located in United States.

12. Subsequent events

In accordance with FASB ASC 855-10, Subsequent Events, the Company has analyzed its operations subsequent to December 31, 2021 to the date these consolidated financial statements were issued and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

ITEM 5. OTHER INFORMATION

(a) Not applicable.

(b) Item 407(c)(3) of Regulation S-K:

During the quarter covered by this Report, there have not been any material changes to the procedures by which security holders may recommend nominees to the Board of Directors.

ITEM 16. EXHIBITS

Exhibit No. Description of Exhibits

3.1	Original and Amended Certificate of Incorporation as filed on August 4, 2021 as filed on October 12, 2021.

3.2	Amended Bylaws of Wall Street Acquisitions Corp as filed on August 4, 2021 as filed on October 12, 2021.

5.1	Opinion of Franklin Ogele, P.A. as to the legality of the securities being registered dated July 15, 2022 filed herein.

10.1	Loan Agreements between CJHX4 Consulting and the Company dated September 30, 2019 and September 9, 2020 respectively as filed on August 4, 2021 as filed on October 12, 2021.

10.2	Loan Agreements with Jimmy Ramirez, Global Mortgage Banking, Franklin Ogele and the Company dated June 30, 2021 as filed on August 4, 2021 as filed on October 12, 2021.

10.3	Employment Agreement with Jimmy Ramirez dated September 30, 2020 as filed on August 4, 2021 as filed on October 12, 2021.

10.4	Employment Agreement with Franklin Ogele dated September 30, 2020 as filed on August 4, 2021 as filed on October 12, 2021.

10.5	Shareholders Agreement dated September 30, 2020 as filed on August 4, 2021 as filed on October 12, 2021.

10.6	Shareholders Lock Up Agreement dated July 31, 2021 as filed on August 4, 2021 as filed on October 12, 2021

10.7	Share Purchase and Merger Agreement dated September 17, 2019 as filed on August 4, 2021 as filed on October 12, 2021.

10.8	Form of Subscription Agreement as filed on August 4, 2021 as filed on October 12, 2021.

23.1	Consent of Independent Registered Public Accounting Firm filed herein.

23.2	Consent of Counsel (included in 5.1 above).

23.3	Consent of Geological Firm, CJHx4 Consulting, Houston, TX as filed on October 12, 2021.

23.4	Consent of Former Accountant, AJSH & Co. LLP as filed on May 5, 2022.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)To file, during any period in which offers, or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at 4440 S. Piedras Drive, Suite 205, San Antonio, TX 78228, on August 31, 2022.

WALL STREET ACQUISTIONS CORP

By:	/s/ Jimmy Ramirez
	Name:	Jimmy Ramirez
	Title:	President / Director
(Principal Executive Officer)

By:	/s/ Franklin Ogele
	Name:	Franklin Ogele
	Title:	Director / CFO/Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jimmy Ramirez
Jimmy Ramirez	President, /Director (Principal Executive Officer)	August 31, 2022

/s/ Franklin Ogele
Franklin Ogele	Director/ CFO/ Principal Accounting Officer	August 31, 2022